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Notice of 2024 Annual Meeting of Shareholders & Proxy Statement

Challenging today. Reinventing tomorrow.

Notice of 2024 Annual Meeting of Shareholders & Proxy Statement
At Jacobs, we make the world smarter, more connected and more sustainable.

CEO’s Message

FY23 notable recognition

  Received the World Environment Center’s prestigious 2023 Gold Medal Award recognizing our sustainability transformation.

  Placed on Dow Jones Sustainability World Index 2022 and CDP’s A List for Climate for the first time.

  Ranked N° 1 on Engineering News-Record (ENR)’s list of Top 500 Design Firms for the sixth consecutive year, and N° 1 on ENR’s Top 50 Program Management Firms for the third consecutive year.

  Awarded five-star leader rating for climate & ESG impact by Environment Analyst in 2023.

  Named on Forbes’ The World’s Top Female-Friendly Companies 2022.

  Received a prestigious “Gold” 2023 Brandon Hall Group HCM Excellence Award for our global CEO Leadership Roundtable program.

Fellow shareholders,

I was honored to assume the role of CEO in January. Drawing from my 16 years with Jacobs, my aim as CEO is to build upon the remarkable progress being made to diversify our capabilities and offerings, thereby expanding opportunities and value for our clients, our shareholders and our people. Since January, I’ve valued the opportunity to continue to connect with many of our stakeholders, visiting projects and offices around the globe. I continue to be inspired by our work providing solutions and outcomes which are having a positive impact in the world for the future.

A dynamic business for a changing world

Universally, our clients are being asked to do more, faster and with less, whether it be managing skills shortages, tighter budgets or supply chain limitations, all while navigating global climate change and complex geopolitical conditions. We’re seeing larger, more multifaceted projects across key sectors aligned to critical infrastructure and sustainability. Anticipating the global mega trends most important to our clients, we’re leveraging the science-based, deep domain experience we’ve gained over decades to solve complex challenges around climate response, social value, resource constraints, cybersecurity, data and technology.

With the transformational moves within our portfolio in the sectors we serve, I firmly believe this is the time for us to capitalize on opportunities to lead our industry, while optimizing and streamlining our business to accelerate organic growth.

As we work on some of the most critical infrastructure projects around the world, we’re positively advancing what thoughtful, quality and nature positive infrastructure can do to support our communities in the future and how we can help promote equitable systems.

Solutions for a better future

Our strategy is taking Jacobs to new levels of success by focusing on three significant growth accelerators — climate response, data solutions, and consulting & advisory services. Climate change is the biggest global disruptor of our time, and the way it impacts people’s everyday lives speaks to the importance of how we act now and plan for the future. Our climate response accelerator is focused on end-to-end solutions that we co-create with our clients in energy transition, decarbonization, adaptation & resilience, and regenerative & nature-based climate solutions.

We’re helping clients navigate the future around clean, secure, affordable energy supply, decarbonization, electrification demand and decentralization. Opportunities around clean energy and utility grid infrastructure upgrades continue to expand — as reflected by our work with National Grid in the U.S. and the U.K., SuedLink in Germany, Fortescue Future Industries globally, and one of the largest offshore wind ports in the U.S., the South Brooklyn Marine Terminal. In addition, we’re designing, engineering and delivering electric vehicle (EV) and battery manufacturing facilities for four of the largest EV manufacturing plants in the U.S., and helping transit agencies, municipalities and state transportation departments electrify and green their fleets. With the U.S. CHIPS Act and similar legislative drivers, we’re capturing aligned opportunities in semiconductors, particularly in the U.S., Europe and the Middle East, as the world reshapes global supply chains. We’re also partnering with the world’s leading Life Sciences firms to advance transformative treatments and therapies — delivering advanced manufacturing facilities that positively impact people’s lives and shape a better tomorrow.

Climate change, compounded by population growth, water scarcity and vulnerability to natural hazards, has increased the need for integrated, scalable solutions for resilient water resources. From coastal protection and ecosystem restoration to OneWater planning, where we take a holistic view across the entire water cycle, we support some of the largest programs globally — like our work with the Las Virgenes-Triunfo Pure Water Project and Singapore Public Utilities Board.

ii	| 2024 Proxy Statement

Our continued focus on data solutions is crucial to supporting these projects. We’re investing in big data, artificial intelligence (AI) and generative design while building a technology backbone that enables us to add value in a more efficient way. We’re developing proprietary solutions and also working in partnership with Palantir to develop smart algorithms and create a consistent and scalable product that connects predictive AI modeling with day-to-day operations and process optimization for clients. We’re using our digital products, Aqua DNA and Intelligent O&M, to assist the City of Wilmington, U.S., to reduce chemical and energy consumption and make positive environmental impact through smarter deployment of preventative maintenance activities.

Our majority investment in PA Consulting is also proving highly successful with synergies in our consulting & advisory services accelerating opportunities in multiple sectors as we discover new opportunities that deploy our complementary strengths. Together, we’re providing strategic management and technical services to The Copenhagen Metro, one of the most advanced public transport systems in Europe.

Our transformation trajectory

We also reached an important milestone in our journey to become a more streamlined and higher value company focused on addressing critical infrastructure, advanced manufacturing and sustainability challenges. In November 2023, we entered into a definitive agreement to spin-off and combine our Critical Mission Solutions and Cyber & Intelligence government services businesses with Amentum to create a new, publicly-traded player in the government services sector positioned to address many of the world’s most complex and critical challenges. I’ve seen firsthand the world-class innovation and problem-solving our CMS and C&I teams have brought to Jacobs, and I am excited for the great opportunities ahead.

Our transformational journey would not have been possible without our experienced and highly engaged Board of Directors. We recently welcomed our newest members to the Board, Julie Sloat and Louis Pinkham. With more than 60 years’ experience between them across business, technology manufacturing and energy transition, they bring a track record of scaling ground-breaking products and services, developing organizations, and building cross-industry, strategic partnerships.

In July 2022, we welcomed Claudia Jaramillo as Executive Vice President, Strategy and Corporate Development. Claudia played an important role, alongside then CFO Kevin Berryman, on the issuance of our first-ever Sustainability-Linked Bond in February 2023 and, in August 2023, she transitioned into her new role as Chief Financial Officer. Her record of leadership and operational execution ideally positions her to serve in this role to further advance our strategy.

As a key member of our executive leadership team since 2014, Kevin has been instrumental in transforming Jacobs into a higher growth, higher value technology-enabled solutions provider. During his tenure, Kevin has been a proactive partner in forming and implementing our strategies and has driven strong financial performance focused on disciplined cost control, robust cash flow generation and effective capital deployment, in addition to demonstrating committed leadership to our cultural transformation.

I want to thank Kevin for his dedication to the CFO role and the entire Company and I look forward to continuing to work with him as he provides strategic insights to the long-term vision of both independent Jacobs and independent CMS. It’s noteworthy that in Jacobs’ 76 years as a company, we’ve seen only five CEOs and four CFOs, which speaks volumes to our stability in a dynamic world.

Empowering our people

To provide the best talent to deliver for our clients we must be the best place our people want to work and build a career. At Jacobs, our aim is to create an environment that supports our Employee Value Statement — A World Where You Can! This is our commitment to our broadly diverse employees to support them in being their best self and to give them opportunity to continually learn and grow. As part of our Culture of Caring, we promote agile careers to enable our people to develop new skills and unlock career opportunities across our business. Our successful and award-winning programs for our graduates, interns and apprentices, our leadership development programs and other learning opportunities also empower our people to be their best for our clients. In addition, our global wellbeing programs, tools and benefits integrate physical, mental, financial and social wellbeing, to help our people thrive. We know that the better and more inclusive our team is around the globe, the better we will be in bringing innovative solutions to our clients.

More growth on the horizon

With the major government funding commitments such as the U.S. Infrastructure Investment and Jobs Act, the Inflation Reduction Act and similar mechanisms in the European Union and beyond, the increasing prevalence of climate response and digital enablement is driving a once-in-a-generation opportunity to deliver transformational change to the communities we serve. With our global talent base, we believe we can modernize critical infrastructure across higher margin markets — enjoying additional market-share — with efficient, automated, sustainable and resilient solutions that help mitigate the climate crisis and deliver connected, secure and smart infrastructure through a lens of social equity and inclusivity.

At Jacobs, we set the standards for what’s possible and we have the capability to bring together the best minds in the industry. We have remained dynamic and agile, delivering for our clients, and evolving into a company of more than 60,000 talented teammates who are united by the purpose of creating a more connected, sustainable world. I would like to thank all our people for their passion and commitment to supporting our clients and delivering the best solutions to drive a positive impact in the world. I’m excited about this next chapter in our transformation and our ability to turn ideas into meaningful, positive outcomes that bring benefits to all our stakeholders.

Bob Pragada

Chief Executive Officer

2024 Proxy Statement |	iii

Our client solutions

To help us challenge the accepted and shape the new standards our future needs, our three growth accelerators — Climate Response, Data Solutions and Consulting & Advisory services — create connections between the global market trends, our client solutions and our company purpose.

We engage at every stage of the challenge. Unlocking the possibilities to produce outcomes and solutions for the world’s most challenging issues and critical infrastructure — helping our clients ensure people are connected, have clean energy and water, live in a secure environment, have access to life enhancing therapies and more. Across our sectors, we bring deep capability in high-capacity, fast-ramp projects and more than 50 years of integrated major program delivery experience to support our clients’ most complex needs.

Advanced Manufacturing

We’re delivering four of the largest electric vehicle (EV) manufacturing plants in the U.S.; helping transit agencies, municipalities and state transportation departments win, plan and deploy EV infrastructure funding or other incentives through significant Acts in the U.S. and EU; and we’re also delivering across all aspects of the EV future — from planning fleet transitions to building charging infrastructure and battery manufacturing plants. We’re designing the facilities and managing construction for multiple site locations across North America and Europe to expand manufacturing capacity for sustainable EV batteries.

We’re capturing unprecedented growth in semiconductors design and construction management in the U.S. and Europe. Ranked No.1 by Engineering News Record for Semiconductors, we’re currently designing semiconductor projects in the U.S., Europe and Middle East.

We’re partnering with some of the world’s largest technology and data center providers to address critical sustainability and carbon neutrality challenges and driving innovation with renewable power and water technologies.

Cities & Places

Jacobs is a key player in the design and delivery of major programs that bring the Saudi Vision 2030 of economic transformation through the delivery of social infrastructure. Working with JASARA we are providing project and construction management consultancy services for THE LINE, NEOM Company’s (NEOM) linear and cognitive city under development in the northwest of Saudi Arabia. THE LINE will play a leading role in NEOM’s aim of establishing itself as a new destination for global tourism, industry and innovation.

We’re facilitating urban transformation, including leading a master planning engagement in New York City to explore the transformation of Rikers Island from a jail complex into a wastewater resource recovery and renewable energy hub.

We continue supporting the U.S. Department of State Bureau of Overseas Buildings Operations by providing program-level process- and procedure-improvement support, existing facilities surveys and analyses, and other project-specific support.

Energy & Environment

We’re accelerating contaminated sediment clean-ups for environment and infrastructure projects, addressing and mitigating risks to public health, welfare and environment by supporting the U.S. Environmental Protection Agency’s ambitious goals of cleaning up and restoring 22 out of 25 remaining Great Lakes Areas of Concern by 2030.

Through an Engineering Partnering Agreement, we’re supporting Fortescue Future Industries on a variety of decarbonization projects across its global ammonia, green hydrogen and renewable energy project portfolio spanning 25 countries.

Supporting renewable, new energy technology, security and energy resiliency efforts, we completed the underground engineering for the HDD company, the design-build contractor, for Oregon State University’s PacWave South commercial-scale, ocean wave energy testing facility — the first pre-permitted, full-scale test facility for wave energy devices in the U.S.

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We’re designing a new integrated mental health complex in Western Sydney to provide vital mental health care services to a fast-growing population in Australia.

Building on a more than 15-year relationship with National Grid, under a new General Management Consultancy Framework we’re supporting the energy utility’s business service operations needs in the U.S. and U.K.

We’re leading and managing the 10-year renovation of the S Concourse at Seattle-Tacoma International Airport, U.S., to modernize the 50-year-old concourse. Our strategic advisory services will drive sustainable solutions to support Pacific Northwest’s tourism and business gateway.

Health & Life Sciences

We’re delivering design, construction support and commissioning, qualification and validation for a greenfield monoclonal antibody manufacturing facility. The project uses sustainable design elements and digital design replication to execute a flexible facility that can reduce the time to get products to patients in need.

We provided construction management services to support the development of WuXi Biologics’ 26-hectare biomanufacturing facility, in Ireland, that incorporates leading-edge technology optimized for the flexible production of diverse drugs. Now in final stage qualification to deliver lifesaving drugs to patients, the facility won the Industrial (over €10m) Category of the 2023 Irish Construction Excellence Awards and was the 2023 operations category winner for the International Society of Pharmaceutical Engineering’s Facility of the Year Awards.

Transportation

We’re helping to deliver the U.K.’s Transpennine Route Upgrade — this transformative, major program of railway improvements will provide better, faster, more sustainable journeys to passengers traveling across the route spanning 70 miles and 23 stations.

Using Jacobs’ Streetlight Data Software-as-a-Service offering, we’re helping transportation agencies make better decisions: From aiding cycling and active transport planning, identifying road safety hotspots and solutions, to diagnosing the infrastructure needed to boost equitable access. In the U.S., we’re helping the New Jersey Department of Transportation to study the benefits of marine highways to improve the resiliency of the freight network and support the state’s carbon emission reduction efforts.

In Denmark, we’re also collaborating with PA Consulting to provide research and strategic management advice to support the operation and maintenance of The Copenhagen Metro as it continues to deliver modern, future-ready services.

Part of the innovative Strategic Pipeline Alliance, the biggest drinking water grid program in the U.K. in a generation, we’re supporting Anglian Water’s key strategic aims to make the East of England resilient to the risks of drought and flooding and to be a net-zero carbon business by 2030.

Water

We’re providing construction management and design support services for New Zealand’s Central Interceptor, the supersized wastewater tunnel, which will play a crucial role in ensuring cleaner waterways in central Auckland and future-proof the wastewater infrastructure for the city’s growing population.

We’re actively introducing our advanced digital solutions to our clients across the globe. Notably, our collaboration with the City of Wilmington, U.S., stands out as a prime example of our commitment to driving positive change. In Wilmington, Aqua DNA and Intelligent O&M play a pivotal role in their journey towards risk reduction, enhanced plant operations, waste and energy conservation and a transformative shift towards a net-zero energy footprint. Aqua DNA supports the city with real-time data through smart sensors, while Intelligent O&M delivers direct, predictive guidance to frontline Operations & Maintenance (O&M) staff.

We’re providing program management, owners engineering services and strategic funding advisory services to Inland Empire Utilities Agency for a major regional water management program that will incorporate indirect potable reuse to create a more sustainable, drought-resilient local water supply in one of the largest groundwater storage basins in southern California, U.S. •

2024 Proxy Statement |	v

At Jacobs we’re invested in creating a more equitable society and a lasting legacy; we do things right, striving to leave our planet and our communities better than we found them.

Aligned with the United Nations (UN) Sustainable Development Goals (SDGs), PlanBeyond® is our approach to integrating sustainability throughout our operations and client solutions — planning beyond today for a more sustainable future for everyone. We’ve invested in a portfolio focused on creating positive social and economic impacts, while protecting our environment and improving resilience.

Our climate response

Climate response is one of three core accelerators in our company strategy and our Climate Action Plan (updated in FY22) sets out our climate mitigation and adaptation commitments.

Our key ambitions focus on driving positive impact through our operations and client solutions — including achieving net zero across the value chain by 2040 and contributing to the UN SDGs across all of our solutions by 2025.

Our ESG Disclosures Report shares our Environmental, Social and Governance (ESG) performance, reported in alignment with the Sustainability Accounting Standards Board framework and informed by Global Reporting Initiative standards.

Our net-zero targets are approved by the Science Based Targets initiative, and our carbon neutrality status is in line with the international standard PAS 2060. Detailed in our Carbon Neutrality Commitment, we achieved 100% low-carbon electricity, and we became carbon neutral for our operations and business travel in 2020. We continue to maintain these commitments. Our suite of digital tools is enabling us to streamline our ESG data gathering, calculations and analytics.

In FY23, Jacobs launched our inaugural Sustainability Linked Bond (SLB) which further reflects our industry leadership and commitment to incorporating sustainability into the company’s financing strategy. The SLB’s performance is underpinned by two Key Performance Indicators, one that is linked to gender equality and reduced inequalities (UN SDG 5 and UN SDG 10) and the other to climate action (UN SDG 13).

In FY22, we saw a 61% reduction in total value chain greenhouse gas (GHG) emissions (Scope 1, Scope 2 market-based and Scope 31) to 130,232 tCO2e, from a proforma FY19 baseline that reflects our acquisitions. Our net GHG emissions for Scopes 1 and 2 and Scope 3 business travel after the application of energy attribute certificates (Scope 2 market-based) and carbon offsets for FY22 is zero. Third party verified data for FY23 will be issued in FY242.

We commit that 65% of our suppliers by spend, covering purchased goods and services, will have science-based targets by 2025.

Industry-leading ESG status (FY23)

Placed on Dow Jones Sustainability World Index 2022.

Placed on CDP’s “A List” for Climate in 2022.

Gold medal in the EcoVadis Sustainability Ratings 2022.

Sustained ISS Prime Status for our ESG corporate rating.

Received the World Environment Center’s prestigious 2023 Gold Medal Award recognizing our international corporate achievement in sustainable development.

Awarded five business achievement awards for our environmental industry leadership and social contributions in 2022 from Environmental Business International.

Jacobs’ Executive Chair of the Board of Directors and former CEO Steve Demetriou received the Individual Leadership Award at the Climate Registry’s Climate Leadership Awards.

Environment Analyst awarded five-star leader rating for climate & ESG impact.

Jacobs’ Senior Vice Pre\sident, Office of Global Climate Response & ESG Jan Walstrom was also named Sustainability Leader of the Year in Environment Analyst’s Sustainability Consulting Awards 2023.

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Supporting efforts to catalyze a step-change in climate response ambitions for business, we joined The Climate Pledge, a commitment by companies to reach net-zero carbon emissions by 2040 — a decade ahead of the Paris Agreement’s goal of 2050.

As our business shifts, so do our sustainability ambitions. In FY24, we’ll continue to adapt and pivot our PlanBeyond approach to ensure we continue to drive positive impact by channeling our expansive capabilities in resilient, inclusive infrastructure, clean water, clean energy, social value and beyond.

Our global communities

Consistent with our values, every year we invest in local communities not only where our employees live and work, but globally, collaborating with charities and not-for-profit organizations to make a positive impact.

Through CollectivelySM, our global giving and volunteering program, employees can support eligible charities with Jacobs matching donations to a certain level, request a company donation to a charity of their choice that is aligned with our values and strategic causes, and receive paid volunteer time and rewards.

In FY23, through Collectively, together we supported communities devastated by the continuing war in Ukraine and events including the earthquake in Türkiye and Syria. We also supported organizations including Team Rubicon, a veteran-led humanitarian organization serving global communities before, during, and after disasters and crises.

We joined companies around the world in signing the Ukraine Business Compact 2023 — a declarative statement of international business support for Ukraine’s recovery.

Twelve Jacobs employees participated in our 15th Bridges to Prosperity bridge build, constructing a footbridge in Rwanda, that now provides over 2,700 local community members with year-round safe passage.

Our annual Water for People campaign raised more than $230,000 in corporate and employee funds to create local water and sanitation utilities around the globe.

Around the world, our people deliver a science, technology, engineering, arts and mathematics (STEAM) education and engagement program that supports our commitment to equality, inclusion and diversity. The Butterfly Effect is designed to enable young people to develop the knowledge and understanding they need to put sustainability at the heart of everything they do.

Delivering our Action Plan for Advancing Justice and Equality

Our Action Plan for Advancing Justice and Equality focuses on advancing Black and historically underrepresented employees and contributing to structural change in broader society. We continue to work toward our five-year target of investing $10 million by mid-2025 to support targeted charitable donations, further STEAM outreach efforts to historically underrepresented groups, increase our support of diverse suppliers, and strengthen our commitment to developing and hiring the best diverse talent. In FY23, we invested approximately $1.7 million toward this commitment.

We are supporting several Historically Black Colleges or Universities (HBCUs), including Howard University where the Jacobs Equity and Advancement Program, a scholarship program and student engagement plan, provides monetary supplement to STEAM education, as well as supporting opportunities for research, mentorship and continued STEAM outreach.

We have completed our $1M support to build and open SEED School of LA County, proudly serving 400 at risk students from one of the city’s most historically disadvantaged neighborhoods.

We’re supporting the Cowrie Scholarship Foundation’s mission to graduate 100 disadvantaged Black Britons through

U.K. universities in the next decade. And, we’re working with 20/20 to help racially underrepresented people to access career and business development opportunities. We’re partnering with Tent’s LGBTQ+ Refugee Mentorship Initiative, pairing Jacobs mentors with LGBTQ+ refugees fleeing persecution. While industry benchmarks for supplier

~21K
EMPLOYEE VOLUNTEER HOURS TRACKED

~34.35%
DIVERSE SUPPLIER SPEND

$3.2M+
JACOBS’ CHARITABLE DONATIONS IN FY23

$2.18B
SPEND ON DIVERSE, MINORITY-OWNED & DISADVANTAGED BUSINESSES

2.7K+
CHARITIES SUPPORTED

$10M
SUPPORT OVER FIVE YEARS TO HISTORICALLY UNDERREPRESENTED GROUPS

diversity currently average around 7.2% of total spend, in FY23 we spent $2.18 billion on diverse, minority-owned and disadvantaged businesses, representing approximately 34.35% of our total supply chain spend.

1 PA Consulting is included in Jacobs’ Scope 3 emissions as an investment based on Jacobs’ 65% ownership.

2 We are externally verifying our FY23 emissions and will be including that data in our FY23 ESG Disclosures Report which is expected to be available soon.

2024 Proxy Statement |	vii

Our people and culture

Our people and our culture are fundamental to what truly makes Jacobs. Authentic leadership and a commitment to living our core values every day creates trust, respect and empowerment across our business. It helps us stay focused on our Culture of CaringSM to deliver the best outcomes for all our stakeholders.

By fostering learning and unlocking career opportunities for our people, we attract and retain the best talent to deliver for our clients and fuel long-term growth for Jacobs. Our expanded global resources help our talent around the globe grow and develop careers while also sharing expertise and specialized skills.

A world where you can

Our people can pursue different careers and lifelong professional opportunities at Jacobs. We promote and foster agile careers enabling employees to develop new skills and accelerate learning in different areas of our business. Our Jacobs Go! Program provides six-month roles that encourage career growth and greater understanding across our global footprint.

Developing the next generation of professionals, our global graduate development program and our local apprenticeships transition our future talent into our community with the skills, networks and knowledge necessary to create the foundation for a successful career at Jacobs. We also provide our interns with practical, relevant “real life experience” to help support their professional goals.

We introduced our Returnship Program for talented professionals looking to refresh skills and reignite careers after an extended career break. As an employer of choice for diverse talent, this program enables us to bring more innovative thought and solutions into our teams to support our clients.

One of our most successful leadership programs has been our award-winning CEO Leadership Roundtable series which helps our people leaders and influencers around the world to strengthen their leadership capabilities and grow as inspiring, impactful leaders.

We’re continually working to broaden the pipeline of diverse talent, providing an environment where people of all backgrounds, ethnicity, gender, geography, disability, sexuality or any other characteristic, can thrive. Given the typically lower female representation in STEAM careers, we’re particularly focused on empowering our female talent to help advance our innovation and growth.

Partnerships and recognition

Earned the top score in the 2023 Disability Equality Index, a U.S.-based benchmarking tool for corporate policies and practices related to disability and workplace equality.

For the third consecutive year, named one of The Times Top 50 Employers for Gender
Equality 2023, the U.K.’s most highly profiled and well-established listing of employers striving for gender equality in the workplace.

Ranked on the Social Mobility Foundation Employer Index 2023 of the top 75 employers.

Honored as a 2023 VETS Indexes 4 Star Employer, recognizing our commitment to recruiting, hiring, retaining, developing and supporting veterans and the military-connected community.

Proud to again be ranked No. 6 in Stonewall’s U.K. Workplace Equality Index (WEI) Top 100 Employers List for LGBTQIA+ People and retain Stonewall’s Gold Award.

Received the People First and Large Firm of the Year awards from Consult Australia.

Committed to Hiring Our Heroes, designed to help veterans, transitioning service members and military spouses find meaningful employment opportunities.

Partnering with the U.S. Department of Defense on their SkillBridge program.

Partnering with the Viscardi Center and the National Business Disability Council’s
Emerging Leaders program, an initiative aimed at empowering college students living with disabilities and developing them for business leadership positions.

viii	| 2024 Proxy Statement

We’re working to significantly improve our global gender balance by fiscal year 2025, with our aspiration to achieve 40% female talent, 40% male talent and 20% being a flexible measure — including any gender and those who choose not to identify or disclose. We extended this aspirational goal in our new, industry-leading Sustainability-Linked Bond Framework, where the interest rates payable on the bonds are tied to Jacobs’ efforts to increase gender diversity in leadership positions by 2028.

Focus on wellbeing

Our TogetherBeyondSM approach supports a workplace where we are curious, embrace different perspectives and harness new ideas to bring the innovative, extraordinary solutions clients demand from us. We know that if our people feel connected and that they belong, then there is no limit to who they can be and what we can achieve together.

Whether they connect through our Jacobs Employee Networks, our Communities of Practice, or other ways, our people collaborate and drive pivotal initiatives within Jacobs that directly impact our clients and create a workplace where everyone thrives.

Integrating physical, mental, financial and social wellbeing, our global wellbeing programs, tools and benefits put our people and their families first, giving them resources and support to be at their best. Our new global financial counseling helps our people globally manage their finances now and into the future. We’ve partnered with Carrot to bring free, inclusive fertility healthcare and family-forming benefits for all paths to parenthood and provide support for menopause, low testosterone and more. We also expanded our parental leave in the U.S.

We’re working to drive inclusion of our LGBTQ+ family, and to provide them with the appropriate support by reviewing all key Jacobs family policies for inclusiveness, regardless of gender or gender identity.

We commenced our BeyondZero® journey in 2007, and we remain committed to prioritizing work that is healthy, safe and secure for our people and our planet, and we’re proud to have demonstrated safety excellence with another year of zero employee fatalities at work and a total recordable incident rate1 of 0.20, compared to the North American Industry Classification System’s most recently reported2 aggregate rate of 0.60.

Jacobs’ One Million Lives (OML) app continues to grow in momentum, providing a free, publicly available, mental health check-in tool with a resources website that enables users to check their own mental health and access proactive strategies for personal mental health development. Over 40,000 One Million Lives check-ins were completed between December 2020 launch and our fiscal year end 2023.

1    As at October 15, 2023 and recorded in accordance with OSHA record keeping requirements, but subject to change thereafter due to possible injury/illness classification changes. The TRIR calculation uses the U.S. OSHA formula of ‘Number of Incidents x 200,000 / total number of hours worked in a year’. The 200,000 is the benchmark established by OSHA because it represents the total number of hours 100 employees would log in 50 weeks based on a 40-hour work week.

2    Cited on September 14, 2023 via U.S. Bureau of Labor Statistics — Incidence rates of non-fatal occupational injuries and illnesses by industry and case types, 2021 for NAICS code 54133.

0.20
TOTAL RECORDABLE INCIDENT RATE

40K+
ONE MILLION LIVES CHECK-INS SINCE LAUNCH TO FISCAL YEAR END 2023

2,000+
ACTIVE POSITIVE MENTAL HEALTH CHAMPIONS

Through our eight Jacobs Employee Networks and other internal communities, our people play a critical role in attracting new talent into our business, and helping to shape our policies and our accessibility practices.

2024 Proxy Statement |	ix

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

NOTICE OF 2024

ANNUAL MEETING OF SHAREHOLDERS

When: Wednesday, January 24, 2024, at 9:00 a.m., Central Standard Time

Location: 1999 Bryan Street, First Floor, Dallas, Texas 75201 and online at www.virtualshareholdermeeting.com/J2024.

We are pleased to invite you to join our Board of Directors and senior leadership at the Jacobs Solutions Inc. (the “Company”) 2024 Annual Meeting of Shareholders (the “Annual Meeting”). This year, you may attend the Annual Meeting in person in Dallas, Texas or via the internet at www.virtualshareholdermeeting.com/J2024. To attend the meeting via the internet, simply enter the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials.

Business Items

1.	Election of the directors named in the Proxy Statement to hold office until the 2025 Annual Meeting.
2.	Advisory vote to approve the Company’s executive compensation.
3.	Approval of the amendment of the Company’s Amended and Restated Certificate of Incorporation (the “Company Charter”) to provide for senior officer exculpation.
4.	Approval of the amendment of Jacobs Engineering Group Inc.’s Amended and Restated Certificate of Incorporation (the “JEGI Charter”) to remove the pass-through voting provision.
5.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 27, 2024.
6.	Vote on a shareholder proposal requesting simple majority vote, if properly presented.
7.	Discuss any other business that may properly come before the Annual Meeting.

Record Date

The shareholders of record at the close of business on November 27, 2023, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

Proxy Voting

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and mailing the proxy card or voting instruction card sent to you. You also have the option of voting your shares electronically via the Internet or by telephone. Voting instructions are printed on your proxy card, voting instruction card, or Notice of Internet Availability of Proxy Materials.

How to Cast your Vote

Your vote is important. All shareholders who owned common stock of the Company at the close of business on the Record Date of November 27, 2023, may vote. You may vote in one of the following ways:

Vote by Internet www.proxyvote.com

Vote by Telephone 1 (800) 690-6903 Or the telephone number on your proxy card

Vote by Mail Sign, date, and return your proxy or voting instruction card

Vote in Person Attend the meeting on January 24, 2024, either in person in Dallas, Texas or virtually during the live webcast
If your shares are held in a stock brokerage account or by a bank or other record holder, please refer to the instructions from your bank, brokerage account or other record holder.

To ensure your shares are represented at the meeting, please cast your vote by mail, telephone or Internet as soon as possible, even if you plan to attend the Annual Meeting in person or via the virtual meeting platform.

By order of the Board of Directors

Justin C. Johnson

Senior Vice President, General Counsel and Corporate Secretary

  Important Notice Regarding the Availability of Proxy Materials

  for the Annual Shareholder Meeting to be Held on January 24, 2024

  This Proxy Statement and accompanying 2023 Annual Report to Shareholders are available at http://materials.proxyvote.com/469814.

2024 Proxy Statement |      xi

xii	| 2024 Proxy Statement

PROXY STATEMENT

We are providing these proxy materials in connection with the 2024 Annual Meeting of Shareholders (the Annual Meeting) of Jacobs Solutions Inc. (the “Company” or “Jacobs”). This Proxy Statement and the Company’s 2023 Annual Report on Form 10-K were first made available to shareholders and the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card were first sent to shareholders on or about December [●], 2023. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters to be brought before the Annual Meeting. Please read it carefully.

GENERAL

The Annual Meeting will be held on Wednesday, January 24, 2024, at 9:00 a.m. CST. This year’s Annual Meeting will be a “hybrid” meeting of shareholders, meaning that shareholders may attend the annual meeting in person in the building where the Company’s principal officers are located, 1999 Bryan Street, First Floor, Dallas, Texas 75201, or via live webcast by visiting www.virtualshareholdermeeting.com/J2024, and at any adjournment or postponement thereof.

Shareholders joining the Annual Meeting via the live webcast will be able to vote their shares electronically and submit questions during the meeting. Simply enter the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials. You should ensure that you have a strong Wi-Fi connection wherever you intend to participate in the meeting. You should also give yourself enough time to log in and ensure that you can hear streaming audio prior to the start of the meeting. We encourage you to access the virtual meeting platform before the Annual Meeting begins. Online check-in will start at 8:45 a.m. CST on January 24, 2024,15 minutes before the meeting begins. A support line for technical assistance will also be provided on the virtual meeting website at www.virtualshareholdermeeting.com/J2024.

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of the Company (the “Board of Directors” or “Board”) is soliciting your vote in connection with the Annual Meeting.

What is the purpose of the Annual Meeting?

The Annual Meeting will be the Company’s regular annual meeting of shareholders. You will be voting on the following matters at the Annual Meeting:

Proposal Number	Description	Board Recommendation	Page Reference

1	Election of the directors named in this Proxy Statement to hold office until the 2025 Annual Meeting.	FOR each nominee	5

2	An advisory vote to approve the Company’s executive compensation.	FOR	33

3	Approval of the amendment to the Company Charter to provide for senior officer exculpation.	FOR	68

4	Approval of the amendment to the JEGI Charter to remove the pass-through voting provision.	FOR	70

5	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 27, 2024.	FOR	73

6	Vote on a shareholder proposal requesting simple majority vote, if properly presented.	AGAINST	76

2024 Proxy Statement |	1

How many votes can be cast by shareholders?

Each share of common stock is entitled to one vote. There is no cumulative voting. There were 126,316,478 shares of common stock outstanding and entitled to vote on November 27, 2023 (the “Record Date”).

How many votes must be present to hold the Annual Meeting?

A majority of the outstanding shares of common stock as of the Record Date must be present at the Annual Meeting in person, via the virtual meeting platform or by proxy in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting in person or virtually and vote during the meeting, a proxy card or voting instruction card has been properly submitted by you or on your behalf, or you have voted electronically via the Internet or by telephone. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. A “broker non-vote” is a share of common stock that is beneficially owned by a person or entity and held by a broker or other nominee but for which the broker or other nominee (1) lacks the discretionary authority to vote on certain matters and (2) has not received voting instructions from the beneficial owner in respect of those specific matters.

How many votes are required to elect directors and approve the other proposals?

Proposal No. 1 (Election of Directors): Each director is elected by a majority of the votes cast with respect to such nominee in uncontested elections (the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that nominee). Abstentions and broker non-votes are not counted for purposes of the election of directors and, therefore, will have no effect on the outcome of such election.

Proposal No. 2 (Advisory Vote to Approve Executive Compensation): The approval of the advisory resolution on the Company’s executive compensation requires the affirmative vote of a majority of the shares of common stock present, in person, via the virtual meeting platform or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the advisory resolution. Broker non-votes will have no effect on the outcome of the advisory votes. The results of advisory votes are not binding on the Board of Directors.

Proposal No. 3 (Amendment of the Company Charter to provide for senior officer exculpation): The approval of the amendment of the Company Charter requires the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting. Abstentions and broker non-votes have the same effect as a vote against the proposal.

Proposal No. 4 (Amendment of the JEGI Charter to remove the pass-through voting provision): The approval of the amendment of the JEGI Charter requires the affirmative vote of a majority of the shares of common stock entitled to vote at the Annual Meeting. Abstentions and broker non-votes have the same effect as a vote against the proposal.

Proposal No. 5 (Ratification of the Appointment of Ernst & Young LLP as Auditors): The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present, in person, via the virtual meeting platform or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the proposal. This proposal is considered a routine matter with respect to which a broker or other nominee can generally vote in their discretion. Therefore, no broker non-votes are expected in connection with this proposal.

Proposal No. 6 (Shareholder Proposal – Simple Majority Vote): This shareholder proposal requires the affirmative vote of a majority of the shares of common stock present, in person, via the virtual meeting platform or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the vote. The Board will consider the voting results of this proposal in their future deliberations regarding the appropriate voting standards within the Company Charter and in the Company’s Amended and Restated Bylaws (“Bylaws”).

2	| 2024 Proxy Statement

How do I vote by proxy?

You can vote your shares by completing and returning the proxy card or voting instruction card that was sent to you or by voting your shares electronically via the Internet or by telephone. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card or voting instruction card. Voting instructions are printed on your proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials. You are encouraged to vote by proxy as soon as possible, even if you plan to attend the Annual Meeting in person or via the virtual meeting platform.

What if I don’t vote on some of the proposals?

If you return your signed proxy card or voting instruction card in the envelope provided to you but do not mark selections, your shares will be voted in accordance with the recommendations of the Board of Directors with respect to such selections. Similarly, when you vote electronically on the Internet and do not vote on all matters, your shares will be voted in accordance with the recommendations of the Board of Directors with respect to the matters on which you did not vote. In connection therewith, the Board of Directors has designated Mr. Robert V. Pragada, Ms. Claudia Jaramillo and Mr. Justin C. Johnson as proxies. Shareholders that vote by telephone must vote on each matter. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, or by Internet or telephone, your shares will be voted in accordance with your instructions.

What if I hold my shares in a brokerage account or through a bank or other nominee?

If you are a beneficial owner and hold your shares in street name through a broker, bank or other nominee and do not return the voting instruction card, the broker, bank or other nominee will vote your shares on each matter at the Annual Meeting for which it has the requisite discretionary authority. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of independent registered public accounting firms, but do not have discretion to vote on the election of directors, any advisory vote regarding the Company’s executive compensation, any advisory vote on the frequency of shareholder advisory votes on executive compensation, or on amendments to stock equity plans. You may receive multiple sets of proxy materials if you hold your shares of Company common stock in multiple ways, such as directly as a holder of record or indirectly through a broker, bank or other nominee or through the Jacobs 401(k) Plans (as defined below). You are encouraged to vote all proxy cards and voting instruction cards you receive as soon as possible.

What if I hold my shares in the Jacobs 401(k) Plans?

If your shares of Company common stock are held in any of the Jacobs 401(k) Plus Savings Plan, the Jacobs Union 401(k) Plus Savings Plan or the Jacobs Technology Inc. Employees’ Savings Plan (collectively referred to as the “Jacobs 401(k) Plans”), you will receive a voting instruction card allowing you to instruct the trustee of the Jacobs 401(k) Plans how to vote such shares. The trustee will vote the shares credited to your account in accordance with your instructions, provided the trustee determines it can do so in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”). Pursuant to ERISA, the trustee would only be prevented from voting the shares credited to your account in accordance with your instructions if the independent fiduciary of the Jacobs 401(k) Plans, State Street Global Advisors (“SSGA”), deems that following the instructions would be a violation of the trustee’s fiduciary duties. To allow sufficient time for voting by the trustee of the Jacobs 401(k) Plans, your voting instructions must be received by January 19, 2024, at 11:59 p.m. EST. If you do not send instructions regarding the voting of shares in your Jacobs 401(k) Plan account(s), or if your instructions are not received in a timely manner, SSGA will direct the trustee, in SSGA’s discretion, how to vote your shares. Please follow the instructions on your voting instruction card, which may be different from those provided to other shareholders. For the avoidance of doubt, if you are a participant in a Jacobs 401(k) Plan, you may not vote during the Annual Meeting, either in person or via the virtual meeting platform. You may receive multiple sets of proxy materials if you hold your shares of Company common stock in multiple ways, such as directly as a holder of record or indirectly through a broker, bank or other nominee or through the Jacobs 401(k) Plans. You are encouraged to vote all proxy cards and voting instruction cards you receive as soon as possible.

2024 Proxy Statement |	3

Who pays for the proxy solicitation and how will the Company solicit votes?

The Company bears the expense of printing and mailing proxy materials and soliciting proxies. In addition to this solicitation of proxies by mail, the Company’s directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or electronic communication. These individuals will not be paid any additional compensation above their regular salaries and wages for any such solicitation. The Company will request brokers and other nominees who hold shares of common stock in their names to furnish proxy materials to the beneficial owners of such shares. The Company will reimburse such brokers and other nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. In addition, we have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a total fee of up to $30,000 plus reimbursement of expenses. MacKenzie Partners, Inc. may solicit proxies in person, by telephone or electronic communication.

Can I change or revoke my vote?

Yes. Even if you sign and return the proxy card or voting instruction card in the form provided to you, vote by telephone, or vote electronically via the Internet, you retain the power to revoke your proxy or change your vote at any time before it is exercised at the Annual Meeting. You can revoke your proxy or change your vote at any time before that deadline by giving written notice to the Secretary of the Company, specifying such revocation. You may also change your vote by timely delivering a valid, later-dated proxy or voting instruction card or by submitting a later-dated vote by telephone or electronically on the Internet or by voting in person or via the virtual meeting platform during the Annual Meeting. However, please note that if you would like to vote at the Annual Meeting and you are not the shareholder of record, you must request, complete and deliver a proxy from your broker, bank or other nominee.

Whom can I contact if I have questions or need assistance in voting my shares?

Please contact MacKenzie Partners, Inc., the firm assisting us in the solicitation of proxies, at:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

proxy@mackenziepartners.com

Call Toll-Free: (800) 322-2885

or

Collect/International: +1 (212) 929-5500

4	| 2024 Proxy Statement

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

What are You Voting on?

At the Annual Meeting, shareholders will be asked to elect thirteen (13) directors to serve on the Board of Directors. The Board of Directors has nominated Steven J. Demetriou, Christopher M.T. Thompson, Priya Abani, General Vincent K. Brooks, General Ralph E. Eberhart, Manny Fernandez, Georgette D. Kiser, Barbara L. Loughran, Robert A. McNamara, Louis V. Pinkham, Robert V. Pragada, Peter J. Robertson, and Julie A. Sloat for election as directors for 1-year terms expiring at the 2025 Annual Meeting. When elected, directors serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal.

If, for any reason, any nominee is unable to serve or will not serve, proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or will not serve as a director.

What is the Voting Requirement?

Each director is elected by a majority of the votes cast with respect to such director in uncontested elections (the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that nominee). The Company did not receive any shareholder nominations for any director and thus the election of directors at the Annual Meeting will be an uncontested election.

Abstentions and broker non-votes are not counted for purposes of the election of directors and, therefore, will have no effect on the outcome of the election.

The Board of Directors unanimously recommends that you vote FOR the election of each director nominee

2024 Proxy Statement |	5

Members of the Board of Directors

Directors	Independent	Director Since	Committee Membership*
			Audit (1)	ESG & Risk (2)	Human Resource & Compensation (3)	Nominating & Corporate Governance (4)

Steven J. Demetriou (5) (6) Executive Chair		2015

Christopher M.T. Thompson (7) Lead Independent Director	●	2012	●			●

Robert V. Pragada (6) (8) Chief Executive Officer		2023

Priya Abani	●	2021	●			●

General Vincent K. Brooks	●	2020			●	●

General Ralph E. Eberhart	●	2012		●	●	Chair

Manny Fernandez	●	2020	●		●

Georgette D. Kiser	●	2019		●	●	●

Barbara L. Loughran	●	2019	Chair	●

Robert A. McNamara	●	2017	●	Chair

Louis V. Pinkham	●	2023

Peter J. Robertson	●	2009		●	Chair

Julie A. Sloat	●	2023

* Reflects Committee membership as of the Record Date.

(1)	It is anticipated that, effective as of the date of the Annual Meeting, Ms. Sloat will be added as a member of the Audit Committee.
(2)	It is anticipated that, effective as of the date of the Annual Meeting, Ms. Sloat will be added as a member of the ESG and Risk Committee.
(3)	It is anticipated that, effective as of the date of the Annual Meeting, Mr. Pinkham will be added as a member of the Human Resource and Compensation Committee.
(4)	It is anticipated that, effective as of the date of the Annual Meeting, Mr. Pinkham will be added as a member of the Nominating and Corporate Governance Committee.
(5)	As Executive Chair, Mr. Demetriou is invited to attend each Committee meeting, except to the extent that a Committee requests to meet without Mr. Demetriou present.
(6)

In January 2023, Mr. Pragada succeeded Mr. Demetriou as Chief Executive Officer of the Company and was also elected to serve as a member of the Board. Mr. Demetriou currently serves in the role of Executive Chair of the Board.

(7)	Mr. Thompson serves as Lead Independent Director and presides over meetings of the independent directors and is invited to attend each Committee meeting.
(8)	As Chief Executive Officer, Mr. Pragada is invited to attend each Committee meeting, except to the extent that a Committee requests to meet without Mr. Pragada present.

The following sections summarize the specific experience, qualifications and background information of each director nominee that led the Board of Directors to conclude that each such person should serve on the Board of Directors.

6	| 2024 Proxy Statement

Director Experience Matrix

Industry and Sector Experience
✓ Infrastructure	✓ Industrial Products
✓ Government	✓ Engineering & Construction
✓ Aerospace	✓ Professional Services
✓ Military	✓ Distribution
✓ Financial	✓ Oil & Gas
✓ Banking	✓ Specialty Chemicals
✓ Manufacturing	✓ Mining & Metals
✓ Environmental	✓ International Relations
✓ Technology	✓ Public/Strategic Communications
✓ Consumer manufacturing	✓ Food & Beverage
✓ Consulting	✓ Media/Telecom
✓ Healthcare	✓ Product Development
✓ Retail

2024 Proxy Statement |	7

Director Biographies

Steven J. Demetriou (he, him) Executive Chair Director Since: 2015 Age: 65 Executive Chair of the Board

Mr. Demetriou brings international business perspectives and more than 35 years of experience in leadership and senior management roles to the Board, including over 20 years in the role of Chief Executive Officer. Over the course of his career, he has gained experience in a variety of industries. His breadth of experience is particularly valuable, given the variety of industries in which the Company’s clients operate.

Business Experience

•  Chief Executive Officer of the Company (2015-2023); Chair of the Board (2016-present)

•  Chairman and Chief Executive Officer of Aleris Corporation (2004-2015)

•  Chief Executive Officer of Noveon, Inc. (2001-2004)

•  Executive Vice President of IMC Global Inc. (1999-2001)

•  Various leadership positions with Cytec Industries Inc. and ExxonMobil Corporation (1981-1999)

Education

•  Bachelor of Science (BS) in Chemical Engineering from Tufts University

Public Company Boards

•  Arcosa, Inc. (2023-present)

•  FirstEnergy Corp. (2017-present)

•  C5 Acquisition Corp. (SPAC) (Chair) (2021-October 2023)

•  Kraton Performance Polymers (2009-2017)

•  Non-Executive Chairman of Foster-Wheeler (2011-2014)

•  OM Group (2005-2015)

Private Boards & Community Involvement

•  Director of PA Consulting Group Limited

•  Co-Chairman of US-Saudi Arabian Business Council

•  Board Member of Cuyahoga Community College Foundation

•  Board Member of Dallas Citizen’s Council

Christopher M.T. Thompson

(he, him)

Former Chairman and Chief Executive Officer of Gold
Fields Ltd.

Director Since: 2012

Independent

Age: 75

Lead Independent Director

Board Committees:

• Audit

• Nominating & Corporate Governance

Mr. Thompson has an extensive background in international operations, finance and strategic leadership in a range of industries, including investments and mining. As Lead Independent Director, he brings valuable insight and independent leadership to the Board regarding the day-to-day operations of large global organizations, risk management and corporate best practices.

Business Experience

•  Director, Chairman and Chief Executive Officer of Gold Fields Ltd. (1998-2005)

•  Chairman of the World Gold Council (2002-2005)

•  Founder and Chief Executive Officer of Castle Group Ltd. (1992-1998)

Education

•  Bachelor’s degree in Law and Economics from Rhodes University, South Africa

•  Master’s degree in Business Management from Bradford University, United Kingdom

Public Company Boards

•  Royal Gold, Inc. (2013-2020)

•  Teck Resources Limited (2003-2014)

•  Golden Star Resources Ltd. (2010-2015)

•  Various public portfolio companies of Castle Group
(1985-1999)

Private Boards & Community Involvement

•  Board member of The Colorado School of Mines Foundation (2013-2017)

•  Board member and Vice President of South African Chamber of Mines (1998-2002)

•  Board member of Business Against Crime South Africa (1998-2002)

8	| 2024 Proxy Statement

Priya Abani (she, her) CEO & President, Member of Board of Directors at AliveCor Director Since: 2021 Independent Age: 48 Board Committees: • Audit • Nominating & Corporate Governance

Ms. Abani is the Chief Executive Officer and President at AliveCor, a health tech company that is advancing patient-centric remote cardiological care using deep machine learning and AI. She has more than 20 years of experience building high-performing organizations, launching innovative products, and leading strategic alliances across industries. Under her leadership, the company has built the largest AI-driven consumer subscription service in the world for cardiovascular care, with its technology in the hands of more than 2.9 million people in 42 countries around the world. She also led the company’s recent growth into enterprise markets with reimbursed cardiac monitoring services for healthcare providers and is overseeing the development of a comprehensive condition management service offering for cardiology.

Ms. Abani was recognized in The Healthcare Technology Report’s Top 50 Healthcare Technology CEOs of 2022. Her experience is particularly valuable to the Board given the Company’s focus on delivering technology-based solutions and innovations to its clients around the world.

Business Experience

•  AliveCor, Inc., CEO & President, Member of Board of Directors (2019-present)

•  Amazon.com, Inc., General Manager, Alexa Voice Service (2016-2019)

•  Intel Corporation (Engineer, 1998-2001; Manager, 2002-2006, Senior Manager, 2008-2011; Senior Director 2012-2016)

•  Marvell, Senior Product Manager (2006-2008)

Education

•  BE in Computer Engineering from VJTI, Mumbai, India

•  MS in Computer Science from Clarkson University, NY

•  MBA in Entrepreneurship, Babson College, Boston, MA

Private Boards & Community Involvement

•  Director of AliveCor, Inc.

•  Board of Trustees at TIAA

•  Senior Advisor for President’s Council on Jobs and Competitiveness (2011)

General Vincent K. Brooks (U.S. Army, Retired)

(he, him)

Principal of WestExec
Advisors

Director Since: 2020

Independent

Age: 65

Board Committees:

• Human Resource & Compensation

• Nominating & Corporate Governance

General Vincent K. Brooks brings valuable leadership skills developed through his military service. His areas of expertise include leadership in complex organizations, inclusion and diversity, national security, international relations, military operations, combating terrorism and countering the proliferation of weapons of mass destruction. His 42-year military career provides the Board with valuable experience and knowledge of government and the military, which is particularly valuable given the Company’s government and national security clients and international operations.

National Security Experience

•  Former 4-Star General in the United States Army (retired 2019)

•  Commander of Korean and U.S. combined forces in the Republic of Korea (2016-2018)

•  Numerous high-level command and staff positions within the Armed Forces (1980-2019)

•  Principal of WestExec Advisors (2020-present)

Education

•  BS in Engineering from West Point Military Academy

•  Master of Military Art and Science from U.S. Army School of Advanced Military Studies at Fort Leavenworth, Kansas

•  Honorary Doctor of Laws from New England School of Law

•  Honorary Doctor of Humanities from New England Law | Boston

Public Company Boards

•  Diamondback Energy Inc. (2020-present); Chair, Nominating and Corporate Governance Committee

•  Verisk (2020-present)

Private Boards & Community Involvement

•  Member of the Defense Advisory Committee on Diversity and Inclusion

•  Class of 1951 Chair for the Study of Leadership at the U.S. Military Academy at West Point.

•  Vice Chairman of the Gary Sinise Foundation

•  Former Chairman and President of the Korea Defense Veterans Association

•  Life Member of the Council on Foreign Relations

•  Visiting Senior Fellow at Harvard Kennedy School (Belfer Center for Science and International Affairs)

•  Distinguished Fellow at the University of Texas at Austin (Clements Center for National Security, and Strauss Center for International Security and Law)

2024 Proxy Statement |	9

General Ralph E. (“Ed”) Eberhart (USAF, Retired)

(he, him)

Chair of VSE Corp.

Director Since: 2012

Independent

Age: 76

Board Committees:

• ESG & Risk

• Human Resource & Compensation

• Nominating & Corporate Governance (Chair)

General Eberhart brings extensive leadership skills developed through his military service. His 36-year military career provides the Board with valuable insights and knowledge of government and the military, which is particularly valuable given the Company’s government and military contracts.

Leadership, Military & International Experience

•  Former General Officer of the United States Air Force (1997-2005)

•  Numerous high-level command and staff positions within the Air Force and the Department of Defense (1968-2005)

•  Former Commander of US Northern Command, North American Aerospace Defense Command (NORAD), US Space Command, Air Force Space Command, Air Combat Command & U.S. Forces, Japan. He also served as Vice Chief of the United States Air Force.

Education

•  BS in Political Science from the United States Air Force Academy

•  Master’s in Political Science from Troy State University

Public Company Boards

•  VSE Corporation (2007-present), Chair (2019-present)

•  Triumph Group, Inc. (2010-2022)

•  Rockwell Collins (2007-2018)

Private Boards & Community Involvement

•  Chair, American Air Museum in Britain

•  Trustee, Air Force Academy Endowment

•  Director, Segs4Vets

•  Director, TERMA North America Inc.

•  Member, Council of Foreign Relations

•  Member, Colorado Thirty Group

Manny Fernandez (he, him) Former Managing Partner with KPMG LLP Director Since: 2020 Independent Age: 61 Board Committees: • Audit • Human Resource & Compensation

Mr. Fernandez was KPMG LLP’s managing partner of the Dallas office and the Southwest region leader across audit, tax and consulting. He brings more than 36 years of experience advising large multi-national public and private companies in areas of business and financial operations, risk management and M&A. Mr. Fernandez’s broad industry experience brings in-depth knowledge across a variety of sectors, including industrial manufacturing, consumer products, retail, media and professional services. Mr. Fernandez also brings a strong focus on talent management, including talent acquisition and inclusion and diversity.

Business Experience

•  KPMG LLP (KPMG) (1984-2020; Partner 1996-2020)

•  KPMG Managing Partner, Dallas (2009-2020)

•  KPMG National Managing Partner, Talent Acquisition (2006-2009)

Education

•  BS in Accounting from Fairleigh Dickinson University

Public Company Boards

•  HF Sinclair Corp. (2020-present)

Private Boards & Community Involvement

•  Director of Latino Corporate Directors Association (LCDA)

•  Dallas National Golf Club

•  Member of the American Institute of Public Accountants

•  American Heart Association – past

•  Dallas Holocaust and Human Rights Museum – past

•  Dallas Regional Chamber of Commerce – past

•  KERA (Dallas Public Television) – past

10	| 2024 Proxy Statement

Georgette D. Kiser

(she, her)

Former Chief Information Officer and Managing Director at The Carlyle Group

Director Since: 2019

Independent

Age: 56

Board Committees:

• ESG & Risk

• Human Resource & Compensation

• Nominating & Corporate Governance

Ms. Kiser is an independent advisor who helps lead due diligence and technical strategies across various private equity and venture capital firms. Previously, she was managing director and chief information officer (CIO) at The Carlyle Group, leading the firm’s global technology and solutions organization and driving the IT strategies. From 1996 until 2015, she was with T. Rowe Price Associates, where she served as Vice President and Director of Enterprise Solutions and Capabilities where she headed Enterprise Solutions and Capabilities within the Services and Technology Organization. She led and managed teams that provided creative solutions and leveraged technology for investment front office, trading, and back office operations. Prior to T. Rowe Price, Ms. Kiser worked for General Electric within their Aerospace Unit. Ms. Kiser brings extensive experience in developing and executing business initiatives in financial services and defense organizations to the Board of Directors.

Business Experience

•  Operating Executive, The Carlyle Group (2019–Present)

•  Broard Sky Partners (2021-Present)

•  Chief Information Officer, Managing Director, The Carlyle Group (2015-2019)

•  Vice President, T. Rowe Price Associates (1996-2015)

Education

•  BS in Mathematics from University of Maryland

•  MBA from University of Baltimore

•  Master of Science (MS) in Mathematics from Villanova

Public Company Boards

•  NCR Corporation (2020-present)

•  Aflac Inc. (2019-present)

•  Adtalem Global Education (2018-present)

Private Boards & Community Involvement

•  Director, Claritas (Data driven marketing company) (2018-Present)

•  Advisor, BusinessOptix (Automated business process company) (2020-Present)

•  Member of Board of YearUp.org

Barbara L. Loughran (she, her) Former Partner with PricewaterhouseCoopers Director Since: 2019 Independent Age: 60 Board Committees: • Audit (Chair) • ESG & Risk

Ms. Loughran was a Partner with PricewaterhouseCoopers LLP (PwC) and brings more than 30 years of experience working with Fortune 500 executives and boards as they navigated strategic, transformational and operational issues. She has served in a number of leadership roles, including PwC’s Industrial Products Business Unit Leader for NY Metro; partner in PwC’s National Office working with the Securities and Exchange Commission and clients as they accessed the capital markets and responded to regulatory requirements; and later consulted on complex financial control matters. She also led the National Office effort focused on leveraging new and innovative technologies. Ms. Loughran’s broad industry experience brings in-depth knowledge in the professional services, manufacturing, pharmaceuticals, technology and consumer products sectors.

Business Experience

•  PricewaterhouseCoopers LLP (PwC) (1985-2018; Partner 1998-2018)

•  PwC National Office Partner (2015-2018 and 2000-2003)

•  PwC NY Metro Industrial Products Business Unit Leader (2013-2015)

•  PwC NY Metro Retail & Consumer Business Development Leader (2010-2012)

Education

•  BA from Franklin & Marshall College

•  MBA from University of Pennsylvania, Wharton School

•  Certified Public Accountant

Public Company Boards

•  Armstrong World Industries (2019-present)

Private Boards & Community Involvement

•  United Way of Morris County, Board of Directors (1998-2007); Executive Committee, Finance Committee (Chair), Audit Committee, Treasurer, Assistant Treasurer

2024 Proxy Statement |	11

Robert A. McNamara (he, him) Retired Group Chief Risk Officer of Lendlease Corporation (ASX) Director Since: 2017 Independent Age: 69 Board Committees: • Audit • ESG & Risk (Chair)

Mr. McNamara has over 35 years of experience managing global businesses in the development, design and delivery of projects in the government, institutional, infrastructure and industrial sectors in senior leadership positions. While at Lendlease, Mr. McNamara was responsible for ensuring Lendlease achieved world’s best practices in risk management and operational excellence. He also oversaw Lendlease’s Building, Engineering, and Services businesses in Australia. Prior to this role, Mr. McNamara was Chief Executive Officer, Americas of Lendlease.

Business Experience

•  Group Chief Risk Officer, Lendlease Corporation (2014-2017)

•  Chief Executive Officer, Americas of Lendlease (2010-2014)

•  Chairman and Chief Executive Officer of Penhall/LVI International (PLI) (2006-2010)

•  Senior Group President of Fluor Corporation (1996- 2006)

•  President and Chief Operating Officer of Marshall Contractors (1977-1996)

Education

•  Bachelor’s degree in Economics from Brown University

•  Completed the Consortia 1 Program at Thunderbird International Business School

•  Certification as a Public Board Director from the UCLA Anderson School of Management

Public Company Boards

•  UDR, Inc. (2014-present)

Private Boards & Community Involvement

•  Past Board member of the US China Business Council

•  Past Chairman for the Construction Industry Institute’s Technology Implementation Task Force

Louis V. Pinkham (he, him) Chief Executive Officer, Member of Board of Directors at Regal Rexnord Corporation Director Since: 2023 Independent Age: 52

Mr. Pinkham is the Chief Executive Officer of Regal Rexnord Corporation, a global leader in the engineering and manufacturing of automation sub-systems, industrial powertrain solutions, electric motors and air moving products, with over $7 billion in sales. His areas of focus are innovation and growth initiatives, including leading the combination of Regal Beloit with Rexnord’s Process & Motion Control segment and the 2023 acquisition of Altra Industrial Motion Corporation. Mr. Pinkham brings over 20 years of experience in leadership, strategy and transformation. His experience is particularly valuable to the Board as the Company executes its operational transformation and its long-term business strategy.

Business Experience

•  Regal Rexnord Corporation, Chief Executive Officer and Member of the Board (2019-present)

•  Crane Company, Senior Vice President (2014-2019); Group President (2012-2014)

•  Eaton Corporation, Senior Vice President (2011- 2012), Various Leadership Positions (1999-2011)

Education

•  BS in Engineering from Duke University

•  MS in Engineering Management from Northwestern University

•  MBA from the Kellogg School of Management at Northwestern University

Public Company Boards

•  Regal Rexnord Corporation (2019-present)

Private Boards & Community Involvement

•  Board of Trustees at The University of Chicago Medical Center

•  Board of Trustees at the Museum of Science and Industry in Chicago

•  Board of Trustees at Manufacturers Alliance for Productivity and Innovation

*	Effective January 2024, Mr. Pinkham will be added as a member of the Human Resource and Compensation Committee and the Nominating and Corporate Governance Committee.

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Robert V. Pragada (he, him) Chief Executive Officer of Jacobs Solutions Inc. Director Since: 2023 Age: 55

Mr. Pragada brings over 30 years of experience in international business leadership and military service to the Board. In January 2023, Mr. Pragada succeeded Mr. Demetriou as the Chief Executive Officer of the Company. He initially joined Jacobs in 2006 and served as the President and Chief Operating Officer from 2019 to 2023. Prior to 2019, he served in various leadership roles at Jacobs, including President of both People & Places Solutions and Global Industrial and Buildings & Infrastructure Groups. Mr. Pragada has been instrumental in developing and leading the successful execution of the Company’s business strategy, as well as driving global integrated delivery of its operations around the world as a differentiator in the industry. Mr. Pragada’s diverse leadership experience and in-depth knowledge of Jacobs are particularly valuable, given the Company’s expansive services and goal of providing data-driven solutions to clients.

Business Experience

•  Chief Executive Officer of the Company (2023- present)

•  Various leadership positions within the Company, including President and Chief Operating Officer (2006-2014, 2016-2023)

•  President and Chief Executive Officer of the Brock Group (2014-2016)

•  Chief Operating Officer of Kinetics (1999-2005)

•  Civil Engineer Corps and Seabee Officer in U.S. Navy (1990-1999)

Education

•  BS in Systems Engineering from United States Naval Academy

•  MS in Engineering and Management from Stanford University

Public Company Boards

•  Eaton Corporation plc (2021-present)

Private Boards & Community Involvement

•  Director of PA Consulting Group Limited

•  Board Director of U.S. Naval Academy Foundation

•  Board Director of Dallas Regional Chamber (Chair, 2022)

•  Advisory Council Member of Dallas Mavericks

Peter J. Robertson

(he, him)

Former Executive Vice President, Director and Vice Chairman of the Board of Directors of Chevron Corporation

Director Since: 2009

Independent

Age: 76

Board Committees:

• ESG & Risk

• Human Resource & Compensation (Chair)

Mr. Robertson brings vital knowledge and experience to the Board from his 36-year career at Chevron Corporation. He also brings valuable international experience in developed and developing countries, including interactions with governments at the highest levels, from his executive experience and the multiple chairmanship and director positions he has held and currently holds. Mr. Robertson also has extensive experience on the boards of not-for-profit entities and public company boards, both with global reach, as well as important accounting know-how and experience with public company financial statements, disclosures and accounting rules from his service as Chief Financial Officer of Chevron USA.

Business Experience

•  Executive Vice President, Director and Vice Chairman of Chevron Board (2002-2009)

•  President of Chevron’s worldwide exploration, production and global gas businesses (2002-2004)

•  President of Chevron’s overseas exploration and production businesses (2000-2002)

•  President of Chevron’s North America exploration and production businesses (1996-2000)

•  President of Chevron’s natural gas processing business (1990-1994)

•  Chief Financial Officer of Chevron USA (1985-1990)

Education

•  BS in Mechanical Engineering from the University of Edinburgh

•  MBA from the University of Pennsylvania, Wharton School, where he was a Thouron Scholar

Public Company Boards

•  Vice Chairman of the Board for Chevron Corporation (2002-2009)

•  Sasol Limited (2012-2021)

•  Dynegy Inc. (1996-2000)

Private Boards & Community Involvement

•  Director International House at Berkeley, 2003-Present

•  Director, Sylvan Source, Inc. (2016-present)

•  Co-chairman of the US Saudi Arabian Business Council (2009-2018)

•  Chairman of the World Affairs Council of Northern California (2009-2018)

•  Chairman of the US Energy Association (2006-2008)

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Julie A. Sloat (she, her) President, Chief Executive Officer and Chairman of the Board at American Electric Power Company, Inc. Director Since: 2023 Independent Age: 54

Ms. Sloat is the President, Chief Executive Officer and Chairman of the Board of Directors at American Electric Power Company, Inc., an electric energy company with the nation’s largest electric transmission network. She is leading the company’s energy transition, expanding its renewable energy generation portfolio, and its development of new offerings. Ms. Sloat brings over 20 years of experience at American Electric Power leading multiple finance teams, including investor relations, and serving as Chief Financial Officer. Her focus on diversity, equity and inclusion in the workforce, in addition to her leadership experience, greatly contribute to the Company’s focus on its strategy, and sustainability and ESG initiatives.

Business Experience

•  American Electric Power Company Inc., President, Chief Executive Officer, and Chair of the Board (2023- present), President and Chief Financial Officer (2022), Executive Vice President and Chief Financial Officer (2021-2022), Various Leadership Positions (1999-2008, 2009-2020, including AEP Ohio President & COO 2016-2018)

•  Vice President, Corporate Finance and Investor Relations at Tween Brands, Inc. (acquired by Dress Barn) (2008-2009)

•  Analyst, Equity Research and Bank Debt Underwriter at Bank One Corporation (1995-1999)

•  Senior Loan Analyst, M&T Mortgage Corp (1993- 1994)

Education

•  BS from Ohio State University

•  MBA from Ohio State University

Public Company Boards

•  American Electric Power Company Inc. (2023- present)

•  Evoqua Water Technologies Corporation (acquired by Xylem Inc.) (2022-2023)

•  Park National Corporation (2015-2021)

Private Boards & Community Involvement

•  Chair of the Board of Directors – Foundation Board for The Arthur G. James Cancer Hospital and Richard J. Solove Research Institute

•  Board Director of Columbus Downtown Development Corporation

•  Board Director of Edison Electric Institute

•  Board Director of Ohio Business Roundtable

•  Board Directors of Pelotonia

•  Board Director of The Columbus Partnership

•  Board Director of U.S. Business Roundtable

*	Effective January 2024, Ms. Sloat will be added as a member of the Audit Committee and the ESG and Risk Committee.

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CORPORATE GOVERNANCE

Highlights

Jacobs has a strong track record of integrity and corporate governance practices that promote thoughtful leadership by its officers and Board of Directors to facilitate profitable growth while strategically balancing risk to maximize long-term shareholder value. Below is a summary of certain information about our Board, our Director Nominees and the governance best practices employed by the Company for fiscal 2023.

Our Board and Director Nominees

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Our Corporate Governance Practices

Corporate Governance Best Practices

✓  82% of our Fiscal 2023 Board was Comprised of Independent Directors

✓  Commitment to Board Refreshment and Diversity (Eight New Diverse Independent Directors in Last Five Years)

✓  Highly Engaged Lead Independent Director

✓  Formed new ESG & Risk Committee in Fiscal 2021 Comprised of all Committee Chairs to Further Increase Oversight of Environmental, Social and Corporate Governance (“ESG”) and Enterprise Risk Management

✓  Rotated Committee Membership in Fiscal 2022

✓  Annual Election of Directors

✓  Majority Voting for Directors

✓  Adopted proxy access bylaw in October 2022

✓  Anti-Corruption Compliance Training for Directors

✓  Code of Ethics for Directors, Officers & Employees

✓  Annual Self-Evaluations by Board and each Committee

✓  Board Educational Sessions in Connection with Regular Board Meetings

✓  Rigorous Director Selection Process

✓  Substantial Board Oversight of Strategic Objectives, Including Corporate Strategy, M&A Activity and Capital Allocation

✓  Director Attendance at Board & Committee Meetings: 99%

✓  Fully Independent Committees

✓  Extensive Shareholder Engagement Efforts

✓  Robust Stock Ownership Guidelines for Directors and Executive Officers

The Board’s Role in Enterprise Risk Management Oversight

The Board of Directors oversees the Company’s approach to enterprise risk management (“ERM”), which is designed to support the achievement of strategic objectives, improve organizational performance and enhance long-term shareholder value. In conjunction with management, the Board assesses the specific risks faced by the Company and reviews the steps taken by the Company’s leadership to manage those risks. The Board also provides guidance to and oversight of management throughout the year with respect to setting the Company’s corporate strategy, which facilitates these assessments and reviews. The Board also encourages management to promote a corporate culture that integrates risk management into the Company’s corporate strategy and day-to-day business operations in a way that is consistent with the Company’s targeted risk profile.

By way of this framework, risk is assessed throughout the enterprise, focusing on risks arising out of various aspects of the Company’s strategy and the implementation of that strategy, including financial, legal/compliance, operational, market, strategic, health and safety, IT security & cyber, economic and geopolitical, talent/human capital, sustainability, technology and compensation risks. The Board also considers risk when evaluating proposed transactions and other matters presented to the Board, including acquisitions, capital allocation and other financial matters. In addition, the independent directors discuss risk management during executive sessions without the Company’s leadership present.

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In fiscal 2021, the Board formed a new standing committee, the ESG and Risk Committee, to further enhance the structure of the Board’s oversight for ESG and ERM. The ESG and Risk Committee assists the Board in overall oversight of ESG and ERM matters, with certain specified areas being allocated to the Board’s other standing committees as noted below. To ensure coordination and collaboration among the Board’s committees, the membership of the ESG and Risk Committee includes the Chairs of each of the Board’s committees. Each of the Committees is responsible for providing oversight in setting the strategy and approach for material ESG disclosures and targets in their respective delegated areas. The specific risk areas of focus for the Board and each of its Committees are summarized below.

Primary Area of Risk Oversight

Full Board

•  Assesses risk throughout the enterprise

•  Receives regular reports from the ESG and Risk Committee with respect to ESG and ERM matters

•  Focuses on risks arising out of various aspects of the Company’s corporate strategy and the implementation of that strategy

•  Considers risk when evaluating proposed transactions and other matters presented to the Board, including acquisitions, divestitures, capital allocation and other financial matters

ESG and Risk Committee

•  Reviews the Company’s overall ESG strategy and oversees the Company’s key ESG initiatives and policies

•  Monitors developments, trends, regulations, and best practices in managing ESG governance and corporate sustainability matters and makes recommendations to the Board and management

•  Receives regular reports from management on ESG risks, including risks and opportunities relating to climate change, as well as enterprise-wide ESG initiatives and impacts to lines of business along with the corresponding mitigation initiatives and controls

•  Reports to the Board any current and emerging topics relating to ESG matters that are expected to materially affect the business, operations, performance, or public image of the Company and details actions taken in relation thereto

•  Reviews the Company’s ERM strategy and its policies, procedures, and standards for identifying and managing Enterprise Risk

•  Oversees deployment of ERM framework and its risk measurement methodologies

•  Reviews and discusses with senior management the mitigation actions and measures taken by the Company to manage Enterprise Risk

•  Monitors and advises management with respect to special litigation matters

Audit Committee

•  Reviews and discusses with management and the Company’s independent registered public accounting firm any financial reporting issues and risks relating to the Company’s financial statements and the adequacy of the Company’s internal controls

•  Receives regular briefings from the legal department and internal audit regarding hotline reports (to the extent not reported to another committee) and other material internal audits and findings

•  Reviews internal controls and processes over material public disclosures related to sustainability/ESG, including with respect to the Company’s key sustainability/ESG-related external disclosures and any related independent auditor or third-party assurance or verification

•  In accordance with NYSE Rules, discuss with management the Company’s policies and guidelines with respect to risk assessment and risk management, as well as the Company’s major financial risk exposures and the steps taken to monitor and control such exposures

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Primary Area of Risk Oversight
Human Resource and Compensation Committee

•  Regularly reviews compensation practices and policies to consider whether they encourage excessive risk taking

•  Reviews on annual basis the assessment by the Company’s executive officers of the risk associated with the Company’s compensation programs covering its employees, including executives

•  Provides oversight with respect to succession planning for the CEO and other senior executives, monitors other key talent initiatives of the Company

•  Oversees and monitors the Company’s qualified and non-qualified benefit plans, including governance for such plans

•  Reviews ESG matters relating to human capital and related matters, including human resource related metrics used by the Company and any related public disclosures

Nominating and Corporate Governance Committee

•  Oversees risks associated with the independence of directors and Board nominees

•  Assists the Board in overseeing the activities with respect to compliance and business practice matters, including the Company’s corporate governance policies

•  Oversees ESG matters relating to corporate governance and compliance

•  Provides oversight in setting strategy and approach for corporate governance and shareholder rights, ethics and compliance, charitable giving and political donations

Special Committees	• Formed by the Board from time to time to evaluate and provide oversight with respect to specific matters or initiatives

Pursuant to the Board’s instruction, the Company’s leadership regularly reports on applicable risks to the relevant Committee or the Board, as appropriate, including regular reports on significant Company projects, with additional review or reporting on risks being conducted as needed or as requested by the Board and its Committees. The Company’s Executive Vice President, Chief Legal and Administrative Officer, Senior Vice President, Office of Global Climate Response & ESG and Enterprise Risk Management, and Vice President, Enterprise Risk Program Manager also work closely with the management team to develop effective risk management strategies and practices.

Cybersecurity Governance Highlights

The Board recognizes the importance of maintaining the trust and confidence of our customers, contractors, partners, and employees. As a part of its objective, independent oversight of the key risks facing the Company, the Board devotes significant time and attention to data and systems protection, including cybersecurity and information security risk.

The Board oversees management’s approach to staffing, policies, processes, and practices sufficient to effectively gauge and address cybersecurity and information security risk. The Audit Committee oversees risks to the integrity of our financial systems from cybersecurity threats and compliance with disclosure obligations related to cyber events. Our Board receives regular presentations and reports throughout the year on cybersecurity and information security risk. In fiscal 2023, senior executives provided two briefings on cyber and information security to the full Board. These presentations and reports addressed a broad range of topics, including updates on technology trends, regulatory developments, disclosure requirements, legal issues, policies and practices, the threat environment and vulnerability assessments, and specific and ongoing efforts to prevent, detect and respond to internal and external critical threats. The Board and Audit Committee regularly discuss cybersecurity and information security risks with our senior executives. The Audit Committee also receives presentations on IT controls related to the Company’s financial reporting systems and new regulations relating to the disclosure of cyber events.

Our cybersecurity program governs how we identify and mitigate information security risks. The program is comprised of administrative, technical, logical, and physical safeguards to protect against threats or hazards and aligns to the United States National institute of Standards and Technology (NIST) Cyber Security Framework and its

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supporting controls. We also maintain a corporate Cybersecurity Organization that develops, implements, maintains, and operates the cybersecurity program. The program is documented in our global cybersecurity policy and includes cybersecurity audits, review of third-party information systems, interconnectivity with business networks, system access controls and monitoring, and data back-up and recovery, and training and awareness. Cybersecurity training is mandatory and issued to all employees annually. Cybersecurity awareness is also included across other training programs, including our annual Code of Conduct and privacy training programs.

As part of our cybersecurity governance, we also utilize a Cybersecurity Steering Committee comprised of executive management, operational leaders, and cross-functional teams. Generally, this committee meets quarterly, or as frequently as appropriate, to review, assess and direct decisions related to cybersecurity and information systems matters.

In addition, Jacobs holds ISO 27001 certifications for Jacobs U.K. Limited, our indirect wholly-owned U.K. subsidiary, Critical Mission Solutions, Australia, New Zealand and Ireland.

Board Leadership Structure

The Board’s leadership is comprised of:

•	Chair of the Board: Steven J. Demetriou (2016-present)

•	Lead Independent Director: Christopher M.T. Thompson (2019-present)

•

Committee: Audit (Barbara L. Loughran, Chair), ESG and Risk (Robert A. McNamara, Chair), Human Resource and Compensation (Peter J. Robertson, Chair), and Nominating and Corporate Governance (General Ralph E. Eberhart, Chair). The Chairs and all members of each Committee are independent.

Currently, the Board is led by Mr. Demetriou, as Executive Chair, and Mr. Christopher M.T. Thompson, as Lead Independent Director.

In a process led by the Lead Independent Director and the Chair of the Nominating and Corporate Governance Committee, the Board evaluates the appointment and role of the Chair on an annual basis. The Board does not have a policy on whether the positions of Chief Executive Officer and Chair of the Board should be combined. During the first quarter of fiscal 2023, Mr. Demetriou served as both Chief Executive Officer of the Company and Chair of the Board. In January 2023, the roles of Chief Executive Officer and Chair were separated when Mr. Pragada succeeded Mr. Demetriou as Chief Executive Officer. Mr. Demetriou has continued to serve as Chair of the Board following this change. The Board believes that the current separation of roles following the succession helps to support a successful transition of leadership and provide significant advantages to the Board, the Company, and Mr. Pragada, as it allows the Board and Company to continue to benefit from Mr. Demetriou’s relationships with key clients and knowledge of the Company’s business, market opportunities and risks while enabling Mr. Pragada to concentrate fully on furthering the implementation of the Company’s corporate strategy.

Our Corporate Governance Guidelines provide that the Board will have a Lead Independent Director for as long as the positions of Chair and Chief Executive Officer are held by the same individual, or to the extent they are separate and the Chair is not an independent director. Further, the Board believes that strong independent leadership is a critical aspect of effective corporate governance. Accordingly, Mr. Thompson has continued to serve as Lead Independent Director following the CEO succession discussed above. The Board believes that a Lead Independent Director, who has the responsibilities set forth in the Company’s Corporate Governance Guidelines, provides independent leadership, oversight and benefits for the Company and the Board that would be provided by an independent Chair, including by working with the Human Resource and Compensation Committee and the Chair of the Nominating and Corporate Governance Committee to evaluate the performance and compensation of both the Chair and the Chief Executive Officer.

The Nominating and Corporate Governance Committee leads the process of the Board’s evaluation of the selection, role and term of the Lead Independent Director.

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Board Composition

The Nominating and Corporate Governance Committee is responsible for the annual review, with the Board, of the appropriate skills and characteristics required of members in the context of the current make-up of the Board. This process enables the Nominating and Corporate Governance Committee to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company’s needs evolve. This assessment takes into consideration all factors deemed relevant by the Nominating and Corporate Governance Committee, including the following factors:

•	Independence: The Board must be comprised of a majority of independent directors.

•

Relevant Skills and Experience: The assessment of skills and characteristics of Board members takes into account all skills and experience deemed relevant by the Nominating and Corporate Governance Committee, including those summarized in the Director Experience Matrix on page 7, among others. For incumbent directors, past performance on the Board of Directors and its Committees is also taken into consideration. For new director candidates, the assessment also takes into account the ability and willingness of the director candidate to serve on the Board for a minimum of 5 to 7 years.

•

Diversity: The Board believes it should encompass individuals with diverse backgrounds and perspectives. In accordance with this guideline, the Nominating and Corporate Governance Committee considers the diversity of viewpoints, backgrounds, experience and other demographics in evaluating and considering potential director candidates. Diversity is an important consideration in the director nomination process because the Board believes that people of broad diversity, including, but not limited to, different genders, experiences, ages, races, and ethnic backgrounds and military experience, can contribute different, useful perspectives, while collaborating effectively to further the Company’s mission. This policy is included in the Company’s Corporate Governance Guidelines. The Board has also adopted a policy, consistent with the “Rooney Rule,” requiring that women and minorities be included in the initial pool of candidates when selecting new director nominees. In addition, the Company does not have age or tenure limits for directors, but instead evaluates the need for changes to Board composition based on an analysis of skills and experience necessary for Company, as well as the results of director evaluations.

The Board of Directors and the Nominating and Corporate Governance Committee consider the qualifications and attributes of directors and director candidates individually, as well as in the broader context of the Board’s overall composition and the Company’s current and future needs, to ensure that the Board as a whole possesses the requisite combination of skills, professional experience and diversity of backgrounds and perspectives.

Independence of Directors

The Board of Directors has adopted the Board of Directors Guidelines for Determining the Independence of its Members, which are accessible by following the link to “Investors—Corporate Governance—Corporate Governance & ESG” on the Company’s website at www.jacobs.com. The Board of Directors has affirmatively determined that each person who served as a member of the Board of Directors during fiscal 2023 and each director nominee, other than Mr. Demetriou and Mr. Pragada, is independent under Section 303A.02 of the New York Stock Exchange (NYSE) listed company manual and the Company’s independence guidelines. Each member of each Committee of the Board is also independent (as defined by the applicable NYSE rules).

In addition, as further required by the NYSE’s listed company manual and the Company’s Independence Guidelines, the Board of Directors has made an affirmative determination that no material relationship exists between any independent director and the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making this determination, the Board considered all relevant relationships, whether immaterial or material, between any director and the Company, as further described below.

Ms. Loughran is a former partner of PwC, which has provided non-audit related consulting services to the Company. The payments by the Company to PwC for any fiscal year were substantially less than the greater of 2%

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of the consolidated gross revenues of PwC and $1 million, and Ms. Loughran was never involved in providing any services to the Company while a partner of PwC. In fiscal 2022, a family member of Ms. Loughran was employed by Willis Towers Watson, which provides consulting services to the Company. The payments by the Company to Willis Towers Watson for any fiscal year were substantially less than the greater of 2% of the consolidated gross revenues of Willis Towers Watson and $1 million, and the family member is not an executive officer of that company.

Mr. Fernandez is a former partner of KPMG, which has provided non-audit related consulting services to the Company. The payments by the Company to KPMG for any fiscal year were substantially less than the greater of 2% of the consolidated gross revenues of KPMG and $1 million, and Mr. Fernandez was never involved in providing any services to the Company while a partner of KPMG.

Ms. Sloat is the President, Chief Executive Officer and Chairman of the Board of American Electric Power Company Inc. (“AEP”). Select regulated electric utility subsidiaries of AEP have obtained transmission-related services from the Company. The payments made to the Company for these services were substantially less than two percent of the consolidated gross revenues of AEP.

After a review of the facts, using its business judgment, the Board of Directors determined that these relationships did not compromise the independence of Mr. Fernandez or Mss. Loughran or Sloat.

Director Nominations

The Nominating and Corporate Governance Committee is responsible for recommending the selection of director nominees to the Board. Once potential candidates are identified, including those candidates nominated by shareholders and/or identified by outside advisors or search firms, the Chair of the Nominating and Corporate Governance Committee, the Lead Independent Director, the Chair and the CEO review the backgrounds of those candidates with the Nominating and Corporate Governance Committee. Final candidates are then chosen and interviewed by the independent directors. Based on the interviews, the Nominating and Corporate Governance Committee then makes its recommendation to the Board of Directors. If the Board of Directors approves the recommendation, the candidate is nominated for election.

The Company’s Bylaws also provide for shareholder nominations of directors and a proxy access right for shareholders, pursuant to which a shareholder, or a group of up to 20 shareholders, owning in the aggregate at least three percent of outstanding shares of our common stock continuously for at least three years, may nominate and include in our annual meeting proxy materials director nominees constituting up to the greater of (a) two directors or (b) twenty percent of the Board, subject to certain limitations and provided that the shareholders and nominees satisfy the requirements specified in the Company’s Bylaws.

Please see the requirements described below under “Shareholders’ Proposals” for additional information about the procedures for shareholder nominations of directors for election. The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders in accordance with these procedures.

Committees of the Board of Directors

The Board of Directors’ four standing committees are: the Audit Committee, the ESG and Risk Committee, the Human Resource and Compensation Committee (the “Compensation Committee”) and the Nominating and Corporate Governance Committee. From time to time the Board forms special committees to provide oversight and approve specific matters.

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Audit Committee

  Members:* (1)

  - Barbara L. Loughran (Chair)

  - Priya Abani †

  - Manny Fernandez

  - Robert A. McNamara

  - Christopher M.T. Thompson

* Each member is independent and financially literate and qualifies as an audit committee financial expert

† New member appointed to Committee in fiscal 2023

Primary responsibilities include monitoring and overseeing the:

•   Integrity of the Company’s financial statements

•   Independent auditor’s qualifications and independence

•   Performance of the Company’s internal audit function and independent auditors

•   Compliance by the Company with legal and regulatory requirements

•   Controls and processes over material ESG data reporting, including with respect to the Company’s key sustainability/ESG-related external disclosures and any related independent auditor or third-party assurance or verification

Meetings in Fiscal 2023: 7 Committee Member Attendance: 99%

(1)

It is anticipated that, effective as of the date of the Annual Meeting, Ms. Sloat will be added as a member of the Audit Committee. Ms. Sloat is independent and financially literate and qualifies as an audit committee financial expert.

Committee Charter: The Audit Committee’s current charter is available by following the links to “Investors — Corporate Governance — Committee Composition” on the Company’s website at www.jacobs.com or upon written request, as described below under “Corporate Governance — Availability of Documents.”

ESG and Risk Committee

Members:* (1) - Robert A. McNamara (Chair) - General Ralph E. Eberhart - Georgette D. Kiser - Barbara L. Loughran - Peter J. Robertson * Each member is independent

Primary responsibilities include reviewing and overseeing the Company’s:

•   Overall ESG strategy and overseeing the Company’s key ESG initiatives and policies

•   Key enterprise-wide ESG metrics, targets, key performance indicators and related goals

•   ERM strategy and its policies, procedures, and standards for identifying and managing Enterprise Risk

•   Deployment of its ERM framework and risk measurement methodologies

Meetings in Fiscal 2023: 5 Committee Member Attendance: 99%

(1)	It is anticipated that, effective as of the date of the Annual Meeting, Ms. Sloat will be added as a member of the ESG and Risk Committee.

Committee Charter: The ESG and Risk Committee’s current charter is available by following the links to “Investors — Corporate Governance — Committee Composition” on the Company’s website at www.jacobs.com or upon written request, as described below under “Corporate Governance — Availability of Documents.”

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Human Resource and Compensation Committee

Members:* (1) - Peter J. Robertson (Chair) - General Vincent K. Brooks - General Ralph E. Eberhart - Manny Fernandez - Georgette D. Kiser * Each member is independent

Primary responsibilities include:

•   Reviewing, recommending, and governing all compensation and benefits policies for executive officers

•   Approving and overseeing policy and protocol involved in the granting of all equity compensation

•   Overseeing the design and administration of the Company’s employee benefit plans

•   Overseeing the adoption and administration of key human resources processes and programs, including Inclusion & Diversity

•   Oversight of human capital management and other ESG related matters delegated from the ESG & Risk Committee, including any human resource related metrics used by the Company and any related public disclosures

Meetings in Fiscal 2023: 5 Committee Member Attendance: 100%

(1)	It is anticipated that, effective as of the date of the Annual Meeting, Mr. Pinkham will be added as a member of the Human Resource and Compensation Committee.

Committee Charter: The Compensation Committee’s current charter is available by following the links to “Investors — Corporate Governance — Committee Composition” on the Company’s website at www.jacobs.com or upon written request, as described below under “Corporate Governance — Availability of Documents.”

Compensation Committee Interlocks and Insider Participation: During the last completed fiscal year, no member of the Compensation Committee was an officer or employee of the Company, was a former officer of the Company, nor had a relationship with the Company requiring disclosure as a related party transaction under Item 404 of Regulation S-K. None of the Company’s executive officers served on the compensation committee or board of directors of another entity whose executive officer(s) served as a member of the Company’s Board of Directors or on the Compensation Committee.

Nominating and Corporate Governance Committee

Members:*(1) -General Ralph E. Eberhart (Chair) -Priya Abani -General Vincent K. Brooks -Georgette D. Kiser -Christopher M.T. Thompson * Each member is independent

Primary responsibilities include:

•   Identifying for the Board of Directors qualified candidates to serve as directors of the Company

•   Establishing corporate governance policies, principles and guidelines for the Board

•   Overseeing the Annual Self-Evaluation of the Board

•   Establishing and recommending to the Board outside director compensation

•   Overseeing the Company’s ethics and compliance programs

•   Overseeing ESG related matters delegated from the ESG & Risk Committee

Meetings in Fiscal 2023: 6 Committee Member Attendance: 99%

Committee Charter: The Nominating and Corporate Governance Committee’s current charter is available by following the links to “Investors — Corporate Governance — Committee Composition” on the Company’s website at www.jacobs.com or upon written request, as described below under “Corporate Governance — Availability of Documents.”

(1)	It is anticipated that, effective as of the date of the Annual Meeting, Mr. Pinkham will be added as a member of the Nominating and Corporate Governance Committee.

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Corporate Governance Guidelines

The Company monitors developments in the area of corporate governance and routinely reviews its processes and procedures in light of such developments. The Company believes that it has procedures and practices in place which are designed to enhance and protect the interests of its shareholders.

The Board of Directors has approved Corporate Governance Guidelines for the Company, which are reviewed and updated on an annual basis. The Board also utilizes outside legal counsel to provide training and advice on governance matters. The Corporate Governance Guidelines are available by following the links to “Investors — Corporate Governance — Corporate Governance & ESG” on the Company’s website at www.jacobs.com or upon written request, as described below under “Corporate Governance — Availability of Documents.” The Corporate Governance Guidelines address the following matters:

✓	The role of the Board to provide oversight, counseling and direction to the Company’s leadership in the interest of the Company and its shareholders

✓	Frequency of meetings of the Board (5-6 regular meetings per year)

✓	The requirement that the Board of Directors be comprised of a majority of independent directors

✓	Guidelines for evaluating and nominating director nominees, including relevant skills, experience and diversity

✓	The requirement that the standing Committees of the Board of Directors be comprised entirely of independent directors

✓	The requirement that directors attend all regularly scheduled Board and Committee meetings in person or by videoconference unless required by illness or other extenuating circumstances

✓	Executive sessions of the Board of Directors wherein independent directors meet as a group without the presence of management directors

✓	Orientation for new directors and continuing education for Board members

✓	The selection, roles and responsibilities of the Chair, the CEO and the Lead Independent Director
✓	The requirement that the performance of the Executive Chair and the CEO be evaluated annually and reviewed by the independent directors

✓	Succession planning

✓	Annual Board self-evaluation

✓	Other matters uniquely germane to the work and responsibilities of the Board of Directors

✓	Guidelines for determining director independence

✓	Director and executive officer stock ownership guidelines

✓	Conflicts of interests

✓	Majority voting in uncontested elections of directors

✓	Limitations on the number of public company boards on which independent directors may serve to four (including the Company’s Board), unless such independent director is also the CEO of another public company, in which case, such director may only serve on two public boards (including the Company’s Board)

✓	Committees of the Board, including assignment of directors to committees and appointment of committee chairs

Director Education

The Board recognizes the importance of director continuing education and is committed to provide such education to enhance both Board and Committee performance. Accordingly, as noted in the Company’s Corporate Governance Guidelines, the Company regularly provides the Board with education programs, presentations and briefings on topics relevant to the Company, its business and risk profile, including separate educational sessions in connection with each regular Board meeting. All directors are members of the National Association of Corporate Directors. In addition, each year the Board engages a third-party expert to host an educational program for members of the Board on matters relevant to the Company or relating to duties and responsibilities of directors.

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Directors are also encouraged to attend at least one outside educational program each year on any subjects pertaining to the directors’ responsibilities such as “directors’ colleges.” Additionally, newly elected directors must participate in the Company’s orientation program for new directors.

Management Succession Planning and Development

The Board is committed to positioning Jacobs for further growth through ongoing talent management, succession planning and the deepening of our leadership bench strength. The Board has assigned to the Compensation Committee, as set forth in its charter, the responsibility to oversee the succession plans relating to the executive officers of the Company, including the CEO, and to recommend to the Board, with respect to succession planning, the selection of individuals for executive officer positions. Additionally, the Company’s Corporate Governance Guidelines require that the CEO report at least annually to the Compensation Committee and the Board on succession planning for the executive officers, other than CEO, and to make available, on a continuing basis, his or her recommendations concerning who is qualified to assume the role of CEO in the event the CEO becomes unable to perform his or her duties. Our emergency succession planning is intended to enable the Company to respond to unexpected position vacancies, including those resulting from a major catastrophe, natural disaster or other impactful event by continuing the Company’s safe and sound operation and minimizing potential disruption or loss of continuity to the Company’s business and operations.

In January 2023, Mr. Pragada succeeded Mr. Demetriou as Chief Executive Officer of the Company and joined the Board of Directors. Mr. Demetriou has continued to serve as Executive Chair of the Board following this change.

In addition, effective as of August 14, 2023, Claudia Jaramillo, our former Executive Vice President, Strategy and Corporate Development, succeeded Kevin Berryman as Chief Financial Officer of the Company. Mr. Berryman continues to serve as a Special Advisor to Mr. Pragada following this change.

Mr. Pragada’s and Ms. Jaramillo’s readiness to step into their respective new roles is a demonstration of the Company’s focus on ongoing talent development and the Board’s ability to effectively implement its long-term succession planning.

Annual Board and Committee Evaluations

The Nominating and Corporate Governance Committee, together with the Lead Independent Director, coordinates regular Board performance evaluations. These evaluations are conducted through a combination of formal and informal processes, including the following, among others:

•	The Board regularly conducts a self-evaluation of its performance.

•

The Lead Independent Director and/or the Chair of the Nominating and Corporate Governance Committee periodically conduct one-on-one interviews with directors regarding Board effectiveness and performance and report the results back to the Nominating and Corporate Governance Committee.

•	At least annually, the full Board receives updates on corporate governance best practices from an outside law firm.

•	At the end of each regular Board meeting, the Board holds an executive session at which feedback on the meeting is provided to the Chair and Lead Independent Director.

•

Annually, the Nominating and Corporate Governance Committee reviews the composition of the entire Board, including the backgrounds, skills and experience of the current directors, through the use of a skills matrix.

•

At least annually, each Committee conducts a formal self-evaluation and reviews its charter with the assistance of outside legal counsel. The Chair of the Nominating and Corporate Governance Committee attends the self-evaluation sessions in order to incorporate feedback into the overall Board self-evaluation process.

•

Feedback from these processes is communicated to the Chair of the Board, the Chair of the Nominating and Corporate Governance Committee and the Lead Independent Director so that appropriate follow-up measures can be discussed, implemented, and monitored.

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Attendance at Meetings of the Board and its Committees and the Shareholder Meeting

Overall director attendance at meetings of the Board and its Committees was 99% during fiscal 2023. Each individual director attended at least 75% of all meetings of the Board and all Committees on which they served during fiscal 2023. Board members are expected to attend annual meetings of shareholders. All of the members of our Board attended the 2023 Annual Meeting in person, except for one director who was unable to join the virtual meeting due to an internet connectivity issue.

Code of Ethics

In addition to the Corporate Governance Guidelines, the Board of Directors has adopted the following other codes, guidelines and policies:

✓	Code of Business Conduct and Ethics for Members of the Board of Directors;

✓	Code of Ethics for the Chief Executive Officer and Senior Financial Officers; and

✓	Code of Conduct.

These documents, along with the Corporate Governance Guidelines, serve as the foundation for the Company’s system of corporate governance. They provide guidance for maintaining ethical behavior, require that directors and employees comply with applicable laws and regulations, prohibit conflicts of interest and provide mechanisms for reporting violations of the Company’s policies and procedures.

In the event the Company makes any amendment to, or grants any waiver from, a provision of the code of ethics that applies to the principal executive officer, principal financial officer, or principal accounting officer that requires disclosure under applicable Securities and Exchange Commission (“SEC”) rules, the Company will disclose such amendment or waiver and the reasons therefore on its website at www.jacobs.com.

Stock Ownership Guidelines

In an effort to more closely align the Company’s independent directors’ financial interests with those of our shareholders, the Board of Directors has established stock ownership guidelines for independent directors. Under these guidelines, the Company’s independent directors are expected to hold equity in the Company (taking into account the value of common stock owned, and outstanding restricted stock and restricted stock unit (“RSU”) awards held by the individual) valued at a minimum of five times their annual cash retainer within a reasonable time after initial appointment or election to the Board. Independent directors are restricted from selling any shares of common stock during any period in which they have not met these ownership guidelines. As of the end of fiscal 2023, all independent directors who have served on the Board for at least 5 years exceeded these guidelines.

Similarly, the Company has established stock ownership guidelines for senior leadership. Under these guidelines, the Company’s senior leadership is expected to hold equity in the Company (taking into account the value of common stock owned, and outstanding RSU awards held by the individual, but excluding unvested performance share units or unexercised options) valued as follows:

Position	Multiple of Base Salary
Executive Chair; Chief Executive Officer	6x
Chief Financial Officer	4x
Executive Vice Presidents	3x
Other Senior Leadership (SVPs)	2x

Members of senior leadership are not required to purchase shares of common stock to reach the applicable threshold but are restricted from selling any shares of common stock during any period in which they have not met these ownership guidelines. This restriction does not apply to the withholding of shares to satisfy tax withholding requirements. As of the Record Date, all named executive officers (“NEOs”) exceeded their respective guidelines,

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other than Ms. Jaramillo, whose base salary multiplier was increased in August 2023 in connection with her promotion to Chief Financial Officer. Any sales by directors and executives are subject to the Company’s insider trading policy, which requires sales during open trading windows to be precleared by the Company’s General Counsel.

Shareholder Engagement

Why We Engage

Understanding the issues that are important to our shareholders is critical to ensure that we address their interests in a meaningful and effective manner. It is also the foundation of good corporate governance. In that light, we engage with our shareholders on a regular basis throughout the year to discuss a range of topics, including our performance, strategy, risk management, executive compensation, corporate governance, and ESG and sustainability.

We recognize the value of taking our shareholders’ views into account. Dialogue and engagement with our shareholders help set goals and expectations for our performance and facilitate identification of emerging issues that may affect our strategies, corporate governance, compensation practices, and other aspects of our operations.

When We Engage

How we Engage

Our shareholder and investor outreach and engagement take many forms. We participate in numerous investor conferences and analyst meetings, hold our own investor events, host quarterly earnings calls, and meet with one or more of our shareholders in a variety of contexts and forums. As part of our shareholder engagement program, members of our Board, including our Lead Independent Director, also participate in many of these meetings to discuss a range of ESG matters, including executive compensation, corporate governance, and sustainability.

In addition, our Chief Executive Officer, Executive Chair, Chief Financial Officer, Vice President of Investor Relations, and other senior management engage with our shareholders on a frequent basis, year-round, to discuss our strategy and our financial and business performance and to provide updates on key developments.

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Topics of shareholder engagement in fiscal 2023 included corporate governance, capital deployment, executive compensation, ESG matters, business performance, strategic priorities and goals, firm culture, risk management, succession planning, climate risk, and our previously announced plans to separate our Critical Missions Solutions business.

Shareholder Engagement in Fiscal 2023

Our Response to Shareholder Feedback

Shareholder feedback is delivered regularly to our Board and thoughtfully considered. Such feedback has led to modifications in our executive compensation programs, our corporate governance practices and our disclosures.

In the first quarter of fiscal 2023, following communications with our shareholders, our Board amended the Company’s Bylaws to provide for shareholder nominations of directors and a proxy access right for shareholders, pursuant to which a shareholder, or a group of up to 20 shareholders, owning in the aggregate at least three percent of outstanding shares of the Company’s common stock continuously for at least three years, may nominate and include in our annual meeting proxy materials director nominees constituting up to the greater of (a) two directors or (b) twenty percent of the Board, subject to certain limitations and provided that the shareholders and nominees satisfy the requirements specified in the Company’s Bylaws. In addition, in July 2023, our Board further amended the Company’s Bylaws to update the procedural mechanics and disclosure requirements for shareholder nominations of directors in light of the new “universal proxy” rules under Rule 14a-19 of the Exchange Act, which require companies to include all shareholder director nominees on their proxy card under certain conditions. The Company’s Bylaws are available by following the links to “Investors — Corporate Governance — Corporate Governance & ESG” on the Company’s website at www.jacobs.com.

We also made certain modifications to our compensation programs for fiscal 2023 in response to feedback from our shareholders. For more information about these changes, see “Compensation Discussion & Analysis.”

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Contacting the Board of Directors

Generally — All communications required by law or regulation to be relayed to the Board of Directors are relayed promptly after receipt by the Company. Any communications received by the Company from shareholders that have not also been sent directly to the Board of Directors will be processed as follows: (1) if the shareholder specifically requests the communication be sent to the Board, the communication will then be promptly relayed to the Board and (2) if the shareholder does not request that the communication be sent to the Board of Directors, then the Company’s leadership will promptly relay to the Board all communications that the management of the Company, using its best business judgment, determines should be relayed to the Board.

Contacting the Board of Directors — Any shareholder, employee or interested party who desires to communicate with the Board may do so by writing to The Board of Directors, c/o Corporate Secretary, Jacobs Solutions Inc., 1999 Bryan Street, Suite 3500, Dallas, Texas 75201, in an envelope marked confidential.

Contacting Independent Directors — Any shareholder, employee or interested party who desires to communicate with the Company’s independent directors may do so as follows:

✓	Confidentially or anonymously through the Company’s Integrity Hotline, +1 (844) 543-8351;

✓	By writing to Lead Independent Director, c/o Corporate Secretary, Jacobs Solutions Inc., 1999 Bryan Street, Suite 3500, Dallas, Texas 75201, in an envelope marked confidential; or

✓	By sending an email to LeadIndependent.Director@Jacobs.com.

Contacting the Audit Committee — Any shareholder, employee or interested party may submit at any time a good faith complaint regarding any questionable accounting, internal accounting controls, or auditing matters concerning the Company without fear of dismissal or retaliation of any kind. Employees are encouraged to report their concerns and complaints to the Company’s senior leadership or to the Audit Committee of the Board of Directors. Confidential, anonymous reports may be made as follows:

✓	Through the Company’s Integrity Hotline, +1 (844) 543-8351;

✓	By writing to the Chair of the Audit Committee, c/o Corporate Secretary, Jacobs Solutions Inc., 1999 Bryan Street, Suite 3500, Dallas, Texas 75201, in an envelope marked confidential; or

✓	By sending an email to Audit.Committee@Jacobs.com.

Availability of Documents

The full text of the Corporate Governance Guidelines, the Code of Business Conduct and Ethics for Members of the Board of Directors, the Code of Ethics for the Chief Executive Officer and Senior Financial Officers, the Code of Conduct, the Committee Charters, the Board of Directors Guidelines for Determining the Independence of its Members, and the other corporate governance materials described in this Proxy Statement are accessible by following the link to “Investors — Corporate Governance — Corporate Governance & ESG” on the Company’s website at www.jacobs.com.

The Company will furnish without charge a copy of any of the foregoing documents to any person making such a request in writing and stating that he or she is a beneficial owner of common stock of the Company. Requests should be addressed to: Jacobs Solutions, Inc., 1999 Bryan Street, Suite 3500, Dallas Texas 75201, Attention: Corporate Secretary.

Compensation of Directors

Compensation Philosophy

•

Attract and retain highly qualified directors having a diverse range of backgrounds, skills and experience by offering compensation that is competitive with the Company’s peer group and the broader market of other similarly-sized companies.

2024 Proxy Statement |	29

•

Align the interests of directors with our shareholders by providing a significant portion of compensation in equity and requiring directors to comply with robust stock ownership guidelines and policies prohibiting hedging, shorting or pledging Company stock.

•	Provide a compensation program that reflects individual director responsibilities and time commitments.

•	Provide compensation that is simple and transparent.

Determination of Non-Employee Director Compensation

Each year, the Board determines non-employee director compensation based upon the recommendation of the Nominating and Corporate Governance Committee. In making a recommendation, the Nominating and Corporate Governance Committee considers market data for the Company’s peer group, which is the same peer group used for the Company’s executive compensation benchmarking, as well as data for a broader market of similarly-sized companies, and input regarding market practices for director compensation from Farient Advisors, which is the same independent consultant that is retained by the Compensation Committee.

Components of Non-Employee Director Compensation

Compensation Component	Calendar Year 2022	Calendar Year 2023	Purpose

Cash Retainer	$125,000	$125,000	Provide a competitive cash retainer.

Lead Independent Director Additional Cash Retainer	$100,000	$100,000	Provide additional compensation that takes into account the increased responsibilities and time commitments of the Lead Independent Director.

Committee Chair Additional Cash Retainer	$25,000	$25,000	Provide additional compensation that takes into account the increased responsibilities and time commitments of the Chair of each of the Board’s standing Committees. Each Committee Chair also serves on the ESG & Risk Committee.

Special Meeting Fees (beginning with ninth meeting for the Board or a standing Committee, and the third meeting for any Special Committee, in each case during a twelve-month period)	$2,000/meeting	$2,000/meeting	Provide compensation for periods of unusually high meeting activity.

Equity Grant (RSUs that vest on the earlier of 1 year after grant or the next annual shareholder meeting)	$190,000	$190,000

Align interests of directors with the long-term interests of the Company’s shareholders.

Directors restricted from selling shares until reaching stock ownership guidelines level (5x annual cash retainer).

Equity

For 2023, the Board set the annual equity value to be awarded to independent directors at approximately $190,000, and, accordingly, granted each independent director an award of 1,559 RSUs on January 25, 2023. Such grants were made pursuant to the Company’s 1999 Outside Director Stock Plan, as amended and restated (the 1999 Outside Director Plan). Each RSU grant vests upon the earlier of (1) the next annual shareholder meeting or (2) the 1-year anniversary of the grant date.

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If the Company pays a cash dividend on its outstanding common stock, RSUs will be credited with cash dividend equivalent rights (Dividend Equivalents) paid to the applicable director upon the vesting of the RSUs and distribution of the underlying shares of common stock as described below in the section entitled “Executive Compensation — Narrative Disclosure to Summary Compensation Table” and “Grants of Plan Based Awards Table — Payment of Dividends and Dividend Equivalent Rights.” Each director also receives cash dividends with respect to each outstanding restricted stock award (RSA), if any, as and when paid to shareholders of common stock.

Additional Director Compensation for Periods of Unusually High Board or Committee Activity

The Board has adopted a policy under which non-employee directors may receive additional compensation for periods of unusually high Board or committee activity. The intention of this policy is to adequately compensate directors for additional services rendered during periods of unusually high activity and will not be paid for ordinary course of business responsibilities. The Corporate Governance Guidelines provide that there will be five to six regularly scheduled Board meetings per year, and the policy provides that, for each Board or committee meeting in excess of eight meetings for the Board or applicable standing committee during a twelve-month period, the Company will pay an additional $2,000 special fee for each meeting to the non-employee directors in attendance. In the event the Board forms a special committee, the Company will pay the additional $2,000 special fee for each special committee meeting beginning in excess of two special committee meetings in a twelve-month period. No special fees were earned by non-executive directors for additional meetings of the Board in fiscal 2023.

Director Deferral Plan

Additionally, independent directors are eligible to participate in the Jacobs Director Deferral Plan, pursuant to which each director may defer all or a portion of such director’s cash retainer and/or RSUs.

Non-Employee Director Compensation During Fiscal 2023

The table below sets forth the compensation earned by each of the Company’s independent directors during fiscal 2023. Neither Mr. Pragada, our CEO and a director on the Board, nor Mr. Demetriou, the Executive Chair of the Board, received compensation for their service as directors. The compensation paid to Mr. Pragada and Mr. Demetriou as employees of the Company during fiscal 2023 is set forth in the “Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Option Awards (3) ($)	All Other Compensation (4) ($)	Total ($)

Priya Abani	125,000	190,042	—	1,554	316,596

General Vincent K. Brooks	125,000	190,042	—	1,391	316,433

General Ralph E. Eberhart	150,000	190,042	—	1,391	341,433

Manny Fernandez	125,000	190,042	—	—	315,042

Georgette D. Kiser	125,000	190,042	—	759	315,801

Barbara L. Loughran	150,000	190,042	—	—	340,042

Robert A. McNamara	150,000	190,042	—	1,391	341,433

Louis V. Pinkham (5)	—	—	—	—	—

Peter J. Robertson	150,000	190,042	—	1,391	341,433

Julie A. Sloat (5)	—	—	—	—	—

Christopher M.T. Thompson	225,000	190,042	—	—	415,042

(1)	Represents director fees earned during fiscal 2023. No special fees were earned by non-executive directors for additional meetings of the Board in fiscal 2023.

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(2)

Represents the grant date fair value of the RSU grants under the 1999 Outside Director Plan during fiscal 2023 in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (FASB ASC Topic 718). The aggregate number of shares of RSUs outstanding at September 29, 2023, for each independent director was as follows: P. Abani — 1,559; V. Brooks — 1,559; R. Eberhart — 8,368; M. Fernandez — 5,244; G. Kiser — 4,363; B. Loughran — 8,008; R. McNamara — 1,559; L. Pinkham — 0; P. Robertson — 11,368; J. Sloat — 0; and C. Thompson — 15,691.

(3)

The Company has not granted options to independent directors since fiscal 2016. The aggregate number of options outstanding at September 29, 2023, for each independent director was as follows: P. Abani — 0; V. Brooks — 0; R. Eberhart — 10,500; M. Fernandez — 0; G. Kiser — 0; B. Loughran — 0; R. McNamara — 0; L. Pinkham — 0; P. Robertson — 7,000; J. Sloat — 0; and C. Thompson — 10,500.

(4)

Represents dividend equivalent payments on RSUs that vested during the fiscal year. These amounts do not include accumulated dividend equivalent rights on vested and deferred RSUs that have not yet been distributed to each independent director as follows: P. Abani — $0; V. Brooks — $0; R. Eberhart — $37,041; M. Fernandez — $5,926; G. Kiser — $4,105; B. Loughran — $14,438; R. McNamara — $0; P. Robertson — $53,361; J. Sloat — $0; and C. Thompson — $56,550.

(5)

Mr. Pinkham and Ms. Sloat were each appointed to the Board effective as of December 1, 2023. Accordingly, neither Mr. Pinkham nor Ms. Sloat received any compensation related to his or her service on the Board in fiscal 2023.

Forward-Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not directly relate to any historical or current fact. When used herein, words such as “estimates,” “intends,” and “will” and similar words are intended to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although such statements are based on management’s current estimates and expectations and/or currently available data, forward-looking statements are inherently uncertain and involve risks and uncertainties that could cause our actual results to differ materially from what may be inferred from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those listed in Item 1A — Risk Factors in the Company’s 2023 Annual Report on Form 10-K. The Company does not undertake any obligation to release publicly any revisions or updates to any forward-looking statements.

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PROPOSAL NO. 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

What are You Voting on?

As required by Section 14A of the Securities Exchange Act of 1934, as amended, this proposal seeks a shareholder advisory vote to approve the compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation paid to the Company’s NEOs, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which includes the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narrative disclosures).”

As an advisory vote, this proposal is not binding on the Company, the Board of Directors, or the Compensation Committee, and will not be construed as overruling a decision by the Company, the Board, or the Compensation Committee or creating or implying any additional fiduciary duty for the Company, the Board, or the Compensation Committee. However, the Board of Directors and the Compensation Committee value the opinions that shareholders express in their votes and will consider the outcome of the vote when making future compensation decisions.

What is the Voting Requirement?

The approval of the advisory resolution on the Company’s executive compensation requires the affirmative vote of a majority of shares of common stock present, in person, via the virtual meeting platform or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the advisory resolution. Broker non-votes will have no effect of the outcome of the advisory vote.

The Board of Directors unanimously recommends that you vote FOR the advisory resolution approving the Company’s executive compensation.

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COMPENSATION COMMITTEE REPORT

The Human Resource and Compensation Committee of the Board of Directors reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement. The Board has approved that recommendation.

Peter J. Robertson, Chair General Vincent K. Brooks General Ralph E. Eberhart Manny Fernandez Georgette D. Kiser

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Executive Summary

We operate with a pay-for-performance executive compensation philosophy in a challenging, highly competitive and rapidly evolving global environment. Our pay-for-performance philosophy is designed to attract and retain the world’s best talent throughout the company, including at our executive level. Our named executive officers (NEOs) for fiscal 2023 were:

Robert V. Pragada Chief Executive Officer (CEO)	Claudia Jaramillo Executive Vice President and Chief Financial Officer (CFO)	Stephen A. Arnette Executive Vice President, President of Critical Mission Solutions	Joanne E. Caruso Executive Vice President, Chief Legal and Administrative Officer	Patrick X. Hill Executive Vice President, President of People & Places Solutions

Additionally, included as part of our NEOs for fiscal 2023 are Mr. Steven J. Demetriou, our former Chief Executive Officer and current Executive Chair, and Mr. Kevin C. Berryman, our former Chief Financial Officer and current Special Advisor to the Chief Executive Officer.

Our Executive Compensation Philosophy

Our vision is to provide superior client value based on long-term relationships and favorable returns to our shareholders through profitable growth. The Compensation Committee adheres to a compensation program that drives this vision by attracting and retaining highly qualified employees and motivating them to deliver value to our customers and shareholders. Accordingly, our executive compensation program:

✓	Provides executives with target total compensation that is competitive with the market;

✓

Rewards executives for superior annual Company performance through our Leadership Performance Plan (“LPP”), a short-term cash incentive program that places a substantial component of pay at risk, with specific measures and targets assigned to each participant based on their role in the Company; and

✓	Aligns our executives’ interests with those of our shareholders through long-term equity-based awards.

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Guide to CD&A

HOW DID WE PERFORM?	✓	Net earnings from continuing operations of $667 million, up 4% from fiscal 2022.
	✓	Earnings per share (“EPS”) of $5.31 up 7% from fiscal 2022 and gross revenue up 10% from fiscal 2022.
✓

Remain committed to double-digit multi-year earnings growth driven by accelerating revenue, improving margin performance, strong backlog and a robust global sales pipeline aligned with our strategic accelerators.

WHAT DID WE CHANGE IN 2023?	✓

Annual Bonus Plan: Replaced the plan’s individual “strategic non-financial goals” for officers with a “Corporate Scorecard” for the Company’s strategic and ESG goals applying to all plan participants. Includes (i) a Composite Score based on the results of questions in our annual culture survey related to inclusion and (ii) the operating profit attributable to certain business units of Divergent Solutions, one of the Company’s operating segments. This change is designed to provide alignment for all plan participants across the Company to key initiatives.

	✓	In response to shareholder feedback, the “lock-in” feature was eliminated for all newly awarded performance-based restricted stock unit (“PSU”) grants, which now have a three-year performance period.

HOW DO WE DETERMINE PAY?	✓

Pay programs are designed to reward executives for positive Company financial results and other strategic and ESG initiatives and align with shareholder interests by having a significant portion of compensation composed of equity-based long-term incentive awards.

	✓	Pay levels are set commensurate with market performance to attract and retain high quality talent.
✓

The advice of an independent compensation consultant is considered, along with internal pay equity among executives and the alignment of total pay opportunity and pay outcomes with performance and market benchmarks.

HOW DID WE PAY OUR NEOS?	✓	Base salaries reflect each NEO’s role, responsibility, experience, individual performance and market conditions.
	✓	Fiscal 2023 short- and long-term incentive payouts aligned with our fiscal 2023 performance.
	✓	Annual incentive payouts were earned at 103.5% of target, based on achievement of Company performance objectives and the results of its “Corporate Scorecard.”
	✓	Long-term equity incentives were granted in fiscal 2023 at target levels, using a portfolio of PSUs and time-based restricted stock units (“RSUs”).

HOW DO WE ADDRESS RISK AND GOVERNANCE?	✓	Provide an appropriate balance of short- and long-term compensation, with payouts based on the Company’s achievement of certain financial metrics and specific business area objectives.
✓

Follow practices that promote good governance and serve the interests of our shareholders, with maximum payout caps for annual cash incentives and long-term performance awards, and policies on clawbacks, anti-pledging, anti-hedging, insider trading and stock ownership.

✓

Annual “say-on-pay” shareholder vote and an annual compensation risk assessment of our compensation program, pursuant to which our independent compensation consultant confirmed that none of our compensation plans encourage undue risk-taking.

WHY YOU SHOULD APPROVE THE SAY-ON-PAY PROPOSAL	✓	Fiscal 2023 incentive payouts for our NEOs aligned with Company performance.
	✓	Our pay program is aligned with shareholder interests, emphasizing achievement of financial and strategic objectives over the long term.
	✓	Our pay program is designed to attract and retain a strong leadership team.

36	| 2024 Proxy Statement

Our Executive Compensation Program and Practices

The Compensation Committee believes that our executive compensation program is appropriately designed to advance the interests of our shareholders and other stakeholders. The key components and associated purposes of our compensation program are as follows:

* See pages 44-45 for definitions of DSO, GP in Backlog and DVS B/U OP.

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We remain committed to executive compensation practices that drive performance and that align the interests of our leadership team with the interests of our shareholders and other stakeholders. Below is a summary of best practices that we have implemented and practices that we avoid with respect to the compensation of our NEOs.

WHAT WE DO	WHAT WE DO NOT DO

☑ Pay-for-Performance — A significant majority of our executives’ target compensation is at risk, including stock-based and/or performance-based compensation tied to pre-established performance goals aligned with our short- and long-term objectives.

☑ Compensation Recoupment Policies — In accordance with SEC and NYSE rules, we have adopted a clawback policy that requires the Company to recover erroneously awarded incentive-based compensation to our executive officers in the event that the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. We also have an additional clawback policy for select top executives that applies in the event of such executive’s violation of restrictive covenants or other misconduct. This policy is further described under “Clawback Policy” below.

☑ Stock Ownership Guidelines — Our Board has established robust stock ownership guidelines applicable to our Board members and executives as described under “Stock Ownership Guidelines” below.

☑ Thorough Compensation Benchmarking — The Compensation Committee reviews publicly available information to evaluate how our NEOs’ compensation compares to that of executives in comparable positions at peer companies as described under “Assessing Compensation Competitiveness” below.

☑ Independent Compensation Consultant — The Compensation Committee benefits from its use of an independent compensation consulting firm, which provides no other services to the Company.

☑ Annual Pay-for-Performance and Risk Review — With the help of its independent compensation consultant, the Compensation Committee analyzes the alignment of realizable pay and performance on an annual basis to ensure that our incentive programs are working as intended and do not encourage excessive risk-taking.

☑ Vesting Conditions on Dividend Equivalents — We impose the same vesting conditions on dividend equivalents as on the underlying RSUs.

☒ No Tax Gross-Ups — We do not have tax reimbursements or gross-ups on severance or other payments. See “Other Benefits—Perquisites” below.

☒ No Pension Plans or Special Retirement Programs for Executive Officers — We do not have a defined benefit pension plan or supplemental retirement plan for executive officers.

☒ No Excessive Perquisites — We do not offer excessive executive perquisites such as personal use of airplanes at the Company’s expense, Company-provided automobiles or auto allowances (except for expatriates) or payment of club dues.

☒ No Speculative Trading — Board members and executive officers are prohibited from short-selling our stock and buying or selling puts and calls of our stock. See “Insider Trading and Policy on Hedging or Pledging of Stock” below.

☒ No Hedging — Board members and executive officers are prohibited from engaging in hedging transactions that could eliminate or limit the risks and rewards of owning our stock. See “Insider Trading and Policy on Hedging or Pledging of Stock” below.

☒ No Use of Jacobs Stock as Collateral for Margin Loans — Board members and executive officers are prohibited from using our stock as collateral for any margin loan. See “Insider Trading and Policy on Hedging or Pledging of Stock” below.

38	| 2024 Proxy Statement

The Compensation Decision Process

The Compensation Committee may, from time to time, directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. In fiscal 2023, the Compensation Committee engaged the services of Farient Advisors (the “Independent Consultant”), a global executive compensation consulting firm, to review and provide recommendations concerning all components of the Company’s executive compensation programs. The Independent Consultant performs services on behalf of the Compensation Committee and has no relationship with the Company or its executives except as it may relate to performing such services. The Independent Consultant also advises the Nominating and Corporate Governance Committee on non-employee director compensation. The Compensation Committee has assessed the independence of the Independent Consultant pursuant to the rules of the SEC and the NYSE and concluded that the Independent Consultant is independent, and no conflict of interest exists with respect to the services provided by the Independent Consultant to the Compensation Committee.

During fiscal 2023, the CEO and other members of our senior executive team worked with the Compensation Committee to help ensure that our executive compensation programs are competitive, ethical, and aligned with the Company’s values. For fiscal 2023, compensation decisions for the NEOs (other than our CEO and our Executive Chair) were made by the Compensation Committee after consultation with the CEO, and compensation decisions with respect to our CEO and our Executive Chair were approved by the full Board upon recommendation from the Compensation Committee.

We also take shareholder feedback into account when making decisions about our executive compensation program. For fiscal 2023, in response to shareholder feedback and in an effort to reduce the complexity of our long-term incentive plan design, a full three-year performance period was applied to all PSU grants beginning with those awarded in fiscal 2023. This change resulted in the removal of the “lock-in” component for new PSU grants, which allowed for awards to be “locked in” and no longer forfeitable if the Company met certain performance targets in years 1 or 2 of the three-year performance period, and if the employee did not have a separation of service prior to the vesting date. At the 2023 annual meeting of shareholder, approximately 96% of our shareholders approved of our executive compensation program by voting in favor of our “say on pay” proposal.

Assessing Compensation Competitiveness

The Compensation Committee, with the help of the Independent Consultant, regularly updates, and uses a peer group to benchmark the Company’s compensation program. For fiscal 2023, as part of its annual review, the Compensation Committee determined that the peer group should be comprised of (1) companies from a range of industries, including professional services, technology, defense and engineering that are competitive with the Company for business and executive management talent or (2) companies that provide IT consulting or technical services to government and large commercial clients. For fiscal 2023, the Company’s peers are generally within one-quarter to four times the size of the Company in terms of revenue and market capitalization.

Similar to prior years, to assess compensation competitiveness compared to the peer group, the Independent Consultant utilized comparative data disclosed in publicly available proxy statements, other documents filed with the SEC, and data from a comprehensive database of pay survey information.

2024 Proxy Statement |	39

The following chart shows our fiscal 2023 industry peer group, including relevant size and performance data to illustrate the Company’s relative position.

Revenue (Most Recently Available Four Quarters)		Market Capitalization as of 9/29/2023
Company	($MMs)	Company	($MMS)
ACCENTURE PLC-CL A	$64,112	ACCENTURE PLC-CL A	$193,939
GENERAL DYNAMICS CORP	$41,455	NORTHROP GRUMMAN CORP	$66,601
NORTHROP GRUMMAN CORP	$38,685	GENERAL DYNAMICS CORP	$60,334
QUANTA SERVICES INC.	$19,515	COGNIIZANT TECH SOLUTIONS	$34,212
COGNIZANT TECH SOLUTIONS-A	$19,434	L3HARRIS TECHNOLOGIES INC	$32,932
L3HARRIS TECHNOLOGIES INC	$18,657	QUANTA SERVICES INC	$27,162
JACOBS	$15,945	WSP GLOBAL INC	$17,639
LEIDOS HOLDINGS INC	$15,155	JACOBS	$17,188
FLUOR CORP	$15,013	TEXTRON INC	$15,477
DXC TECHNOLOGY CO	$14,039	BOOZ ALLEN HAMILTON HOLDINGS	$14,327
AECOM	$13,962	LEIDOS HOLDINGS INC	$12,658
TEXTRON INC	$13,427	AECOM	$11,520
WSP GLOBAL INC	$10,134	KBR INC.	$7,952
BOOZ ALLEN HAMILTON HOLDINGS	$10,031	CACI INTERNATIONAL INC.-CL A	$7,157
CACI INTERNATIONAL INC.-CL A	$6,947	SNC-LAVALIN GROUP INC	$5,873
KBR INC	$6,834	PARSONS CORP	$5,701
SNC-LAVALIN GROUP INC	$5,933	FLUOR CORP	$5,262
PARSONS CORP	$5,052	DXC TECHNOLOGY CO	$4,274
75th Percentile	$19,240	75th Percentile	$31,489
Median	$14,526	Median	$14,902
25th Percentile	$10,057	25th Percentile	$7,356
Jacobs Percentile*	67%		61%

* Percentile rank calculation includes Jacobs.

Source: Bloomberg

Mkt Cap Date: 9/29/2023

For fiscal 2024, as part of its annual peer group review, the Compensation Committee, in consultation with the Independent Consultant, maintained the peer group used in fiscal 2023.

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Compensation Elements

During fiscal 2023, the Compensation Committee utilized findings by the Independent Consultant to determine that the Company’s executive compensation program continued to be both reasonable, in relation to competitive pay levels and appropriate in supporting business objectives, and a positive performance-based culture. As reflected in the charts below, variable/at risk compensation represents the majority of the total target direct compensation of our CEO and other NEOs.

(1)	Reflects total direct compensation for Mr. Pragada, annualized over the full fiscal year.
(2)	Reflects total direct compensation for our other NEOs, other than Ms. Jaramillo, who was promoted to the role of CFO in August 2023, and Mr. Demetriou, who stepped down as CEO in January 2023.

Total target direct compensation refers to base salary, short-term incentive compensation (measured at target for the fiscal year) and long-term equity incentive compensation based on grant date fair values (measured at target for PSUs). In determining an executive’s overall compensation, the Compensation Committee considers the absolute and relative value of each compensation component and the overall mix. As with prior years, the Compensation Committee allocated the annual long-term incentive awards for the NEOs with 60% of the value as PSUs and 40% of the value as RSUs (other than Mr. Demetriou’s whose annual long-term incentive award consisted 100% of RSUs) in accordance with our philosophy to emphasize pay for performance.

In determining the amount of each component of compensation, the Compensation Committee also considers the fact that the Company provides limited perquisites. This stems from the Compensation Committee’s belief that focusing on the three core elements of compensation (base salary and short- and long-term incentive compensation) results in a transparent and easier-to-administer pay system that is consistent with the Company’s culture. For example, the Company’s currently available retirement program in the U.S. consists solely of a tax-qualified 401(k) plan with matching contributions and a non-qualified deferred compensation plan that provides non-enhanced market returns. Perquisites are generally limited to financial planning and annual health assessments.

Base Salary

After considering proxy data from our peer group and other market survey information, including information provided by the Independent Consultant, in November 2022, the Compensation Committee adjusted the base salary for certain of our NEOs for fiscal 2023.

2024 Proxy Statement |	41

The following table sets forth the base salaries of each of our NEOs for fiscal 2022 and fiscal 2023.

Named Executive Officer	Fiscal 2022 Base Salary	Fiscal 2023 Base Salary	Percentage Increase

Robert V. Pragada (1)	$925,000	$1,300,000	40.5%

Steven J. Demetriou (1)	$1,425,000	$1,250,000	(12.3)%

Claudia Jaramillo (2)	$650,000	$750,000	15.4%

Kevin C. Berryman	$860,000	$860,000	0%

Stephen A. Arnette (3)	$500,000	$540,000	8.0%

Joanne E. Caruso (3)	$680,000	$700,000	2.9%

Patrick X. Hill (4)	$602,699	$601,232	3.7%

(1)

Mr. Pragada succeeded Mr. Demetriou as CEO of the Company on January 24, 2023, and Mr. Pragada’s salary was increased as of such date to align with his additional responsibilities. Mr. Demetriou continued to serve as Executive Chair of the Board following this transition and his salary was decreased on such date to reflect the change in his role.

(2)	Ms. Jaramillo succeeded Mr. Berryman as CFO of the Company on August 14, 2023, and her salary was increased as of such date to align with her additional responsibilities.
(3)	The salary changes were effective on December 16, 2022 for Ms. Caruso and on December 17, 2022 for Mr. Arnette.
(4)

Base salary amounts in this table have been converted into USD, which show a decrease in base salary due to the exchange rate conversion. However, we have shown the percentage increase amount in this table based on AUD as Mr. Hill’s base salary was increased in FY2023 by 3.7% (i.e., from 900,000 AUD to 933,300 AUD). The Fiscal 2023 Base Salary amounts reported in this table for Mr. Hill have been converted from AUD to USD using the actual average exchange rate in September 2023 (1 AUD = 0.6442 USD).

Short-Term Incentives

The LPP continues to reinforce our commitment to profitable growth and effective cash management using specific measures and targets assigned to each participant based on his or her respective role in the organization. As described below, the LPP provides for cash incentive payouts to eligible employees based on the level of achievement of certain Company-wide and line of business-specific target goals and the results of the Company’s “Corporate Scorecard.”

For fiscal 2023, select officers and leaders of the Company, including the NEOs, were eligible to participate in the LPP. As shown in the following chart, an employee’s target LPP award is calculated by multiplying (1) the NEO’s annual base salary as of July 1 of the applicable fiscal year (other than Messrs. Demetriou and Pragada), by (2) the NEO’s target bonus percentage. For the calculation of Messrs. Demetriou’s and Pragada’s target awards, the base salary amounts and target bonus percentages were pro-rated based on the amount of time each of Messrs. Demetriou and Pragada served in each position during the fiscal year. The NEO’s actual LPP award amount is calculated by multiplying (1) the NEO’s target LPP award by (2) the corporate performance achievement factor, which includes the results of the “Corporate Scorecard.”

Base Salary as of July 1, 2023	X	Target Percentage of Salary	=	2023 Target LPP Award

2023 Target LPP Award	X	Corporate Performance Achievement Factor	=	2023 Final LPP Award

Fiscal 2023 LPP targets were unchanged from fiscal 2022 for Messrs. Berryman, Arnette and Hill and Ms. Caruso. The LPP targets were changed for Messrs. Demetriou and Pragada and Ms. Jaramillo in connection with their respective new roles, commencing on the date of such role change. We believe the targets tie the executive’s compensation to Company performance and reasonably reflect market practice.

42	| 2024 Proxy Statement

Named Executive Officer	Annual Incentive Target as a % of Base Salary
	Fiscal 2022	Fiscal 2023 (1)

Robert V. Pragada	120%	150%

Steven J. Demetriou	165%	100%

Claudia Jaramillo	90%	100%

Kevin C. Berryman	110%	110%

Steve A. Arnette	100%	100%

Joanne E. Caruso	110%	110%

Patrick X. Hill	100%	100%

(1)

Target percentages reflected in this column represent the percentages as of the end of the 2023 fiscal year. The annual incentive targets for Messrs. Pragada and Demetriou and Ms. Jaramillo were adjusted in connection with the changes to their respective roles and in each case, the target percentage was pro-rated based on the amount of time in each position during the fiscal year.

Fiscal 2023 — Corporate Performance Achievement Factor Results

Each year, the Company establishes performance achievement factors for each participant based on his or her role in the Company. All NEOs’ bonus opportunities for fiscal 2023 were tied entirely to Company-wide metrics and the results of the Company’s “Corporate Scorecard.” The fiscal 2023 performance achievement factor results are reflected in the tables below.

Performance Metrics	2023 Actual Results	Performance Levels			2023 Actual Performance Level Achievement (1) (% of Payout)	Relative Weighting (%)	2023 Actual Performance Achievement (% of Target)
		Minimum (25% Payout)	Target (100% Payout)	Maximum (200% Payout)

Consolidated Operating Profit	$1,432.4M	$1,223.9M	$1,439.9M	$1,655.9M	97.4%	60%	58.4%

Consolidated DSO	59.1	62.8	59.8	56.8	123.4%	10%	12.3%

Consolidated GP in Backlog	$6,552.3M	$6,323.7M	$6,656.5M	$6,989.3M	76.5%	15%	11.5%

DVS B/U OP	$26.9M	$22.5M	$26.4M	$30.4M	112.6%	10%	11.3%

Culture Survey Inclusion Composite Score (2)	77.3	73.8	74.5	76.0	200.0%	5%	10%

Total						100%	103.5%

(1)	Actual performance level achievement is calculated by linear interpolation between approved performance levels to determine the payout percentages.
(2)	See pages 44-45 for more information about the Culture Survey Inclusion Composite Score.

Fiscal 2023 LPP Payout

For fiscal 2023, the Compensation Committee established the minimum, target and maximum performance levels under the LPP for each NEO in November 2022, based on the following Company-wide metrics:

•	Consolidated Operating Profit;

•	Days Sales Outstanding (“DSO”);

•	Gross Profit (“GP”) in Backlog; and

•	Corporate Scorecard:

-	Culture Survey Inclusion Composite Score based on the results of questions in the Company’s annual culture survey related to inclusion; and

-	DVS B/U OP.

The corresponding fiscal 2023 actual results, performance levels, relative weighting and actual performance achievement percentages are shown in the table above. Refer to page 42 for more information about how the metrics are calculated.

2024 Proxy Statement |	43

Fiscal 2023 NEO LPP Awards

As noted in the table below, the fiscal 2023 Total Funding Factor for the LPP was 103.5% of target for all of the NEOs. The calculation of target LPP awards and actual LPP awards for each individual NEO for fiscal 2023 is shown below.

Named Executive Officer	Base Salary (1) ($)	Target (2) %	2023 Target Award (3) (4) ($)	Performance Achievement Factor (% of Target)	2023 Final LPP Award (4) ($)
Robert V. Pragada	$1,181,198	142.6%	$1,683,884	103.5%	$1,743,141
Steven J. Demetriou	$1,305,441	122.5%	$1,598,881	103.5%	$1,655,146
Claudia Jaramillo	$675,000	91.3%	$616,054	103.5%	$637,732
Kevin C. Berryman	$860,000	110.0%	$946,000	103.5%	$979,290
Stephen A. Arnette	$540,000	100.0%	$540,000	103.5%	$559,003
Joanne E. Caruso	$700,000	110.0%	$770,000	103.5%	$797,095
Patrick X. Hill (5)	$601,232	100.0%	$601,232	103.5%	$622,389

(1)	For Messrs. Demetriou and Pragada, reflects base salary as adjusted for applicable prorations.
(2)	For Messrs. Demetriou and Pragada and Ms. Jaramillo, reflects target percentage as adjusted for applicable prorations.
(3)	Targets for Messrs. Pragada, Demetriou and Ms. Jaramillo reflect changes in position in the Company and are prorated based on the portion of the year in their respective roles.
(4)	The calculation of the 2023 Final LPP Award may result in slight differences due to rounding of the Performance achievement Factor.
(5)	The amounts reported in this table for Mr. Hill have been converted from AUD to USD using the actual average exchange rate in September 2023 (1 AUD = 0.6442 USD).

For purposes of calculating the payouts for the 2023 LPP awards:

•

Consolidated Operating Profit means total Gross Profit (“GP”) less selling, general and administrative expenses (“SG&A”) of the Company, including unallocated corporate costs, as adjusted for special items that are unusual, non-recurring or otherwise not indicative of the Company’s normal operations and which were not anticipated in setting the original targets, and exclusion of amortization of purchased intangibles. Any such adjustments must be approved by the Compensation Committee. For example, such adjustments may include, without limitation: (1) charges for restructurings; (2) gains or losses on the disposal of a segment of the business or in connection with discontinued operations; (3) charges for the impairment of goodwill or other long-lived assets; (4) gains / losses on the sale of assets; (5) major litigation settlements and/or other judgments; (6) the effects of changes in accounting principles, laws or regulations affecting reported results; and (7) costs and expenses relating to acquisitions, including integration, divestments and/or strategic investments.

•

Consolidated DSO (Days Sales Outstanding) means the average of the DSO from the four quarters of the year ended September 29, 2023, of (1) accounts receivable (including billings in excess) of the Company at the end of each quarter divided by (2) the daily sales for each quarter.

•

GP in Backlog (Gross Profit in Backlog) means for each line of business, starting GP in Backlog for such applicable line of business as adjusted for (1) new awards, (2) scope increases of new and existing work, (3) cancellations and corrections of understatements/overstatements, (4) acquisitions and divestitures, and (5) the foreign exchange effect, less the GP burn for the fiscal year. GP in Backlog must follow the Company’s backlog rules for various contract types.

•	Corporate Scorecard:

○

Culture Survey Inclusion Composite Score is based on results of specific questions in the Company’s annual culture survey, which were pre-selected for the 2023 Culture Survey in November 2022. These questions reinforce our focus on inclusion and measure and evaluate leadership behaviors from year to year. The Inclusion Composite Score is calculated by comparing the results for the pre-selected questions from the 2022 Culture Survey to the results from the 2023 Culture Survey. An Inclusion Composite Score reflecting 0% growth results in the minimum funding amount, 1% growth results in the target funding amount, and 3% growth results in the maximum funding amount, as compared to

44	| 2024 Proxy Statement

the fiscal 2022 Inclusion Composite Score of 73.8. The pre-selected questions from the 2023 Culture Survey included the following:

-	Advancement is based on fair and transparent criteria.

-	I am treated equitably and fairly.

-	I am comfortable being myself at work.

○

DVS B/U OP (Operating Profit attributable to Divergent Solutions’ Technology & Innovative Solutions and Platform Technologies & Software Solutions Business Units) means GP less SG&A of such business units, including unallocated corporate costs, as adjusted for special items that are unusual, non-recurring or otherwise not indicative of the business units’ normal operations and which were not anticipated in setting the original targets, and exclusion of amortization of purchased intangibles. Any such adjustments must be approved by the Compensation Committee. Achieving minimum performance levels results in a payout of 25% of target; achieving target performance levels results in a payout of 100% of target; and achieving maximum performance levels results in a payout of 200% of target. Actual award payments are calculated by linear interpolation for achievement of goals unless otherwise specified.

Equity-Based Compensation

The Compensation Committee believes that long-term equity incentives should comprise the majority of compensation for the Company’s senior leadership, including the NEOs. The Compensation Committee considers alignment with shareholder and other stakeholder interests and overall competitiveness in determining grant values to each executive. Other than off-cycle awards for new hires, promotions or retention grants, the Compensation Committee generally awards equity incentives to NEOs and senior leadership in November of each fiscal year.

To determine the dollar value of awards to be granted to the NEOs, the Compensation Committee received recommendations from the CEO with respect to equity incentives for executive officers other than himself and the Executive Chair. These recommendations were provided alongside market ranges developed by the Independent Consultant to provide recommendations in a market context. Determination of award levels also took into account the Company’s 2022 performance. The Compensation Committee recommended grants for the CEO and the Executive Chair as part of their overall pay packages to be approved by the Board.

In fiscal 2023, the annual equity-based compensation for our NEOs (other than Mr. Demetriou) consisted of the following awards:

Forms of 2023 Long-Term Incentive Grants(1)	Weight	Performance Metrics and Vesting Period

PSUs	60%	Performance Metrics: - 50% to vest based upon Adj. EPS growth over 3-year period - 50% to vest based upon ROIC over 3-year period

RSUs	40%	25% annual vesting over 4-year period

(1)	Mr. Demetriou’s fiscal 2023 annual equity-based compensation consisted 100% of RSUs with a one-year vesting period.

In addition, in November 2022, due to ongoing economic uncertainty, and in particular the impact of global economic conditions on the Company’s performance in the second half of the fiscal year, and the Company’s efforts to manage costs, the Compensation Committee exercised negative discretion in the payout of the fiscal 2022 LPP awards and determined that approximately 55% of the payout would be made in the form of cash. Rather than reduce the payout to that amount, however, the Compensation Committee determined that to incentivize retention, the remaining 45% would be made in the form of a one-time special grant of time-based RSUs with a three-year ratable vesting schedule under the Company’s Stock Incentive Plan, as amended (the “Stock Incentive Plan”). These grants, which were made on December 1, 2022, provide for accelerated vesting in the event of Retirement, death or Disability, an involuntary termination other than for Cause (each as defined in the Stock Incentive Plan), or as otherwise provided in the Company’s Executive Severance Plan. The Compensation Committee currently intends for future LPP payouts to be made entirely in cash, although it retains the discretion to modify this practice.

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A summary of the equity awards granted in fiscal 2023 to each NEO is provided below:

Named Executive Officer	Grant Date	Reason for Grant	Target PSUs Awarded (1)	Target PSU Value Awarded (2)	RSUs Awarded (2)	RSU Value Awarded (2)	Total Value of All Awards (2)

Robert V. Pragada	11/16/2022	Annual Grant	36,034	$4,499,926	24,024	$3,000,117	$7,939,420

	12/01/2022	Fiscal 2022 LPP Award			3,528	$439,377
Steven J. Demetriou	11/16/2022	Annual Grant			20,020	$2,500,098	$3,430,785

	12/01/2022	Fiscal 2022 LPP Award			7,473	$930,687

Claudia Jaramillo	11/16/2022	Annual Grant	9,130	$1,140,154	6,085	$759,895	$1,958,209

	12/01/2022	Fiscal 2022 LPP Award			467	$58,160

Kevin C. Berryman	11/16/2022	Annual Grant	16,816	$2,099,982	11,211	$1,400,030	$3,874,504

	12/01/2022	Fiscal 2022 LPP Award			3,007	$374,492

Stephen A. Arnette	11/16/2022	Annual Grant	5,766	$720,058	4,245	$530,116	$1,463,647

	12/01/2022	Fiscal 2022 LPP Award			1,312	$163,396

Joanne E. Caruso	11/16/2022	Annual Grant	9,370	$1,170,126	6,245	$779,876	$2,246,157

	12/01/2022	Fiscal 2022 LPP Award			2,378	$296,156

Patrick X. Hill	11/16/2022	Annual Grant	7,208	$900,135	4,804	$599,924	$1,738,677

	12/01/2022	Fiscal 2022 LPP Award			1,916	$238,619

(1)	Represents the target payout shares as described under “Executive Compensation — 2023 Grants of Plan Based Awards” below. PSUs can payout from 0-200% of target.
(2)

Represents the grant date fair value of PSUs (assuming target level of shares) and RSUs granted (including the fiscal 2022 LPP awards) under the Company’s Stock Incentive Plan computed in accordance with FASB ASC Topic 718. The grant date fair value per share for the November 16, 2022 awards was $124.88 and the grant date fair value per share for the December 1, 2022 awards was $124.54. Please refer to Note 2, Significant Accounting Policies, of Notes to Consolidated Financial Statements included in the Company’s 2023 Annual Report on Form 10-K for a discussion of the assumptions used to calculate these amounts. See “— Narrative Disclosure to Summary Compensation Table — Payment of Dividends and Dividend Equivalent Rights” and “Compensation Discussion and Analysis — Compensation Elements — Equity-Based Compensation — Dividend Equivalents” for more information regarding Dividend Equivalents. Amounts reported in this column represent the combined value of the annual grant and the fiscal 2022 LPP grant.

Fiscal 2023 Equity Awards

PSU Awards

Fiscal 2023 PSU awards will vest, following a 3-year performance period (starting on the first day of fiscal 2023 and ending on the last day of fiscal 2025), based on achievement of the following performance metrics:

-	50% of the PSUs will vest based on the Company’s level of achievement of a specified adjusted EPS goal over a 3-year performance period (the “EPS Based PSU Awards”)

-	50% of the PSUs will vest based on the Company’s level of achievement of a specified ROIC goal over the same 3-year performance period (the “ROIC Based PSU Awards”)

The payout is determined by linear interpolation for performance achievement between the approved ranges for each year of the 3-year performance period.

EPS Based PSU Awards:

The Compensation Committee believes that Adjusted EPS is a key indicator of a company’s performance for shareholders. It is the predominant metric used in performance-based equity awards of the Company’s peers and its use is intended to improve the focus on profitability, growth, and financial discipline, while aligning the interests of the Company’s senior executives with the long-term interests of shareholders.

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For awards made in fiscal 2023, the number of EPS Based PSU Awards that will vest (and the corresponding number of shares that will be issued) is based on the Company’s average adjusted EPS measured at the end of fiscal 2025. For grants made in fiscal 2022 and previous years, the Company’s average adjusted EPS is measured at the end of each fiscal year and amounts are locked in annually but are not distributed until after the 3-year performance period.

For purposes of calculating the payouts for the EPS Based PSU awards:

“Adjusted EPS” for any fiscal period is computed by dividing Adjusted Net Earnings by the weighted average number of shares of the Company’s common stock outstanding during the period.

“Adjusted Net Earnings” means the net earnings attributable to the Company as reported in its consolidated financial statements for such period determined in accordance with Generally Accepted Accounting Principles (GAAP) (A) as may be adjusted to eliminate the effects of (1) costs associated with restructuring and integration activities; and (2) gains or losses associated with discontinued operations, as determined in accordance with GAAP, but limited to the first reporting period an operation is determined to be discontinued and all subsequent periods (i.e., there will be no retroactive application of the adjustment); (B) as adjusted for all gains or losses associated with events or transactions that the Compensation Committee has determined are unusual in nature, infrequently occurring and otherwise not indicative of the Company’s normal operations, and therefore, not indicative of the underlying Company performance (for these purposes, such events or transactions could include: (1) settlements of claims and litigation, (2) disposals of operations including a disposition of a significant amount of the Company’s assets, (3) losses on sales of investments, (4) changes in laws and/or regulations, and (5) acquisitions, dispositions and/or strategic investments); and (C) exclusion of amortization of purchased intangibles.

The “EPS Performance Multiplier” is determined by straight line interpolation between established minimum, target and maximum goals, based upon the Company’s Adjusted EPS as measured against the indicated fiscal periods. The Compensation Committee set these metrics based on the Company’s business plan at the time of grant.

ROIC Based PSU Awards:

The Compensation Committee believes that ROIC is an effective means of linking executive compensation to value creation that holds leaders accountable for the efficient use of capital and has used this performance metric for awards since fiscal 2017.

For grants made in fiscal 2023, the number of ROIC Based PSU Awards that will vest (and the corresponding number of shares to be issued) is based on the Company’s average adjusted ROIC measured at the end of fiscal 2025. For grants made in fiscal 2022 and previous years, the Company’s average adjusted ROIC is measured at the end of each fiscal year and amounts are locked in annually but are not distributed until after the 3-year performance period.

For purposes of calculating the payouts for the ROIC Based PSU awards:

“Return on Invested Capital,” or ROIC, is computed by dividing Adjusted Net Earnings by the average of beginning and ending invested capital during the period, and where invested capital is the sum of equity plus long-term debt less cash and cash equivalents.

The “ROIC Performance Multiplier” is determined by straight line interpolation between established minimum, target and maximum goals, based upon the average Company’s ROIC over the relevant fiscal periods. The Compensation Committee set these metrics based on the Company’s business plan at the time of grant.

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RSU Awards

Vesting of RSU Awards

The annual RSU grants awarded to our NEOs on November 16, 2022 (except for Mr. Demetriou) vest 25% per year on each of the first, second, third and fourth anniversaries of the grant date, subject to the NEO’s continuous employment through each such vesting date other than in the case of death, disability or a qualified termination event, in which case, vesting will accelerate. The RSUs granted to Mr. Demetriou on November 16, 2022 vest on the 1-year anniversary of the grant date. The RSUs awarded to our NEOs on December 1, 2022, as part of the fiscal 2022 LPP award vest 33 1/3% per year on each of the first, second and third anniversaries of the grant date subject to the NEO’s continuous employment through each such vesting date other than in the case of death, disability, retirement or a qualified termination event, in which case, vesting will accelerate.

Dividend Equivalent Rights

All RSU awards are entitled to accumulated dividend equivalent rights that are subject to the same vesting, payment and other terms and conditions as the underlying award to which the dividend equivalent relates. The crediting of dividend equivalents is intended to treat the equity award holders consistently with shareholders and preserve the equity-based incentives intended by the Company when the awards were granted. The dividend equivalents pay in cash upon the vesting and settlement of the underlying RSUs and are forfeited if the underlying RSUs are forfeited.

Long-Term Incentive Plan Metrics and Performance Attainment — PSUs with Performance Periods Ending in Fiscal 2023

All of our NEOs, except for Ms. Jaramillo, served as executive officers of the Company in fiscal 2020 and received grants of PSUs at that time. The 2020 PSUs awards were based on a 3-year performance period. If certain thresholds of performance were not attained, then no payout was earned for the awards. The performance metrics associated with these PSUs, as well as weighting and the associated performance period are shown below:

Performance Metric	Weighting	Performance Period

EPS	50%	Beginning on the first day of fiscal 2020 and ending on the last day of fiscal 2022

ROIC	50%	Beginning on the first day of fiscal 2020 and ending on the last day of fiscal 2022

2020 EPS Based PSU Awards

The 2020 EPS Based PSU awards were tied to Compounded Annual Adj. EPS Growth over a 3-year performance period:

•	The performance period began in Q1 2020 and ended Q4 2022

•	The total number of PSUs awarded accumulated over the 3-year performance period in independent segments:

-	1/3 of the 2020 EPS Based PSUs were based on Adj. EPS Growth baseline from fiscal 2019 to fiscal 2020

-	2/3 of the 2020 EPS Based PSUs were based on the Compounded Annual Adj. EPS Growth Rate from fiscal 2020 to fiscal 2021

-	The final determination as to shares to be distributed pursuant to the 2020 EPS Based PSUs was based on the Compounded Annual EPS Adj. Growth Rate from fiscal 2020 to fiscal 2022

The first two years of the program are considered a “lock in” period, meaning it was possible to “lock in” vesting of up to two-thirds of the total potential award based on Adj. EPS Growth during that period. The EPS Performance Multiplier was determined by linear interpolation for growth rates between the approved ranges for each year.

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The following chart summarizes the Company’s average Adj. EPS Growth during the performance period and the resulting vesting under the approved performance criteria:

	Performance Period	Adj. EPS	Average Annual Adj. EPS Growth	Approved Range			EPS Performance Multiplier	Lock-In PSUs (1)
				Min	Target	Max

Baseline Earnings	FY19	$4.72

Year 1	FY20	$5.48	16.1%	13.2%	16.5%	19.8%	91%	30%

Year 2	FY20 - FY21	$6.29	15.4%	10.6%	13.3%	16.0%	179%	89%

Year 3	FY20 - FY22	$6.93	13.7%	9.8%	12.2%	14.6%	162%	42.8%

							Total	161.8%

(1)

Percentages in this column represent (i) for Year 1, the product of the EPS Performance Multiplier for Year 1 times 1/3rd of the Target 2020 EPS Based PSU Award, (ii) for Year 2, the product of the EPS Performance Multiplier for Year 2 times 2/3rds of the Target 2020 EPS Based PSU Award, less the percentage of Lock-In PSUs for Year 1 and (iii) for Year 3, the product of the EPS Performance Multiplier for Years 1-3 times the total Target 2020 EPS Based PSU Award, less the percentage of Lock-In PSUs for Years 1 and 2.

Total EPS Based PSUs Granted	X	3 Year EPS Performance Multiplier	=	161.8% of Shares to be Distributed

As a result of the Adj. EPS performance over the 3-year performance period, all of the NEOs (other than Ms. Jaramillo) received 161.8% of the shares underlying the Target 2020 EPS Based PSU Awards, as shown in the following table:

Participant Name	Vesting Date	EPS Based Awards Granted	% Target Earned	EPS PSU Shares Earned

Robert V. Pragada	11/13/2022	10,620	161.8%	17,182

Steven J. Demetriou	11/13/2022	37,010	161.8%	59,882

Kevin C. Berryman	11/13/2022	9,655	161.8%	15,620

Stephen A. Arnette	11/13/2022	966	161.8%	1,561

Joanne E. Caruso	11/13/2022	4,506	161.8%	7,289

Patrick X. Hill	11/13/2022	2,253	161.8%	3,644

2020 ROIC Based PSU Awards

The 2020 ROIC Based PSU awards were tied to average ROIC over a 3-year performance period:

•	The performance period began in Q1 2020 and ended Q4 2022

•	The total number of PSUs awarded accumulated over the 3-year performance period in independent segments:

-	1/3 of the 2020 ROIC Based PSUs were based on fiscal 2020 ROIC

-	2/3 of the 2020 ROIC Based PSUs were based on ROIC from fiscal 2020 to fiscal 2021

-	The final determination as to shares to be distributed pursuant to the 2020 ROIC Based PSUs was based on the ROIC from fiscal 2020 to fiscal 2022

The first two years of the program are considered a “lock in” period, meaning it was possible to “lock in” vesting of up to two-thirds of the total potential award based on ROIC during that period. The ROIC Performance Multiplier was determined by linear interpolation for results between the approved ranges for each year.

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The following chart summarizes the Company’s ROIC during the performance period and the resulting vesting under the approved performance criteria:

	Performance Period	ROIC	Average Annual ROIC	Approved Range			ROIC Performance Multiplier	Lock-In PSUs (1)
				Min	Target	Max

Baseline	FY19	10.2%

Year 1	FY20	11.1%	11.1%	9.1%	10.7%	12.3%	125%	42%

Year 2	FY20-FY21	11.4%	11.3%	9.4%	11.0%	12.6%	119%	36%

Year 3	FY20-FY22	11.1%	11.2%	9.5%	11.2%	12.9%	100%	22.7%

							Total	100.7%

(1)

Percentages in this column represent (i) for Year 1, the product of the ROIC Performance Multiplier for Year 1 times 1/3rd of the Target 2020 ROIC Based PSU Award, (ii) for Year 2, the product of the ROIC Performance Multiplier for Year 2 times 2/3rds of the Target 2020 ROIC Based PSU Award, less the percentage of Lock-In PSUs for Year 1 and (iii) for Year 3, the product of the ROIC Performance Multiplier for Years 1-3 times the total Target 2020 ROIC Based PSU Award, less the percentage of Lock-In PSUs for Years 1 and 2.

Total ROIC Based PSUs Granted	X	3 Year ROIC Performance Multiplier	=	100.7% of Shares to be Distributed

As a result of the ROIC performance, all of the NEOs (other than Ms. Jaramillo) received 100.7% of the shares underlying the 2020 ROIC Based PSUs, as shown in the following table:

Named Executive Officer	Vesting Date	ROIC Based Awards Granted	% Target Earned	ROIC PSU Shares Earned

Robert V. Pragada	11/13/2022	10,620	100.7%	10,692

Steven J. Demetriou	11/13/2022	37,010	100.7%	37,268

Kevin C. Berryman	11/13/2022	9,655	100.7%	9,721

Stephen A. Arnette	11/13/2022	966	100.7%	972

Joanne E. Caruso	11/13/2022	4,506	100.7%	4,536

Patrick X. Hill	11/13/2022	2,253	100.7%	2,268

“Return on Invested Capital,” or ROIC, for the 2020 ROIC Based PSUs is computed by dividing Adjusted Net Earnings by the average of invested capital from the first day of fiscal 2020 to the last day of fiscal 2022. Invested capital is the sum of equity plus long-term debt less cash and cash equivalents.

Other Benefits

Benefits Programs

Except for the Company’s Non-Qualified Executive Deferral Plan, which is generally available to most of senior leadership, the Executive Severance Plan and certain expatriate arrangements, the Company provides our U.S.-based NEOs with the same benefit plans offered generally to U.S. employees. Mr. Hill is provided with the same benefit plans offered generally to Australian employees, which includes certain statutory entitlements.

401(k) Plan: During fiscal 2023, the U.S.-based NEOs were eligible to participate in the Company’s 401(k) plan. The plan provided a match by the Company equal to $0.75 of every dollar contributed up to the first 6% of eligible pay (currently up to a 4.5% maximum match). There are no defined benefit retirement or supplemental benefit plans available for our NEOs. Mr. Hill receives statutorily-required employer superannuation contributions in accordance with the Superannuation Guarantee Contribution legislation in Australia.

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Employee Stock Purchase Plans: The Company has qualified employee stock purchase plans in which all employees meeting certain minimum eligibility requirements in certain countries are eligible to participate. The Company adopted a safe-harbor plan design in 2006 that provides for a 5% discount from the closing price of a share of common stock at the end of each purchase period. The safe-harbor plan results in no accounting cost to the Company.

Non-Qualified Executive Deferral Plan: Select employees, including the U.S.-based NEOs, meeting certain compensation minimums may elect to participate in the Company’s Executive Deferral Plan (“EDP”) whereby a portion of compensation (including salary, bonus and/or equity compensation) is deferred and paid to the employees at a future date, including upon retirement or death. Participant deferrals are credited with earnings and losses based upon the actual performance of the deemed investments selected by participants with equity compensation deferrals generally being credited with earnings and losses based on the actual performance of the Company’s common stock. See “Executive Compensation — Non-Qualified Deferred Compensation” below for a further description of the EDP.

Executive Severance Plan: The Company has adopted an Executive Severance Plan that provides severance benefits to certain key executives designated by the Compensation Committee from time to time, including the NEOs, in the event of either (1) a qualifying termination of employment by the Company that is unrelated to a change of control or (2) a qualifying termination of employment by the Company during the 2-year period following a change of control.

Perquisites

The Company provides limited perquisites to its executives. They may have spousal travel paid for by the Company only for an approved business purpose, in which case a related tax gross-up is provided. NEOs are also provided with financial planning assistance and annual health assessment benefits.

The Company leases a private aircraft to allow certain executive officers, primarily the Chair, and the CEO, and if approved by the CEO, the CFO, to travel for business purposes safely and efficiently. Use of a private aircraft provides a confidential and highly productive environment for executive officers to conduct business while traveling. We do not allow personal usage of the private aircraft at the Company’s expense. Incidental travel by family members of an executive officer in connection with such executive’s business travel is permitted so long as the executive reimburses the Company for the reasonable cost of such travel.

Payments Upon Termination or Change in Control

Executive Severance Plan: The Company provides an Executive Severance Plan that includes the following severance benefits to certain key executives, including the NEOs, in the event of either (1) a qualifying involuntary termination of employment that is unrelated to a change in control or (2) a qualifying termination of employment during the 2-year period following a change of control. Payments under this plan are conditioned upon the receipt of a customary waiver and general release of claims from the executive. In addition, following termination, the executives will be subject to restrictive covenants, including non-disclosure of confidential information, non-disparagement restrictions and 12-month non-competition and non-solicitation obligations. Payments under this plan do not include any tax gross-ups.

•

Non-Change in Control Severance Benefits — For fiscal 2023, in the event of a termination of the participant’s employment by the Company other than for cause (as defined in the Executive Severance Plan), the participant will be entitled to receive the following benefits: (1) a lump sum cash payment equal to 1.5 times (for the Executive Chair and the CEO) or 1 times (for the other NEOs and covered executives) the sum of the participant’s (x) base salary and (y) target annual incentive award; (2) a lump sum cash payment equal to the participant’s annual incentive award based on actual performance, pro-rated based on the number of days the participant was employed during the fiscal year of termination and (3) a lump sum cash payment equal to 1.5 times (for the Executive Chair and the CEO) or 1 times (for the other NEOs and covered executives) the sum of (x) the annual premium for continued participation in the Company’s group health plans under the Consolidated Omnibus

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Budget Reconciliation Act (COBRA) and (y) the annual fee for continued receipt of financial advisory services. In addition, the participant’s unvested and outstanding equity awards that are scheduled to vest within the nine-month period following the date of termination will remain outstanding and continue to vest in accordance with their original vesting schedule.

•

Change in Control Severance Benefits — In the event of a termination of the participant’s employment by the Company other than for cause or by the participant for good reason (as defined in the Executive Severance Plan), in each case within the 2-year period after a change in control (as defined in the Executive Severance Plan), the participant will be entitled to receive the following benefits: (1) a lump sum cash payment equal to 2 times (for the Executive Chair and the CEO) or 1 times (for the other NEOs and covered executives) the sum of the participant’s (x) base salary and (y) target annual incentive award; and (2) a lump sum cash payment equal to the participant’s annual incentive award based on actual performance, prorated based on the number of days the participant was employed during the fiscal year of termination; and (3) a lump sum cash payment equal to 2 times (for the Executive Chair and the CEO) or 1 times (for the other NEOs and covered executives) the sum of (x) the annual COBRA premium for continued participation in the Company’s group health plans and (y) the annual fee for continued receipt of financial advisory services. In the event such termination occurs, unvested and outstanding equity awards are governed by the Stock Incentive Plan, as described below.

Employment Agreements: As of the end of fiscal 2023, there are no employment agreements in effect with any of our NEOs except for Mr. Hill. Mr. Hill has an employment agreement with the Company because of our standard practice to enter into employment agreements with Australian employees.

Mr. Hill entered into an employment agreement, dated August 1, 2021, with Jacobs Group (Australia) Pty Ltd., a subsidiary of the Company, pertaining to his role as Executive Vice President, President of People & Places Solutions. Mr. Hill’s employment agreement provides for a renumeration package including an annual base salary, certain statutorily-required employer superannuation contributions, participation in the Company’s long-term and short-term incentive plans and certain other benefits, including leave entitlements and salary continuance insurance. In exchange, Mr. Hill’s employment agreement provides for compliance with various Company policies, including adherence to and participation in the Company’s BeyondZero initiative pertaining to environment, health and safety standards, and the Company’s standards for ethical behavior, as well as with certain restrictive covenants, including with respect to confidentiality, conflicts of interest, outside employment positions, anti-corruption obligations and non-solicitation.

Stock Incentive Plan: The Company’s Stock Incentive Plan provides that all plan participants, including the NEOs, who retire from the Company will receive a pro-rata portion of their outstanding PSUs, which will remain outstanding and will be eligible to vest as provided in the applicable grant agreement, with the final determination of the payout, if any, generally determined at the end of the applicable 3-year performance period. In the case of a participant whose employment is terminated due to death or Disability (as defined in the Stock Incentive Plan), the expiration date provided in the grant agreement will continue to apply for outstanding stock options, outstanding RSUs will vest on an accelerated basis as provided in the applicable grant agreement, and PSUs will remain outstanding and eligible to vest as provided in the applicable grant agreement, with the final determination of the payout, if any, generally determined at the end of the applicable 3-year performance period. Additionally, the terms of stock options, RSUs and PSUs provide for potential double trigger equity acceleration upon certain terminations following a Change in Control (as defined in the Stock Incentive Plan) as a means of focusing executive officers on shareholder interests when considering strategic alternatives. This means that if the executive officer’s employment is terminated without Cause or for Good Reason (each as defined in the Stock Incentive Plan) within two years following a Change in Control, then the executive officer’s awards will vest in full. In addition, if a Change in Control occurs and certain options, RSUs and PSUs are not assumed and continued by the acquiring or surviving corporation in the transaction (or a parent corporation thereof), then such awards will vest immediately, with awards that are subject to performance-based vesting criteria paid at a level based upon the Company’s actual performance as of the date of the Change in Control.

The estimated payments and benefits provided in each of the covered circumstances may be found under “Executive Compensation — Compensation Under Various Termination Scenarios” below.

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Other Policies

Stock Ownership Guidelines

The Company has established the following stock ownership guidelines for its executive officers:

Position	Multiple of Base Salary
Executive Chair, Chief Executive Officer	6x
Chief Financial Officer	4x
Executive Vice Presidents	3x
Other Senior Leadership (SVPs of the Company)	2x

The Compensation Committee reviews each executive officer’s shareholdings of Company stock with respect to these ownership guidelines each year. As of the Record Date, all NEOs exceeded their respective guidelines, except for Ms. Jaramillo whose multiple recently increased due to her role change. See the discussion under “Corporate Governance — Stock Ownership Guidelines” above for further information.

Insider Trading and Policy on Hedging or Pledging of Stock

The Company’s insider trading policy contains stringent restrictions on transactions in Company stock by its executive officers and directors. All trades by the Company’s executive officers and directors must be pre-cleared and are subject to black-out periods. The executive officers and directors are not permitted to trade in puts or calls of Company stock, engage in short sales of Company stock, hedge or pledge Company stock or use Company stock as loan collateral or as part of a margin account.

Clawback Policy

In accordance with SEC and NYSE rules, the Compensation Committee adopted a clawback policy, effective as of September 30, 2023 (the “Effective Date”). Pursuant to the policy, the Company is required to recover or “clawback” any erroneously awarded incentive-based compensation to our executive officers in the event that the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. This policy applies to all incentive-based compensation received by an executive officer of the Company during the three completed fiscal years immediately preceding the date that the Company is required to prepare a restatement and after the Effective Date. In addition, we have an additional clawback policy for select top executives that allows the Compensation Committee to clawback all time-based and incentive-based compensation in the event of such executive’s violation of restrictive covenants or other misconduct, such as failure to supervise or conduct causing material financial, reputational or other harm to the Company or its business activities.

Compensation Risk Assessment

As part of its oversight, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. The Compensation Committee also retains the Independent Consultant to assist the Compensation Committee with an annual risk assessment of the Company’s compensation policies and practices.

In addition, the Company reviews all its compensation policies and practices, including incentive plan design and factors that may affect the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. The Company’s pay philosophy provides an effective balance in cash and equity award mix, short- and long-term performance periods, financial and non-financial performance, and allows for the Compensation Committee’s discretion to make positive and negative adjustments to payouts under the Company’s compensation plans. Further, policies to mitigate compensation-related risk include stock ownership guidelines,

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vesting periods on equity awards, insider-trading prohibitions, and independent Compensation Committee oversight.

Based on this review, both for our executive officers and all other employees, the Company and the Independent Consultant concluded that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviewed and approved this conclusion.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation earned by the Company’s named executive officers (“NEOs”) in fiscal 2023, 2022, and 2021.

Name & Principal Position	Fiscal Year	Salary (1) ($)	Bonus ($)	Stock Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation (4) ($)	Total ($)
Robert V. Pragada Chief Executive Officer	2023	1,177,404	—	7,939,420	1,743,141	—	38,684	10,898,649
	2022	905,385	—	5,000,068	552,417	—	34,831	6,492,702
	2021	838,385	—	7,500,115	1,372,594	—	34,980	9,746,073
Steven J. Demetriou (5) Executive Chair	2023	1,307,211	—	3,430,785	1,655,146	—	40,632	6,433,775
	2022	1,411,154	—	12,000,106	1,170,154	—	34,107	14,615,521
	2021	1,362,375	—	11,500,101	3,345,697	—	67,057	16,275,230
Claudia Jaramillo Executive Vice President and Chief Financial Officer	2023	677,884	—	1,958,209	637,732	—	67,238	3,341,063

Kevin C. Berryman (6) Former President and Chief Financial Officer	2023	860,000	—	3,874,504	979,290	—	38,919	5,752,712
	2022	855,385	—	3,200,038	470,799	—	28,984	4,555,206
	2021	833,532	—	7,000,119	1,372,594	—	45,100	9,251,345
Stephen A. Arnette Executive Vice President, President, Critical Mission Solutions	2023	530,769	—	1,413,570	559,003	—	28,408	2,531,751

Joanne E. Caruso Executive Vice President, Chief Legal and Administrative Officer	2023	654,999	—	2,246,157	797,095	—	39,627	3,737,878
	2022	670,769	—	1,600,092	372,260	—	16,181	2,659,301
	2021	635,108	—	1,500,091	950,714	—	18,286	3,104,199
Patrick X. Hill (7) Executive Vice President, President, People & Places Solutions	2023	595,869	—	1,738,677	622,389	—	16,633	2,973,568
	2022	602,669	—	1,350,132	299,932	—	16,071	2,268,804

(1)	Consists of base salary earned during the fiscal year including any time off with pay.
(2)

Represents the grant date fair value of stock awards granted under the Stock Incentive Plan in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (FASB ASC Topic 718). Please refer to Note 2, Significant Accounting Policies, of Notes to Consolidated Financial Statements included in the Company’s 2023 Annual Report on Form 10-K for a discussion of the assumptions used to calculate these amounts. For the fiscal 2023 amounts, this column reflects the combined value of RSUs and PSUs granted in November and December 2022 (with PSUs reflecting target performance). At the highest level of performance, the value of such fiscal 2023 PSUs on the grant date would be $8,999,852 for Mr. Pragada, $2,280,309 for Ms. Jaramillo $4,199,964 for Mr. Berryman, $1,440,116 for Mr. Arnette, $2,340,251 for Ms. Caruso, and $1,800,270 for Mr. Hill. At the highest level of performance, the value of such fiscal 2022 PSUs on the grant date would be $6,000,198 for Mr. Pragada, $14,400,243 for Mr. Demetriou, $3,839,987 for Mr. Berryman, $1,919,994 for Ms. Caruso, and $2,760,463 for Mr. Hill. At the highest level of performance, the value of such fiscal 2021 PSUs on the grant date would be: $4,200,339 for Mr. Pragada, $13,800,332 for Mr. Demetriou; $3,600,050 for Mr. Berryman; and $1,800,025 for Ms. Caruso.

(3)

Represents the annual incentive awards earned in each fiscal year pursuant to the LPP, as determined by the Compensation Committee. See “Compensation Discussion and Analysis — Compensation Elements — Short-Term Incentives” for a description of how non-equity incentive plan compensation is determined for the NEOs. Fiscal 2022 payments were made in the form of 55% cash and 45% RSUs. Amounts shown in this column reflect only the cash portion of the LPP awards. There were no earnings on non-equity incentive plan compensation earned or paid to the NEOs in or for fiscal 2023.

(4)

For fiscal 2023: Mr. Pragada received $14,850 associated with a 401(k) Company match, $1,308 for basic life insurance premiums paid for by the Company, $18,051 for financial planning assistance, and $4,475 for an annual health assessment. Mr. Demetriou received $14,850 associated with a 401(k) Company match, $65 for basic life insurance premiums paid for by the Company, $19,455 for financial planning assistance and associated expenses, $5,096 for an annual health assessment, and a gift valued at $854 and $312 in taxes associated with the gift. Ms. Jaramillo received $14,850 associated with a 401(k) Company match, $981 for basic life insurance premiums paid for by the Company, $18,051 for financial planning assistance, $5,144 for an annual health assessment, and $21,342 for relocation expenses, as well as $6,870 in taxes associated with the relocation. Mr. Berryman received $14,850 associated with a 401(k) Company match, $1,126 for basic life insurance premiums paid for by the Company, $18,051 for financial planning assistance, and $4,891 for an annual health assessment. Mr. Arnette received $10,675 associated with a 401(k) Company match, $706 for basic life insurance premiums paid for by the Company, and $17,027 for financial planning assistance. Ms. Caruso received $14,850 associated with a 401(k) Company match, $916

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for basic life insurance premiums paid for by the Company, $14,261 for financial planning assistance, and $9,600 for an annual health assessment. Mr. Hill received Company superannuation contributions (401(k)) of $16,633.
(5)	Mr. Demetriou stopped serving as CEO of the Company effective as of January 24, 2023 and is currently serving as our Executive Chair.
(6)	Mr. Berryman stopped serving as CFO of the Company effective as of August 14, 2023 and is currently serving as Special Advisor to the CEO.
(7)	The amounts for fiscal 2023 reported in this table for Mr. Hill that are paid in AUD have been converted to USD using the actual average exchange rate in September 2023 (1 AUD = 0.6442 USD).

Narrative Disclosure to Summary Compensation Table

Payment of Dividends and Dividend Equivalent Rights

The Company currently pays a quarterly cash dividend. With respect to RSUs, when the Company pays a cash dividend on its outstanding common stock, each holder of RSUs is credited with a dollar amount equal to (1) the per-share cash dividend, multiplied by (2) the total number of RSUs held by such individual on the record date for that dividend. These are referred to as Dividend Equivalents. Dividend Equivalents vest on the same schedule as the RSU to which they relate and will be paid to the award holder in cash when the share of common stock (or, in the case of a cash-settled RSU, the cash) underlying the RSU is delivered to the award holder.

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2023 Grants of Plan-Based Awards

The table below summarizes all grants of plan-based awards to the NEOs in fiscal 2023:

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards ($) (1)			Estimated Future Payouts under Equity Incentive Plan Awards (2)					All Other Stock Awards: Number of Shares of Stock or Units (3)	Grant Date Fair Value of Stock Awards (6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Robert V. Pragada	11/16/2022									24,024	3,000,117
	11/16/2022				4.504	18,017	(4)	36,034	(4)		2,249,963
	11/16/2022				4.504	18,017	(5)	36,034	(5)		2,249,963
	12/01/2022									3,528	439,377
		420,971	1,683,884	3,367,769
Steven J. Demetriou	11/16/2022									20,020	2,500,098
	12/01/2022									7,473	930,687
		399,720	1,598,881	3,197,762
Claudia Jaramillo	11/16/2022									6,085	759,895
	11/16/2022				1,441	4,565	(4)	9,130	(4)		570,077
	11/16/2022				1,441	4,565	(5)	9,130	(5)		570,077
	12/01/2022									467	58,160
		154,013	616,053	1,232,105
Kevin C. Berryman	11/16/2022									11,211	1,400,030
	11/16/2022				2,102	8,408	(4)	16,816	(4)		1,049,991
	11/16/2022				2,102	8,408	(5)	16,816	(5)		1,049,991
	12/01/2022									3,007	374,492
		236,500	946,000	1,892,000
Stephen A. Arnette	11/16/2022									4,245	530,116
	11/16/2022				721	2,883	(4)	5,766	(4)		360,029
	11/16/2022				721	2,883	(5)	5,766	(5)		360,029
	12/01/2022									1,312	163,396
		135,000	540,000	1,080,000
Joanne Caruso	11/16/2022									6,245	779,876
	11/16/2022				1,171	4,685	(4)	9,370	(4)		585,063
	11/16/2022				1,171	4,685	(5)	9,370	(5)		585,063
	12/01/2022									2,378	296,156
		192,500	769,999	1,539,998
Patrick X. Hill (7)	11/16/2022									4,804	599,924
	11/16/2022				901	3,604	(4)	7,208	(4)		450,068
	11/16/2022				901	3,604	(5)	7,208	(5)		450,068
	12/01/2022									1,916	238,619
		150,308	601,232	1,202,464

(1)

Amounts represent the 2023 projected award under the Leadership Performance Plan (LPP) based on the Company’s internal plan at the start of fiscal 2023. See “Compensation Discussion and Analysis — Compensation Elements — Short-Term Incentives” above for a description of the LPP and the way bonuses are computed. The amounts reported in the “Threshold,” “Target” and “Maximum” columns reflect estimated future payouts under the LPP.

(2)	Amounts represent the threshold, target and maximum payout shares of awards of EPS Based PSUs and ROIC Based PSUs granted under the Stock Incentive Plan in fiscal 2023.
(3)	Represents the RSUs granted under the Stock Incentive Plan.
(4)

Represents the threshold, target and maximum payout shares of the grants of the EPS Based PSUs that each NEO could earn under the Stock Incentive Plan. The number of shares ultimately issued, which could be greater or less than target, will be based on achieving specific performance conditions. Please refer to “Compensation Discussion and Analysis — Compensation Elements — Equity Based Compensation — Fiscal 2023 Equity Awards — EPS Based Awards” for a discussion of how the number of shares ultimately issued will be determined.

(5)

Represents the threshold, target and maximum payout shares of the grants of the ROIC Based PSUs that each NEO could earn under the Stock Incentive Plan. The number of shares ultimately issued, which could be greater or less than target, will be based on achieving specific performance conditions. Please refer to “Compensation Discussion and Analysis — Compensation Elements — Equity Based Compensation — Fiscal 2023 Equity Awards — ROIC Based Awards” for a discussion of how the number of shares ultimately issued will be determined.

(6)

Represents the grant date fair value of RSUs and PSUs granted (assuming target level of shares) under the Stock Incentive Plan computed in accordance with FASB ASC Topic 718. The grant date fair value for those awards granted on November 16, 2022 was $124.88 per share, and the grant date value for the awards granted on December 1, 2022 was $124.54 per share. Please refer to Note 2, Significant Accounting Policies, of Notes to Consolidated Financial Statements included in the Company’s 2023 Annual Report on Form 10-K for a discussion of the assumptions used to calculate these amounts. See “— Narrative Disclosure to Summary Compensation Table — Payment

2024 Proxy Statement |	57

of Dividends and Dividend Equivalent Rights” above and “Compensation Discussion and Analysis — Compensation Elements — Equity-Based Compensation — Dividend Equivalents” above for more information regarding Dividend Equivalents.
(7)

Amounts reported for Mr. Hill under the column “Estimated Future Payouts under Non-Equity Incentive Plan Awards” have been converted from AUD to USD using the actual average exchange rate in September 2023 (1 AUD = 0.6442 USD).

58	| 2024 Proxy Statement

Outstanding Equity Awards of NEOs at 2023 Fiscal Year-End

Outstanding Equity Awards at Fiscal Year-End for 2023
	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (1)		Option Exercise Price ($) (2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested ($) (6)
Name/Grant Date	Exercisable (#)	Unexercisable (#)
Robert V. Pragada
11/13/2019					3,541	483,347
11/18/2020					6,651	907,862	9,978	2,723,994
11/18/2020							9,978	1,361,997
03/08/2021					33,827	4,617,386
11/17/2021					10,316	1,408,134	10,316	1,408,134
11/17/2021							10,316	1,408,134
11/16/2022					24,024	3,279,276	18,017	2,459,321
11/16/2022							18,017	4,918,641
12/01/2022					3,528	481,572
Steven J. Demetriou
11/13/2019					12,337	1,684,001
11/18/2020					21,855	2,983,208	32,783	8,949,759
11/18/2020							32,783	4,474,880
11/17/2021					24,758	3,379,467	24,758	3,379,467
11/17/2021							24,758	3,379,467
11/16/2022					20,020	2,732,730
12/01/2022					7,473	1,020,065
Claudia Jaramillo
07/01/2022					5,934	809,991	4,272	583,128
07/01/2022					4,273	583,265	4,272	583,128
11/16/2022					6,085	830,603	4,565	623,123
11/16/2022							4,565	1,246,245
12/01/2022					467	63,746
Kevin C. Berryman
05/28/2015	17,000		43.34	05/28/2025
11/13/2019					3,218	439,257
11/18/2020					5,702	778,323	8,552	2,334,696
11/18/2020							8,552	1,167,348
03/08/2021					33,827	4,617,386
11/17/2021					6,603	901,310	6,602	901,173
11/17/2021							6,602	901,173
11/16/2022					11,211	1,530,302	8,408	1,147,692
11/16/2022							8,408	2,295,384
12/01/2022					3,007	410,456
Stephen A. Arnette
11/13/2019					322	43,953
11/18/2020					618	84,357	927	253,071
11/18/2020							927	126,536
03/04/2021					443	60,470
11/17/2021					671	91,592	671	91,592
11/17/2021							671	91,592
03/02/2022					1,601	218,537	1,601	218,537
03/02/2022							1,601	218,537
11/16/2022					4,245	579,443	2,883	393,530
11/16/2022							2,883	787,059
12/01/2022					1,312	179,088
Joanne E. Caruso
11/13/2019					1,502	205,023
11/18/2020					2,851	389,162	4,276	1,167,348
11/18/2020							4,276	583,674
11/17/2021					3,302	450,723	3,301	450,587
11/17/2021							3,301	450,587
11/16/2022					6,245	852,443	4,685	639,503
11/16/2022							4,685	1,279,005
12/01/2022					2,378	324,597
Patrick X. Hill
11/13/2019					751	102,512
11/18/2020					1,901	259,487	2,851	778,323
11/18/2020							2,851	389,162

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Outstanding Equity Awards at Fiscal Year-End for 2023
	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (1)		Option Exercise Price ($) (2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested ($) (6)
Name/Grant Date	Exercisable (#)	Unexercisable (#)
11/17/2021					2,785	380,153	2,786	380,289
11/17/2021							2,786	380,289
11/16/2022					4,804	655,746	3,604	491,946
11/16/2022							3,604	983,892
12/01/2022					1,916	261,534

(1)	All stock options have a total term of 10 years from the date of grant.
(2)

All outstanding employee stock options were granted under the Stock Incentive Plan with an exercise price equal to the closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History on the grant date.

(3)

Represents the number of unvested shares of RSUs granted under the Stock Incentive Plan. The RSUs awarded on December 1, 2022 recognize earnings as part of the fiscal 2022 LPP award and vest ratably over 3 years beginning with the first anniversary of the grant date. The RSUs granted on November 16, 2022 to our NEOs (other than Mr. Demetriou) vest ratably over 4 years beginning on the first anniversary of the grant date, and the RSUs granted to Mr. Demetriou on November 16, 2022 vest on the 1-year anniversary of the grant date. In addition, the RSUs granted on March 8, 2021 to Messrs. Berryman and Pragada vest in full on the third anniversary of the grant date. Finally, the 4,273 RSUs granted on July 1, 2022 to Ms. Jaramillo vest ratably over 4 years beginning on the first anniversary of the grant date, and the 5,934 RSUs granted on the same date to Ms. Jaramillo vest ratably over 2 years beginning on the first anniversary of the grant date. RSU grants include dividend equivalent rights that accumulate and vest on the same schedule as the RSU to which they relate and will be paid to the award holder in cash at the same time the share of common stock underlying the RSU is delivered to the award holder.

(4)	The market value of outstanding awards of RSUs is computed using the closing price of the Company’s common stock as quoted by the NYSE Composite Price History on September 29, 2023, which was $136.50.
(5)

Represents the number of unvested target shares of PSUs (EPS Based PSUs and ROIC Based PSUs) granted under the Stock Incentive Plan. The awards of PSUs vest based on actual performance over a three-year performance period.

(6)

The market value of outstanding PSUs (EPS Based PSUs and ROIC Based PSUs) was computed by using $136.50, the closing price of the Company’s common stock as quoted by the NYSE Composite Price History on September 29, 2023.

Option Exercises and Stock Vested in Fiscal 2023

The following table provides information on stock options that were exercised and on restricted stock that vested in fiscal 2023 for our NEOs:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1) (2)
Robert V. Pragada	—	—	40,897	5,095,685
Steven J. Demetriou	102,259	8,304,454	141,641	17,628,583
Claudia Jaramillo	—	—	7,358	874,793
Kevin C. Berryman	—	—	36,514	4,547,178
Stephen A. Arnette	—	—	4,389	544,780
Joanne E. Caruso	—	—	17,460	2,173,045
Patrick X. Hill	—	—	9,283	1,155,989

(1)	Value is based on the closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History on the vesting date.
(2)

Pursuant to the Company’s Executive Deferral Plan and included below in the Non-Qualified Deferred Compensation table, Mr. Berryman elected to defer the receipt of some of his equity awards until a later date. Mr. Berryman elected to defer equity that vested in November 2022 – 2,904 RSUs, with a value of $345,315.

60	| 2024 Proxy Statement

Non-Qualified Deferred Compensation

As described above, employees, including NEOs, meeting certain compensation minimums may elect to participate in the Company’s executive deferral plans (“EDPs”) whereby a portion of compensation (including salary, bonus and/or equity compensation) is deferred and paid to the employee at some future date. The EDPs are non-qualified deferred compensation programs that provide benefits payable to directors, officers, and certain key employees or their designated beneficiaries at specified future dates, and upon retirement or death. Participant contributions are credited with earnings and losses based upon the actual performance of the deemed investments selected by participants.

For the EDPs in which the NEOs participate (the “Variable Plans”), accounts are credited (or debited) based on the actual earnings (or losses) of the deemed investments selected by the individual participants. Participation in the EDPs is voluntary. All EDPs operate under a single trust. Although there are certain change-in-control features within the EDPs, no benefit enhancements occur upon a change in control. The investment options are notional and used for measurement purposes only. The NEOs do not own any units in the actual funds. In general, the investment options consist of several mutual and index funds comprising stocks, bonds, and money market accounts.

The following table shows the EDP account activity during fiscal 2023 for the NEOs. Prior to fiscal 2018, executive officers were only permitted to defer salary and cash bonus amounts. Beginning in fiscal 2018, executive officers could also defer equity awards.

Non-Qualified Deferred Compensation for 2023

Name	Deferred Compensation Plan	Executive Contribution During Last Fiscal Year ($) (1)	Aggregate Earnings During Last Fiscal Year ($) (2)	Aggregate Withdrawals/ Distributions During Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($) (3)

Robert V. Pragada	Variable Plans

Steven J. Demetriou	Variable Plans		46,413	0	433,637

Claudia Jaramillo	Variable Plans

Kevin C. Berryman	Variable Plans	452,184	2,656,936	0	13,188,234

Stephen A. Arnette	Variable Plans		70,955	0	682,667

Joanne E. Caruso	Variable Plans

Patrick X. Hill (4)	N/A

(1)	All executive contributions are included in the Summary Compensation Table under the “Salary” and “Non-Equity Incentive Plan Compensation” columns.
(2)	Earnings are included in the Summary Compensation Table to the extent they exceed 120% of the IRS prescribed applicable federal rate.
(3)

Balances at the end of the fiscal year consist of (1) salary, bonus and equity compensation deferrals, and associated accumulated dividends, made by the executive over time, beginning when the executive first joined the plan, plus (2) all earnings and losses credited on all deferrals, less (3) all pre-retirement distributions, if any, taken by the executive since the executive first joined the plan.

(4)	Because Mr. Hill is not a U.S. citizen, he is not eligible to participate in the EDP.

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Compensation Under Various Termination Scenarios

The following table quantifies the estimated severance and benefits payable to the NEOs as a result of the following terminations of employment on September 29, 2023: (1) qualifying termination in connection with a change in control, (2) termination due to death or disability, (3) retirement approved by the Compensation Committee, and (4) involuntary termination by the Company without cause (in the absence of a Change in Control).

	Change in Control (4) ($)	Death or Disability (5) ($)	Retirement (6) ($)	Involuntary Termination (7) ($)
Robert V. Pragada
Non-Equity Incentive Compensation (1)	—	1,683,884	—	—
Unvested RSUs (2)	11,177,576	11,177,576	—	7,004,361
Unvested PSUs (3)	9,730,706	5,448,943	—	3,114,887
Cash Severance Benefits	7,793,067	1,000,000	—	6,280,585
Total	28,701,349	19,310,403	—	16,399,833
Steven J. Demetriou
Non-Equity Incentive Compensation (1)	—	1,598,881	1,655,146	—
Unvested RSUs (2)	11,799,470	11,799,470	—	7,374,822
Unvested PSUs (3)	14,336,722	12,304,704	12,304,704	9,757,830
Cash Severance Benefits	7,422,042	1,301,000	—	5,980,318
Total	33,558,234	27,004,054	13,959,849	23,112,970
Claudia Jaramillo
Non-Equity Incentive Compensation (1)	—	616,053	—	—
Unvested RSUs (2)	2,287,604	2,287,604	—	228,774
Unvested PSUs (3)	1,951,047	729,035	—	—
Cash Severance Benefits	1,955,956	1,500,000	—	1,955,956
Total	6,194,606	5,132,691	—	2,184,730
Kevin C. Berryman
Non-Equity Incentive Compensation (1)	—	946,000	—	—
Unvested RSUs (2)	8,677,032	8,677,032	—	6,265,487
Unvested PSUs (3)	6,053,394	3,886,286	—	2,669,725
Cash Severance Benefits	2,819,037	1,722,000	—	2,819,037
Total	17,549,464	15,231,318	—	11,754,249
Stephen A. Arnette
Non-Equity Incentive Compensation (1)	—	540,000	—	—
Unvested RSUs (2)	1,257,438	1,257,438	—	424,242
Unvested PSUs (3)	1,450,973	725,862	—	289,387
Cash Severance Benefits	1,679,960	2,700,000	—	1,679,960
Total	4,388,371	5,223,300	—	2,393,589
Joanne E. Caruso
Non-Equity Incentive Compensation (1)	—	769,999	797,095	—
Unvested RSUs (2)	2,221,947	2,221,947	—	871,007
Unvested PSUs (3)	3,157,682	1,980,994	1,980,994	1,272,747
Cash Severance Benefits	2,301,301	700,000	—	2,301,301
Total	7,680,930	5,672,940	2,778,088	4,445,055
Patrick X. Hill
Non-Equity Incentive Compensation (1)	—	595,869	—	—
Unvested RSUs (2)	1,659,431	1,659,431	—	609,882
Unvested PSUs (3)	2,333,115	1,418,800	—	890,012
Cash Severance Benefits	1,814,127	966,300	—	1,814,127
Total	5,806,673	4,640,399	—	3,314,021

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(1)	The amount of annual incentive compensation that would be paid to the NEOs assuming a termination of employment as of September 29, 2023.
(2)

Under the Stock Incentive Plan, the amount that would be earned related to unvested RSUs as of September 29, 2023. Value is computed by using the $136.50 closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History on September 29, 2023.

(3)

Under the Stock Incentive Plan, the amount that would be earned related to unvested PSUs as of September 29, 2023. Upon a qualifying termination of employment during the 2-year period following a change in control, outstanding PSUs would vest and be earned based on actual performance at the time of the qualifying termination of employment. Upon death or disability, PSUs would remain outstanding and became earned based on actual performance at the end of the performance period. For all NEOs, upon an involuntary termination of employment without cause, in the absence of a change in control, PSUs that are scheduled to vest within the 9-month period following the date of termination will remain outstanding and become earned based upon actual performance, as provided for in the Executive Severance Plan. For purposes of the amounts reported in the table, we applied actual performance achievement results for the most recently completed 3-year performance period, and for all other outstanding PSUs we applied the forecasted performance achievement results. We then multiplied such number of PSUs by the $136.50 closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History on September 29, 2023.

(4)

In the event of a qualifying involuntary termination during the 2-year period following a change in control (as defined in the Executive Severance Plan), all NEOs receive the following benefits under the Executive Severance Plan: (1) a lump sum cash payment equal to 2 times (for the CEO and the Executive Chair) or 1 times (for the other NEOs) the sum of the participant’s (x) base salary and (y) target annual incentive award; (2) a lump sum cash payment equal to the participant’s annual incentive award based on actual performance, pro-rated based on the number of days the participant was employed during the fiscal year of termination; and (3) a lump sum cash payment equal to 2 times (for the CEO) or 1 times (for the other NEOs) the sum of (x) the annual COBRA premium for continued participation in the Company’s group health plans and (y) the annual fee for continued receipt of financial advisory services. In addition, the participant’s unvested and outstanding equity awards will vest in full, with PSUs vesting based on actual performance as of the date of such qualifying termination of employment.

(5)

In the event of a termination of employment due to death or disability, the NEOs will receive the following benefits: (i) an amount equal to the NEO’s target annual incentive award, prorated for the number of days worked during the fiscal year, and (ii) accelerated vesting of all outstanding options and RSUs, and outstanding PSUs will remain outstanding and become earned based on actual performance at the end of the applicable performance period, prorated for the number of days worked during the vesting period. Additionally, in the event of the NEO’s death, the U.S.-based NEOs will receive a life insurance amount, as elected by the NEO, and Mr. Hill will receive up to 1,500,000 AUD as part of the Death & Total and Permanent Disablement benefit automatically provided to all Australian employees via their Superannuation (pension) fund contributions. This amount has been converted from AUD to USD using the actual average exchange rate in September 2023 (1 AUD = 0.6442 USD).

(6)

None of the NEOs, other than Mr. Demetriou and Ms. Caruso, qualifies for “Retirement” benefits. Upon retirement, Mr. Demetriou and Ms. Caruso would be eligible to receive their fiscal 2023 LPP payment based on actual performance. In addition, Mr. Demetriou and Ms. Caruso’s outstanding PSUs would remain outstanding and become earned based on actual performance at the end of the applicable performance period, prorated for the number of days worked during the vesting period.

(7)

In the event of a qualifying involuntary termination of employment unrelated to a change in control, all NEOs receive the following benefits under the Executive Severance Plan: (1) a lump sum cash payment equal to 1.5 times (for the CEO and the Executive Chair) or 1 times (for the other NEOs) the sum of the participant’s (x) base salary and (y) target annual incentive award; (2) a lump sum cash payment equal to the participant’s annual incentive award based on actual performance, pro-rated based on the number of days the participant was employed during the fiscal year of termination, and (3) a lump sum cash payment equal to 1.5 times (for the CEO and the Executive Chair) or 1 times (for the other NEOs) the sum of (x) the annual COBRA premium for continued participation in the Company’s group health plans and (y) the annual fee for continued receipt of financial advisory services. In addition, the participant’s unvested and outstanding equity awards that are scheduled to vest within the 9-month period following the date of termination will continue to vest in accordance with their original vesting schedule, but the NEOs do not recognize any value for these at the time of separation.

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Equity Compensation Plan Information

The following table presents certain information about our equity compensation plans as of September 29, 2023:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights (Column A)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (Column B)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding Securities Reflected in Column A) (Column C)

Equity compensation plans approved by shareholders (1)	118,350	$47.22	3,237,463

Equity compensation plans not approved by shareholders	—	—	—

Total	118,350	$47.22	3,237,463

(1)

The number in Column A excludes purchase rights accruing under the Jacobs Solutions Inc. 1989 Employee Stock Purchase Plan, as amended and restated (the ESPP), our broad-based, shareholder-approved employee stock purchase plan. This plan gives employees the right to purchase shares at an amount and price that are not determinable until the end of the specified purchase periods, which occur monthly. Our shareholders have authorized a total of 31.0 million shares of common stock to be issued through the ESPP. From the inception of the ESPP through September 29, 2023, a total of 28.5 million shares have been issued, leaving 2.4 million shares of common stock available for future issuance at that date.

Pay Ratio

The following table sets forth the ratio of our CEO’s total compensation to that of our median employee for fiscal 2023.

CEO total annual compensation	$9,484,157

Median Employee total annual compensation	91,465

Ratio of CEO to Median Employee total annual compensation	104 to 1

SEC rules for identifying the median employee and calculating the pay ratio allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported above may not be comparable to the pay ratio reported by other companies, as other companies may have utilized different methodologies and have different employment and compensation practices. The pay ratio above is a reasonable estimate calculated in a manner consistent with SEC rules, as well as the methodology described below.

To calculate the fiscal 2023 CEO pay ratio, we used the same median employee that we used for purposes of calculating the CEO pay ratio for fiscal 2022, as there has been no material change in our employee population, employee compensation programs or the median employee compensation that we believe would significantly impact the CEO pay ratio. We calculated such median employee’s total annual compensation in the same manner as we calculated our CEO’s total annual compensation in the Summary Compensation Table on page 55. As we had two different CEOs during fiscal 2023, for purposes of calculating the ratio, we took the total compensation of each of Mr. Demetriou and Mr. Pragada, prorated in each case for the percentage of the year that they served in the CEO role, and combined those amounts.

64	| 2024 Proxy Statement

Pay-versus-Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K
under the Securities Act, we are providing the following information about the relationship between “Compensation Actually Paid,” (herein referred to as “CAP”) to our CEO and our other NEOs as compared to the Company’s total shareholder return (“TSR”), the TSR of our selected peer group, our GAAP net income, and our company-selected performance measure, Adjusted EPS.
For further information concerning the Company’s performance-based approach to executive compensation and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis.”
2023 Pay vs. Performance Table
The following table shows the past three fiscal years’ of SCT pay, CAP, our cumulative TSR, the cumulative TSR of our performance peers over the same period, our Net Income, and our Adjusted EPS. As the table below demonstrates, there is a strong relationship between our financial outcomes, particularly TSR, and CAP to PEOs and the average of CAP to the remaining NEOs. The Compensation Committee believes this illustrates that the Company’s pay-for-performance
approach is working as designed.

Year	Summary Compensation Table Total for CEO (Demetriou) (1)	Compensation Actually Paid to CEO (Demetriou) (1) (3)	Summary Compensation Table Total for CEO (Pragada) (2)	Compensation Actually Paid to CEO (Pragada) (2) (3)	Average Summary Compensation Table Total for Other NEOs (4)	Average Compensation Actually Paid to Other NEOs (3) (4)	Value of Initial Fixed $100 Investment Based On:		Net Income (6) ($MM)	Adj. EPS (7)
							Jacobs TSR (5)	Peer Group TSR (5)

2023	$6,433,775	$16,401,745	$10,898,649	$15,676,003	$4,128,458	$7,040,687	$150	$122	$667	$7.20

2022	$14,615,521	$16,124,394	N/A	N/A	$4,242,112	$3,513,697	$119	$106	$644	$6.93

2021	$16,275,230	$39,002,853	N/A	N/A	$6,557,631	$10,527,045	$144	$133	$477	$6.29

(1)	Fiscal 2023 compensation for Mr. Demetriou reflects his service as CEO until January 24, 2023.
(2)	Fiscal 2023 compensation for Mr. Pragada reflects his service as CEO starting January 24, 2023, and compensation received under his prior role as President and Chief Operating Officer (COO).
(3)	CAP reflects the SEC methodology, with adjustments for calculating CAP from the Summary Compensation Table values provided in the table below.
(4)	NEOs used for the average NEO for each fiscal year are as follows:
-	2023: Steve Arnette, Kevin Berryman, Joanne Caruso, Steve Demetriou, Patrick X. Hill, and Claudia Jaramillo
-	2022: Kevin Berryman, Joanne Caruso, Dawne S. Hickton, Patrick X. Hill, and Bob Pragada
-	2021: Kevin Berryman, Joanne Caruso, Dawne S. Hickton, and Bob Pragada.
(5)
Cumulative TSR is measured as of a beginning date of October 1, 2020 (i.e., September 30, 2020 stock price is the base date for calculation); and peer group TSR reflects values for the S&P 1500 IT Consulting & Other Services Index, as disclosed in our fiscal 2023 Annual Report on Form
10-K.
Both cumulative TSR and peer group TSR are calculated in the same manner as disclosed in our fiscal 2023 Annual Report on Form
10-K,
in accordance with Item 201(e) of Regulation
S-K.

(6)	Net Income reflects GAAP net income, as disclosed in our financial statements.
(7)
The Company-selected measure that we believe represents the most important financial performance measure used to link CAP for fiscal 2023 to Company performance is Adjusted EPS. Adjusted EPS is computed by dividing Adjusted Net Earnings by the weighted average number of shares of the Company’s common stock outstanding during the period. For a definition of Adjusted Net Earnings, please refer to page 47.

2024 Proxy Statement |	65

Adjustments to Calculate Compensation Actually Paid

			Equity Awards

Year	Executive	SCT Total	Deduct SCT Stock & Option Awards	Add Year-End Value of Unvested Equity Granted in Year (1)(a)	Add Change in Value of Unvested Awards Granted in Prior Years	Add Change in Value of Vested Equity Granted in Prior Years	Total CAP

2023	CEO (Demetriou)	$6,433,775	($3,430,785)	$3,752,795	$4,874,636	$4,771,324	$16,401,745
	CEO (Pragada)	$10,898,649	($7,939,420)	$8,679,489	$2,658,793	$1,378,492	$15,676,003
	Average NEO	$4,128,458	($2,443,650)	$2,672,056	$1,503,269	$1,180,555	$7,040,687

2022	CEO (Demetriou)	$14,615,521	($12,000,106)	$8,953,246	($5,496,145)	$10,051,878	$16,124,394
	Average NEO	$4,242,112	($2,690,085)	$1,663,846	($1,202,339)	$1,500,163	$3,513,697

2021	CEO (Demetriou)	$16,275,230	($11,500,101)	$14,714,972	$9,244,782	$10,267,971	$39,002,853
	Average NEO	$6,557,631	($4,550,092)	$5,540,518	$1,711,565	$1,267,423	$10,527,045

(1)	The fair value amounts were computed in a manner consistent with the fair value methodology used to account for share-based payments in the Company’s financial statements.
Relationship Between CAP and Certain Performance Measures
The Pay versus Performance table above and the charts below illustrate the following:

•
CAP to our CEO (former and current) and average NEO has generally tracked with our TSR performance. This alignment reflects the design choices of our compensation program that include a mix of equity incentives. Additionally, CAP values reflect changes in the value of executives’ outstanding equity holdings that fluctuate with changes in our stock price.

-
While our stock price increased in 2023, CAP stayed flat for the CEO because Mr. Demetriou migrated from the CEO position to become Executive Chair, and Mr. Pragada became CEO this year after formerly being President and COO. CAP for our non-CEO
NEOs increased in 2023 along with TSR.

-
Jacobs’ TSR has outperformed the Pay versus Performance comparator group, the S&P 1500 IT Consulting & Other Services Index, over the
3-year
period and in the latest year. However, our stock price, like that of our sector, declined in 2022, driving CAP down that year.

•
CAP and GAAP Net Income and EPS do not move in line with one another year-over-year given the accounting impact of items such as costs associated with restructuring activities, gains or losses from discontinued operations, or other unusual items. Unlike TSR, which is a forward-looking measure that directly impacts the value of unvested awards, CAP is expected to move with Net Income and EPS over time, but not necessarily year by year.

66	| 2024 Proxy Statement

Unranked List of the Company’s Most Important Financial Performance Metrics
The table below lists our most important performance measures used to link CAP to our NEOs to company performance over the fiscal year ending September 30, 2023. These measures are used to determine payouts for our annual and long-term incentive plans. For more information on our incentive plan measures and goals, refer to “Compensation Discussion & Analysis.” The performance measures included in this table are not ranked by relative importance.

Most Important Financial Performance Metrics

Adjusted EPS

Adjusted Operating Profit

ROIC

2024 Proxy Statement |	67

PROPOSAL NO. 3 — APPROVAL OF AMENDMENT OF THE COMPANY CHARTER TO PROVIDE FOR SENIOR OFFICER EXCULPATION

What are You Voting on?

Article 14 of the Company’s Amended and Restated Certificate of Incorporation (the “Company Charter”) currently exculpates the Company’s directors from personal liability for monetary damages associated with breaches of the duty of care, to the extent permitted by the Delaware General Corporation Law (the “DGCL”).

The State of Delaware, which is the Company’s state of incorporation, recently amended Section 102(b)(7) of the DGCL to allow Delaware corporations to exculpate certain senior officers, in addition to its directors, for certain fiduciary duty breaches. For both directors and officers, exculpation is not permitted for breaches of the duty of loyalty, acts or omissions not in good faith or those that involve intentional misconduct or a knowing violation of law, or any transaction in which the director or senior officer derived an improper personal benefit. In addition, for senior officers, amended Section 102(b)(7) only permits exculpation for direct claims brought by shareholders (as opposed to derivative claims made by shareholders on behalf of the company, with respect to which exculpation of senior officers is not permitted).

In light of this legislative update, shareholders will be presented with a proposal at the Annual Meeting to amend the Company Charter to align with current Delaware law to permit the exculpation of its senior officers from monetary liability from certain breaches of fiduciary duty in limited circumstances (such amendment, the “Officer Exculpation Amendment”). If the Officer Exculpation Amendment is adopted, the Company’s senior officers, in addition to the Company’s directors, would be exculpated from monetary liability for certain fiduciary duty breaches, solely to the extent permitted under Section 102(b)(7) of the DGCL.

The Board believes it is important to amend the current Company Charter to provide exculpation to the Company’s senior officers to the extent permitted by the DGCL for the following reasons:

•	To enhance the ability of the Company’s senior officers to make decisions that will maximize the Company’s value;

•	To allow the Company’s senior officers to more freely exercise their independent business judgment to advance the goals of the Company and maximize value for the Company’s shareholders; and

•	To maintain our ability to attract and retain highly qualified officer candidates, which may be adversely impacted if other companies adopt officer exculpation provisions and we do not follow suit.

Accordingly, the Board unanimously supports the Officer Exculpation Amendment and believes that the proposal to amend the Company Charter to permit senior officer exculpation is advisable and in the best interests of the Company and its shareholders.

What is the Voting Requirement?

The affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting is necessary to approve this proposal to amend the Company Charter to adopt the Officer Exculpation Amendment. Abstentions and broker nonvotes have the same effect as a vote against the proposal.

The Board of Directors unanimously recommends that you vote FOR the amendment of the Company Charter to provide for senior officer exculpation.

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Background

Article 14 of the Company Charter currently exculpates the Company’s directors from personal liability for monetary damages associated with breaches of the duty of care, to the extent permitted by the DGCL. The State of Delaware, which is the Company’s state of incorporation, recently amended Section 102(b)(7) of the DGCL to allow Delaware corporations to exculpate certain senior officers, in addition to its directors, for certain fiduciary duty breaches. Under amended Section 102(b)(7), officers eligible for exculpation include (i) a company’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer, (ii) any named executive officer identified in the company’s filings with the SEC, or (iii) any other officer who has consented to service of process in Delaware by written agreement. For both directors and officers, exculpation is not permitted for breaches of the duty of loyalty, acts or omissions not in good faith or those that involve intentional misconduct or a knowing violation of law, or any transaction in which the director or senior officer derived an improper personal benefit. In addition, for senior officers, amended Section 102(b)(7) only permits exculpation for direct claims brought by shareholders (as opposed to derivative claims made by shareholders on behalf of the Company, with respect to which exculpation of senior officers is not permitted).

In light of this legislative update, shareholders will be presented with a proposal at the Annual Meeting to adopt the Officer Exculpation Amendment in order to align with current Delaware law to permit the exculpation of its senior officers from monetary liability from certain breaches of fiduciary duty in limited circumstances. If the Officer Exculpation Amendment is adopted, the Company’s senior officers, in addition to the Company’s directors, would be exculpated from monetary liability for certain fiduciary duty breaches, solely to the extent permitted under Section 102(b)(7) of the DGCL.

This description of the Officer Exculpation Amendment is a summary and is qualified in its entirety by the full text of the Officer Exculpation Amendment, which is attached to this proxy statement as Appendix A. If approved, we intend to file the proposed Officer Exculpation Amendment with the Delaware Secretary of State as soon as practicable following the Annual Meeting.

Reasons for Voting for the Proposal

The Board believes it is important to provide exculpation to the Company’s senior officers to the extent permitted by the DGCL. This protection has long been afforded to directors and, as Delaware law now allows exculpation to be extended to certain senior officers, the Board believes that aligning the Company Charter with current Delaware law will enhance the ability of the Company’s senior officers to make decisions that will maximize the Company’s value. Like our directors, senior officers are often called upon to respond to crucial and time-sensitive challenges and opportunities, which, in the current litigious environment, carry a substantial risk of claims, actions, suits or proceedings that will require the Company’s time and resources to address, regardless of the merit of the claims.

Adopting an exculpation provision that aligns with amended Section 102(b)(7) of the DGCL would allow the Company’s senior officers to more freely exercise their independent business judgment to advance the goals of the Company and maximize value for the Company’s shareholders. Even with exculpation, senior officers still would not be protected from liability for breaches of the duty of loyalty, acts or omissions not in good faith or those that involve intentional misconduct or a knowing violation of law, or any transactions in which a director or senior officer derived an improper personal benefit.

In addition, many other companies have updated their charters to align with amended Section 102(b)(7) and provide officer exculpation, and we expect other companies will follow suit. The Board believes that our ability to attract and retain highly qualified officer candidates may be adversely impacted if we do not similarly do so.

For these reasons, the Board unanimously supports the Officer Exculpation Amendment and believes that the proposal to amend the Company Charter to permit senior officer exculpation is advisable and in the best interests of the Company and its shareholders.

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PROPOSAL NO. 4 — APPROVAL OF AMENDMENT OF THE JEGI CHARTER TO REMOVE THE PASS-THROUGH VOTING PROVISION

What are you voting on?

In August 2022, the Company implemented a public holding company structure pursuant to which Jacobs Engineering Group Inc. (“JEGI”) became a wholly owned subsidiary of the Company (the “Holding Company Reorganization”). As required by Section 251(g) of the DGCL, JEGI’s Amended and Restated Certificate of Incorporation (the “JEGI Charter”) was amended in connection with the Holding Company Reorganization to provide that all acts or transactions involving JEGI, other than the election or removal of directors, that require the approval of the Company as JEGI’s sole stockholder will also require the approval of the Company’s stockholders by the same vote as is required by the DGCL and the JEGI Charter (the “Pass-Through Voting Provision”).

Absent a provision like the Pass-Through Voting Provision, there is no general requirement under Delaware law that shareholders of a parent entity be given the right to vote on transactions involving the parent entity’s wholly-owned subsidiaries. However, the Pass-Through Voting Provision gives the Company’s shareholders direct voting rights with respect to matters affecting JEGI that would otherwise only require the approval of the Company as JEGI’s sole shareholder, such as changing JEGI’s domicile, converting JEGI to a limited liability company, a merger, including an internal merger of JEGI and one of the Company’s other subsidiaries, or an amendment to the JEGI Charter. Scheduling a vote of the Company’s shareholders for such matters would cause significant delays to the completion of the desired actions and add substantially to their cost. This additional requirement would also create a substantial administrative burden for both companies and restricts the Company’s flexibility to realize the desired effects of the Holding Company Reorganization.

It is also very uncommon for shareholders of a public holding company to have direct voting rights as to matters that affect only subsidiaries of the holding company. By removing the Pass-Through Voting Provision in the JEGI Charter, the Company will be able to approve all of JEGI’s corporate actions without a special vote of the Company’s shareholders, thereby allowing the Company the flexibility and efficiency currently realized by nearly all other companies who operate under a holding company structure. As such, at the Annual Meeting, shareholders will be presented with a proposal to amend the JEGI Charter to remove the Pass-Through Voting Provision (such amendment, the “JEGI Charter Amendment”).

For these reasons, the Board unanimously supports the JEGI Charter Amendment and believes that the proposal to amend the JEGI Charter to remove the Pass-Through Voting Provision is advisable and in the best interests of the Company and its shareholders.

What is the vote requirement?

The affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting is necessary to approve this proposal to adopt the JEGI Charter Amendment to remove the Pass-Through Voting Provision. Abstentions and broker nonvotes have the same effect as a vote against the proposal.

The Board of Directors unanimously recommends that you vote FOR the amendment of the JEGI Charter to remove the Pass-Through Voting Provision.

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Background

On August 29, 2022, the Company completed Holding Company Reorganization pursuant to Section 251(g) of the DGCL. As a result of the Holding Company Reorganization, JEGI became a direct, wholly- owned subsidiary of the Company and the Company replaced JEGI as the public company trading on the New York Stock Exchange under the ticker symbol “J”.

As required by Section 251(g) of the DGCL, in connection with the Holding Company Reorganization, the JEGI Charter was amended to, among other things, add the Pass-Through Voting Provision, which provides that all acts or transactions involving JEGI, other than the election or removal of directors, that require the approval of the Company as JEGI’s sole shareholder will also require the approval of the Company’s shareholders by the same vote as is required by the DGCL and the JEGI Charter. Accordingly, the Pass-Through Voting Provision gives the Company’s shareholders direct voting rights with respect to matters affecting JEGI that would otherwise only require the approval of the Company as JEGI’s sole shareholder.

Absent a provision like the Pass-Through Voting Provision, there is no general requirement under Delaware law that shareholders of a parent entity be given the right to vote on transactions involving the parent entity’s wholly-owned subsidiaries. Elimination of the Pass-Through Voting Provision would allow the Company, as JEGI’s sole shareholder, to approve certain corporate acts relating to JEGI without the additional approval of the Company’s shareholders.

The Pass-Through Voting Provision, which will be removed from the JEGI Charter if this proposal is approved by the Company’s shareholders, reads as follows:

“Any act or transaction by or involving the Corporation, other than the election or removal of directors of the Corporation, that, if taken by the Corporation immediately prior to the effective time of the merger of JSI Merger Sub Inc., a Delaware corporation, with and into the Corporation (the “Merger Effective Time”), would have required, for its adoption under the DGCL or under the certificate of incorporation or bylaws of the Corporation immediately prior to the Merger Effective Time, the approval of the stockholders of the Corporation, shall, pursuant to Section 251(g)(7)(A) of the DGCL, require, in addition to approval of the stockholders of the Corporation, the approval of the stockholders of Jacobs Solutions Inc., a Delaware corporation (or any successor by merger), by the same vote as would have been required by the DGCL and/or by the certificate of incorporation or bylaws of the Corporation immediately prior to the Merger Effective Time.”

This description of the proposed JEGI Charter Amendment is a summary and is qualified in its entirety by the full text of the JEGI Charter Amendment, which is attached to this proxy statement as Appendix B. If approved, we intend to file the proposed JEGI Charter Amendment with the Delaware Secretary of State as soon as practicable following the Annual Meeting.

Reasons for Voting for the Proposal

The Pass-Through Provision requires JEGI to take a vote of the Company’s shareholders, in addition to obtaining the vote of the Company as its sole shareholder, before JEGI may take certain actions requiring shareholder approval, such as a change in JEGI’s domicile, the conversion of a JEGI into a limited liability company (which can facilitate intercompany transactions), a merger involving JEGI, including an internal merger of JEGI and one of the Company’s other subsidiaries, or an amendment to the JEGI Charter. This additional requirement creates a substantial administrative burden for both companies and results in the loss of the flexibility and efficiency normally associated with a public holding company structure.

Scheduling a vote of the Company’s shareholders, whether at a regular annual shareholder meeting or at a special meeting, would cause significant delays to the completion of desired actions relating to JEGI and add substantially to their cost. Removing the Pass-Through Voting Provision would eliminate such delay and added cost and allow the Company to realize the desired effects of the Holding Company Reorganization by providing maximum flexibility and efficiency to the Company under the existing holding company structure.

2024 Proxy Statement |	71

Removing the Pass-Through Voting Provision will also put the Company in the same position as substantially all other public holding companies that operate through multiple subsidiaries. It is very uncommon in business organizations that operate in a public holding company structure for the shareholders of the holding company to have direct voting rights as to matters that affect only subsidiaries of the holding company. By removing the Pass-Through Voting Provision, the Company would be able to approve all of JEGI’s corporate actions without a special vote of the Company’s shareholders, thereby gaining the flexibility and efficiency currently realized by nearly all other companies who operate under a public holding company structure, which is critical for operating a public holding company effectively.

For these reasons, the Board unanimously supports the JEGI Charter Amendment and believes that the proposal to amend the JEGI Charter to remove the Pass-Through Voting Provision is advisable and in the best interests of the Company and its shareholders.

Impact on Shareholder Rights

If the proposed JEGI Charter Amendment is approved by the Company’s shareholders and effected, then the Pass-Through Voting Provision would be removed from the JEGI Charter, and the Company would no longer be required to obtain the additional approval of the Company’s shareholders for acts or transactions by or involving JEGI as is currently required by the Pass-Through Voting Provision. However, shareholders of the Company would still have the right to vote on matters relating to the Company, such as a merger or consolidation of the Company, a sale of all or substantially all of the Company’s assets, amendments to the Company’s certificate of incorporation, or any other acts or transactions requiring the approval of the Company’s shareholders under applicable law. As such, following the removal of the Pass-Through Provision from the JEGI Charter, shareholders of the Company will continue to have the voting rights typically provided to shareholders of a public holding company by Delaware law.

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PROPOSAL NO. 5 — RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

What are You Voting on?

The Audit Committee has appointed Ernst & Young LLP (“EY”) to audit the consolidated financial statements of the Company as of September 27, 2024, and for the fiscal year then ended. At the Annual Meeting, shareholders will be asked to ratify the appointment of EY.

The Audit Committee’s decision to re-appoint our independent auditor was based on the following considerations:

•   EY’s integrity and independence, including the rotation of a new audit partner for fiscal 2021

•   EY’s competence and its compliance with regulations

•   EY’s global capabilities and technical expertise

•   EY’s business acumen, value-added benefit, continuity and consistency, and technical and core competency provided by the engagement team

•   EY’s knowledge of the Company’s operations and the industries and markets in which the Company operates

•   The effectiveness of EY’s processes, including its quality control, timeliness and responsiveness, and communication and interaction with the Company’s leadership

•   EY’s efforts toward efficiency, including with respect to process improvements and fees

The Company is not required to submit the selection of the independent registered public accounting firm to shareholders for approval but is doing so as a matter of good corporate governance. If the appointment of EY is not ratified by a majority of the shares of common stock present, in person, via the virtual meeting platform or by proxy, at the Annual Meeting and entitled to vote, then the Audit Committee will consider the appointment of other independent auditors whose selection for any period subsequent to the Annual Meeting will be subject to ratification by the shareholders at the 2025 Annual Meeting.

Representatives of EY are expected to attend the Annual Meeting in person, will have an opportunity to make a statement and are expected to be available to respond to appropriate questions.

What is the Voting Requirement?

The affirmative vote of a majority of the shares of common stock present, in person, via the virtual meeting platform or by proxy, at the Annual Meeting and entitled to vote is necessary to ratify the appointment of EY as the Company’s independent registered public accounting firm for the fiscal year ending September 27, 2024.

Abstentions have the same effect as a vote against the proposal.

The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending

September 27, 2024.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee hereby reports as follows:

1.

Management has primary responsibility for the accuracy and fairness of the Company’s consolidated financial statements as well as the processes employed to prepare the financial statements, and the system of internal control over financial reporting.

2.

The Audit Committee represents the Board of Directors in discharging its responsibilities relating to the Company’s accounting, financial reporting, financial practices and system of internal controls. As part of its oversight role, the Audit Committee has reviewed and discussed with the Company’s management the Company’s audited consolidated financial statements included in its 2023 Annual Report on Form 10-K.

3.

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the work of the Company’s independent registered public accounting firm, Ernst & Young LLP (EY) and for periodically reviewing and evaluating the performance of the lead audit partner, as well as overseeing the required rotation of EY’s lead audit partner. EY has served as the Company’s independent registered public accounting firm since 1987.

4.

The Audit Committee has discussed with the Company’s internal auditors and EY the overall scope of and plans for their respective audits. The Audit Committee has met with the internal auditors and EY, separately and together, with and without management present, to discuss the Company’s financial reporting processes and system of internal control over financial reporting in addition to those matters required to be discussed with the independent auditors under the rules adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

5.

The Audit Committee has received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with EY their independence.

6.

The Audit Committee has adopted pre-approval policies and procedures for certain audit and non-audit services which EY provides. In developing these policies and procedures, the Audit Committee considered the need to ensure the independence of EY while recognizing that in certain situations EY may possess both the technical expertise and knowledge of the Company to best advise the Company on issues and matters in addition to accounting and auditing. The policies and procedures adopted by the Audit Committee allow the pre-approval by the Audit Committee of certain services, such as audit-related services (which include providing accounting and auditing consultation and due diligence services), and tax services (which include general tax compliance, tax consulting, tax research and planning services). The policies and procedures require that any other service, including the annual audit services and any other attestation service, be expressly and specifically approved by the Audit Committee prior to such services being performed by EY. In addition, any proposed services exceeding the pre-approved cost levels or budgeted amounts require specific pre-approval by the Audit Committee. The Audit Committee considers whether all pre-approved services are consistent with the SEC’s rules and regulations on auditor independence.

7.

Based on the review and discussions referred to in paragraphs (1) through (6) above, the Audit Committee recommended to the Board of Directors and the Board of Directors has approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2023, for filing with the SEC.

Barbara L. Loughran, Chair

Priya Abani

Manny Fernandez

Robert A. McNamara

Christopher M.T. Thompson

74	| 2024 Proxy Statement

AUDIT AND NON-AUDIT FEES

Set forth below are the fees for services rendered by our independent registered public accounting firm, EY, for the fiscal periods indicated, all of which were approved by the Audit Committee pursuant to the approval policies under “Report of the Audit Committee” described above.

Type of Fees	Description	2023	2022

Audit Fees

Consist of fees for professional services provided in connection with the annual audit of the Company’s consolidated financial statements; the reviews of the Company’s quarterly financial statements included in the Company’s reports on Form 10-Q; the rendering of an opinion pursuant to Section 404 of the Sarbanes-Oxley Act of 2002; and the services that an independent auditor would customarily provide in connection with audits of the Company’s subsidiaries, other regulatory filings, and similar engagements for each fiscal year shown, such as attest services, consents, and reviews of documents filed with the SEC.

		$11,140,227	$9,797,900

Audit-Related Fees

Consist of fees for services that are reasonably related to the performance of the audit or review of the Company’s financial statements not reported under “Audit Fees” above, including fees for the performance of audits and attest services not required by statute or regulations; audits of the Company’s employee benefit plans; due diligence activities related to mergers, acquisitions, and investments; contractor’s license compliance procedures; and accounting consultations about new accounting pronouncements and the application of generally accepted accounting principles to proposed transactions.

		$287,000	$830,600

Tax Fees (1)	Consists of (i) fees for tax compliance related to income tax, sales tax and value added tax and (ii) fees for tax consulting related to a variety of permissible tax planning and advisory services, including technical tax advice related to U.S. and international tax matters, assistance with foreign and withholding tax matters, transfer pricing documentation and assistance with tax audits.	$1,207,056	$1,831,361

All Other Fees		$0	$0

Total		$12,634,283	$12,459,861

(1)

For the fiscal years ended September 29, 2023 and September 30, 2022, fees for tax compliance services were approximately $0.8 million and $1.0 million, respectively, and fees for tax consulting services were approximately $0.4 million and $0.8 million, respectively.

What our Audit Committee considered when engaging EY for fiscal 2024:

✓	EY’s integrity and independence, including the rotation of a new audit partner for fiscal 2021

✓	EY’s competence and its compliance with regulations

✓	EY’s global capabilities and technical expertise

✓	EY’s business acumen, value-added benefit, continuity and consistency, and technical and core competency provided by the engagement team

✓	EY’s knowledge of the Company’s operations and the industries and markets in which the Company operates

✓	The effectiveness of EY’s processes, including its quality control, timeliness and responsiveness, and communication and interaction with the Company’s leadership

✓	EY’s efforts toward efficiency, including with respect to process improvements and fees

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PROPOSAL NO. 6 — SHAREHOLDER PROPOSAL REQUESTING SIMPLE MAJORITY VOTE

Mr. John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, has notified the Company that he is the beneficial owner of 60 shares of the Company’s common stock and intends to present the following proposal for consideration at the Annual Meeting. In accordance with the SEC rules, the proposal, along with the supporting statement of the shareholder proponent, is set forth below. We are not responsible for the accuracy or content of the proposal or supporting statement, which are presented as received from the shareholder proponent in accordance with SEC rules. If properly presented at the Annual Meeting by or on behalf of the shareholder proponent, our Board of Directors opposes and unanimously recommends that you vote “AGAINST” the proposal for the reasons stated in the Statement in Opposition, which directly follows the proposal. The Board will consider the voting results of this proposal in their future deliberations regarding the appropriate voting standards within the Company Charter and in the Company’s Bylaws.

Shareholder Proposal

The proposal being submitted by Mr. Chevedden to the shareholders for approval, if properly presented, is set forth below.

Proposal 6 — Simple Majority Vote

Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary, this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws.

Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice. This proposal topic also received overwhelming 98%-support at the 2023 annual meetings of American Airlines (AAL) and The Carlyle Group (CG).

With simple majority vote it will be less difficult to adopt improvements to the governance of Jacobs Solutions. Simple majority vote is a win for the Board, management and shareholders.

Please vote yes:

Simple Majority Vote – Proposal 6

Statement in Opposition to the Shareholder Proposal

The Board of Directors has given careful consideration to this proposal and does not believe that this proposal, which would require the adoption of a far reaching “majority of votes cast” standard for every corporate action, would enhance the Company’s corporate governance or be in the best interests of the Company or its shareholders. However, while the Board opposes this proposal, the Board understands that governance best practices are constantly evolving and regularly evaluates the potential benefits to shareholders of appropriate corporate governance changes. As a result, the Board and the Nominating and Governance Committee have committed to undertake a comprehensive review of the Company’s current supermajority voting provisions and to recommend appropriate changes thereto for shareholder approval at the Company’s next annual meeting.

76	| 2024 Proxy Statement

This proposal very broadly requests that every voting requirement in the Company’s Charter and Bylaws that calls for a greater than simple majority vote be replaced with a “majority of votes cast” standard. The Company’s current governance documents require the vote of a majority of the shares present and entitled to vote for all matters submitted for shareholder approval (including election of directors), except in certain limited circumstances, such as to approve certain major corporate transactions or to modify the Company’s governing documents. Under the proposed standard, however, only a “majority of the votes cast” would be required to approve such fundamental corporate actions.

The proposal’s blanket elimination of all supermajority provisions would leave our shareholders vulnerable to self-interested and potentially abusive actions proposed by small groups of large shareholders who may seek to advance their own interests over the interests of all of the Company’s shareholders. For example, if the proposal were implemented and only a quorum was present (50.1% of the Company’s outstanding shares) at a shareholders meeting, certain fundamental matters, such as amending the Company’s Bylaws, could be adopted by as little as 25.1% of the Company’s outstanding shares (or as few as four of the Company’s largest shareholders). As such, if this proposal is approved, a very small group of shareholders, who are not bound by a fiduciary duty to act in the best interests of the Company, would have the power to act in their own self-interests to the detriment of the Company and the Company’s other shareholders.

In addition, this proposal is both vague and overbroad in that it does not specify any of the provisions that the shareholder proponent is seeking to change. The Board and the Nominating and Corporate Governance Committee do not believe that indiscriminate elimination of all supermajority voting requirements and the imposition of a “majority of votes cast” standard would benefit the Company’s shareholders. Our Board is very committed to corporate governance best practices that provide ample opportunity for shareholders to express their views and they, along with the Nominating and Corporate Governance Committee, regularly consider evolving corporate governance practices of interest to our shareholders. Some of the governance protections adopted by the Company in recent years include:

•	Annual election of each member of the Board of Directors with a simple majority voting standard;

•	A director resignation policy that requires any director who does not receive the support of a majority of the votes cast for election to tender his or her resignation;

•	A clear mechanism that enables shareholders to communicate directly with the Board and an active shareholder outreach and engagement program;

•	A proxy access bylaw provision;

•	Ongoing review and refreshment of Board membership;

•	A robust lead independent director position with clearly defined duties; and

•	An annual say-on-pay vote.

Although the Board and the Nominating and Corporate Governance Committee oppose this particular proposal, they recognize that corporate governance best practices are continuously evolving. In the upcoming year, the Board and the Nominating and Corporate Governance Committee will undertake a comprehensive review, with the assistance of outside corporate governance experts, of all of the options and ramifications associated with eliminating or maintaining supermajority vote provisions in the Company’s organizational documents to determine if any of the Company’s current voting standards should be adjusted. As part of this review, the Board and Committee will also review the trends in shareholder voting on this issue, institutional investor concerns, other shareholder considerations and the current market environment. After completion of this review, the Board intends to seek approval from our shareholders for any recommended changes to the Company’s voting standards at next year’s annual meeting of shareholders (which is anticipated to be held in January 2025). The Board firmly believes this approach is in the best interest of shareholders and will ensure thoughtful consideration of each of the Company’s current supermajority requirements, in contrast to the sweeping request to replace all supermajority voting provisions with a majority of votes cast, as presented in this proposal.

The Board strongly urges an AGAINST vote on this blanket proposal that would give a small minority of shareholders the ability to approve fundamental corporate transactions at a meeting where the Company

2024 Proxy Statement |	77

experiences low voter turnout or significant abstentions. Instead, the Board believes that its upcoming, targeted review of the Company’s supermajority provisions will better serve the best interests of the Company and its shareholders. Accordingly, the Board strongly recommends that our shareholders vote against this proposal.

The Board of Directors unanimously recommends that you vote AGAINST the shareholder proposal requesting a simple majority vote.

78	| 2024 Proxy Statement

SECURITY OWNERSHIP

The following tables, based in part upon information supplied by officers and directors and certain shareholders, sets forth certain information regarding the beneficial ownership of the Company’s common stock as of the Record Date, by (1) all those persons known by the Company to be beneficial owners of more than 5% of the outstanding shares of common stock, (2) each director and nominee for director, (3) each NEO, and (4) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of these shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Security Ownership of Certain Beneficial Owners

Name and Address	Amount and Nature of Ownership of Beneficial Ownership		Percentage of Class (1)
The Vanguard Group	14,202,288	(2)	11.24%
100 Vanguard Blvd. Malvern, PA 19355
Blackrock, Inc.	7,916,603	(3)	6.27%
55 East 52nd Street New York, NY 10055
State Street Corporation	7,803,020	(4)	6.18%
State Street Financial Center One Lincoln Street Boston, MA 02111
Capital World Investors	7,720,478	(6)	6.11%
333 South Hope Street, 55th Floor Los Angeles, CA 90071

(1)	Calculated based on Rule 13d-3(d)(1)(i) using the number of shares of common stock outstanding as of the Record Date.
(2)

Based solely on the information set forth in a Schedule 13G/A filed by The Vanguard Group Inc. with the SEC on February 9, 2023. Based on such filing, The Vanguard Group Inc. has shared dispositive power with respect to 490,813 shares, sole dispositive power with respect to 13,711,475 shares, and shared voting power with respect to 161,019 shares.

(3)

Based solely on the information set forth in a Schedule 13G filed by Blackrock, Inc. with the SEC on February 1, 2023. Based on such filing, Blackrock, Inc. has sole dispositive power with respect to 7,916,603 shares, and sole voting power with respect to 7,266,942 shares.

(4)

Based solely on the information set forth in a Schedule 13G filed by State Street Corporation with the SEC on February 8, 2023. Based on such filing, State Street has shared dispositive power with respect to 7,798,794 shares, and shared voting power with respect to 7,238,194 shares.

(5)

Based solely on the information set forth in a Schedule 13G/A filed by Capital World Investors on February 13, 2023. Based on such filing, Capital World Investors has sole voting power and sole dispositive power with respect to 7,720,478 shares.

2024 Proxy Statement |	79

Security Ownership of Directors, Nominees and Management

Name	Number of Shares of Common Stock	Number of Shares of Common Stock Relating to Unexercised Stock Options (1)	Total Number of Shares Beneficially Owned	Percent of Class (2)

Independent Directors (3)

Priya Abani	3,248	—	3,248	*

General Vincent K. Brooks	5,560	—	5,560	*

General Ralph E. Eberhart	26,754	10,500	37,254	*

Manny Fernandez	5,244	—	5,244	*

Georgette D. Kiser	8,008	—	8,008	*

Barbara L. Loughran	8,008	—	8,008	*

Robert A. McNamara	14,123	—	14,123	*

Louis V. Pinkham	—	—	—	*

Peter J. Robertson (4)	57,182	7,000	64,182	*

Julie A. Sloat	—	—	—	*

Christopher M.T. Thompson (5)	44,682	10,500	55,182	*

Named Executive Officers (6)

Robert V. Pragada	168,980	—	168,980	*

Steven J. Demetriou (7)	557,867	—	557,867	*

Claudia Jaramillo	6,644	—	6,644	*

Kevin C. Berryman	180,523	17,000	197,523	*

Stephen A. Arnette	13,135	—	13,135	*

Joanne E. Caruso	50,154	—	50,154	*

Patrick X. Hill	55,568	—	55,568	*

All directors and executive officers as a group	1,241,359	45,000	1,286,359	1%

* Less than 1%

(1)	Includes only those unexercised options that are exercisable or will become exercisable within 60 days of the Record Date.
(2)

Calculated based on Rule 13d-3(d)(1)(i) using the number of shares of common stock outstanding as of the Record Date and the relevant number of shares of common stock issuable upon exercise of stock options which are exercisable or will be exercisable within 60 days of the Record Date.

(3)

For independent directors, includes common stock that has vested but will not distribute until such director retires or otherwise leaves the Board and common stock issuable upon RSUs that vest within 60 days of the Record Date.

(4)	Mr. Robertson shares voting and dispositive power with his spouse as to 12,000 shares that are held in a living trust.
(5)	Mr. Thompson shares voting and dispositive power with his spouse as to 10,000 shares that are held in a living trust.
(6)	Amounts do not include RSUs granted to our NEOs that will not vest within 60 days of the Record Date.
(7)	Includes 19,550 shares held by Mr. Demetriou’s spouse.

80	| 2024 Proxy Statement

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC and the NYSE the initial reports of ownership and reports of changes in ownership of common stock and the other equity securities of the Company. Officers, directors and greater than 10% of the shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them.

To the Company’s knowledge, based solely on a review of the copies of such filings on file with the Company and written representations from its directors and executive officers, all Section 16(a) filing requirements applicable to the Company’s directors, officers and greater than 10% of beneficial owners were complied with on a timely basis during fiscal 2023, except for one Form 4 filed on February 24, 2023 for Ralph E. Eberhart, which was filed one day late due to an administrative error by the Company’s third party administrator, and one Form 4 filed on June 21, 2023 for Steven J. Demetriou, which was filed one day late due to an administrative error.

EXECUTIVE OFFICERS

For information about the executive officers of the Company, see Part I, Item 1—Business in the Company’s 2023 Annual Report on Form 10-K.

SHAREHOLDERS’ PROPOSALS

Only shareholders meeting certain criteria outlined in the Company’s Bylaws are eligible to submit nominations for election to the Board of Directors or to bring other proper business before an annual meeting.

In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shareholder proposals must be received by the Secretary of the Company no later than August [•], 2024 in order to be considered for inclusion in the Company’s Proxy Statement and proxy materials relating to the 2025 annual meeting of shareholders.

Pursuant to the Company’s Bylaws, a shareholder, or a group of up to 20 shareholders, owning in the aggregate at least three percent of outstanding shares of the Company’s common stock continuously for at least three years, may submit nominees for up to twenty percent of the Board, or two nominees, whichever is greater, for inclusion in the Company’s annual meeting proxy materials, subject to complying with satisfy the requirements specified in the Company Bylaws. Additionally, shareholders who wish to nominate persons for election to the Board of Director for inclusion in the proxy materials must give proper notice to the Company not later than the close of business on the 120th day, and not earlier than the opening of business on the 150th day prior to the one-year anniversary of the date (as stated in the Company’s proxy materials) that the Company’s definitive proxy statement was first delivered to shareholders in connection with the preceding year’s annual meeting. Therefore, in order to be considered for inclusion in the Company’s Proxy Statement and proxy materials relating to the 2025 annual meeting of shareholders, shareholder nominations for director must be received by the Secretary of the Company no earlier than July [•], 2024 and no later than August [•], 2024.

Shareholders who wish to nominate persons for election to the Board of Directors or bring other proper business before an annual meeting (but are not requesting inclusion in the Company’s proxy materials) must give proper notice to the Company not earlier than the opening of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, notices regarding nominations of persons for election to the Board of Directors and other proper business for consideration at the 2025 Annual Meeting (but not for inclusion in the Company’s proxy materials) must be submitted to the Company no earlier than September 26, 2024, and no later than October 26, 2024.

In addition, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2025 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act in addition to the information required under the Company’s Bylaws. A shareholder who wishes to submit a proposal or

2024 Proxy Statement |	81

nomination is encouraged to seek independent counsel about the Company’s Bylaws and SEC requirements. The Company will not consider any proposal or nomination that does not meet the Bylaws requirements and the SEC’s requirements for submitting a proposal or nomination.

Notices regarding nominations and other proper business must include certain information concerning the nominee or the proposal and the proposing stockholder and any stockholder associated person, including information regarding the ownership of common stock of the Company by such person, in each case as set forth in the Company Bylaws. Nominations or other proposals not meeting these requirements will not be entertained at the annual meeting. The Secretary of the Company should be contacted in writing at the address on the first page of this Proxy Statement to submit a nomination or bring other proper business or to obtain additional information as to the proper form of a nomination.

If timely notice of a shareholder proposal is not received by the Company, then the proxies named on the proxy cards distributed by the Company for the Annual Meeting may use the discretionary voting authority granted to them by the proxy cards if the proposal is raised at the Annual Meeting, whether or not there is any discussion of the matter in the Proxy Statement. The 2025 Annual Meeting is currently expected to be held on or about January 29, 2025. It is possible that certain other deadlines would apply under either the Exchange Act rules or the Company Bylaws. If, for example, the date of our 2025 Annual Meeting differs from the anniversary of the 2024 Annual Meeting by more than the number of days specified in the Exchange Act rules or the Company’s Bylaws, as applicable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Nominating and Corporate Governance Committee is responsible for the review, approval, or ratification of “related-person transactions” involving the Company or its subsidiaries and related persons. Under SEC rules, a related person is a director, executive officer, nominee for director, or 5% shareholder of the Company, and their immediate family members. The Company has adopted written policies and procedures that apply to any transaction or series of transactions in which the Company or a subsidiary is a participant, in which the amount involved exceeds $120,000, and a related person has a direct or indirect material interest.

The Nominating and Corporate Governance Committee has determined that each of the following transactions shall be deemed to be pre-approved under the Company’s policies and procedures referenced above:

•

any transaction with another company for which a related person’s only relationship is as an employee (other than as an executive officer) if the amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenue;

•

any charitable contribution, grant, or endowment by the Company to a charitable organization, foundation, or university for which a related person’s only relationship is as an employee (other than as an executive officer) or a director, if the amount involved does not exceed the greater of $1 million or 2% of the charitable organization’s total annual receipts;

•	compensation to executive officers determined by the Compensation Committee;

•	compensation to directors as reported in the Company’s proxy statement;

•	transactions in which all security holders receive proportional benefits; and

•	transactions where the rates or charges involved are determined by competitive bids.

•

Any transaction involving related persons that exceeds $120,000 and that does not fall within the categories described above is presented to the Nominating and Corporate Governance Committee for review. The Committee determines whether the related person has a direct or indirect material interest in the transaction and may approve, rescind, or take other action with respect to the transaction in its discretion. In determining whether to approve or ratify the transaction, the Nominating and Corporate Governance Committee considers, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

82	| 2024 Proxy Statement

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you provide us with contrary instructions. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable, or if you are receiving multiple copies of such proxy materials and wish to receive only one set, please notify your broker if your shares are held in a brokerage account or the Company if you hold common stock directly. Promptly upon receiving a written or oral request, a separate copy of the proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable, will be delivered to you. Requests in writing should be addressed to the address below. Requests may also be made by calling (214) 638-0145.

Jacobs Solutions Inc.

Attention: Investor Relations

1999 Bryan Street, Suite 3500

Dallas, Texas 75201

2024 Proxy Statement |	83

ANNUAL REPORT, FINANCIAL AND ADDITIONAL INFORMATION

The Company’s annual audited financial statements and review of operations for fiscal 2023 can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2023. A copy of the 2023 Annual Report on Form 10-K is being made available to each shareholder of record on the Record Date concurrently with this Proxy Statement. You can access a copy of our 2023 Annual Report on Form 10-K on the secure website disclosed in both the Notice of Internet Availability of Proxy Materials you received and in this Proxy Statement as well as on the Company’s website at www.jacobs.com. The Company will furnish without charge a copy of the 2023 Annual Report on Form 10-K, including the financial statements and any schedules thereto, to any person following the instructions for requesting written copies of the proxy materials as set forth in the Notice of Internet Availability of Proxy Materials or to any person requesting in writing and stating that he or she was the beneficial owner of the Company’s common stock on November 27, 2023. The Company will also furnish copies of any exhibits to the 2023 Annual Report on Form 10-K to eligible persons requesting exhibits at a cost of $0.50 per page, paid in advance. The Company will indicate the number of pages to be charged for upon written inquiry. Requests should be addressed to:

Jacobs Solutions Inc.

Attention: Investor Relations

1999 Bryan Street, Suite 3500

Dallas, Texas 75201

OTHER BUSINESS

The Board of Directors does not intend to present any other business for action at the Annual Meeting and does not know of any business intended to be presented by others.

Justin C. Johnson

Senior Vice President, General Counsel and Secretary

Dallas, Texas

84	| 2024 Proxy Statement

ANNEX A

OFFICER EXCULPATION AMENDMENT

*****

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

JACOBS SOLUTIONS INC.

JACOBS SOLUTIONS INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of Delaware, does hereby certify as follows:

1.    The Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) is hereby amended by adding the following Article 20 immediately following the text of current Article 19 of the Certificate of Incorporation:

“20. An officer of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of Delaware as the same exists or may hereafter be amended. If the General Corporation Law of Delaware is amended hereafter to authorize the further elimination or limitation of the liability of officers, then the liability of an officer of the Corporation shall be eliminated or limited to the fullest extent authorized by the General Corporation Law of Delaware, as so amended. Any repeal or modification of this Article 20 shall not increase the personal liability of any officer of this Corporation for any act or occurrence taking place prior to such repeal or modification or otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. The provisions of this Article 20 shall not be deemed to limit or preclude indemnification of an officer by the Corporation for any liability of an officer that has not been eliminated by the provisions of this Article 20.”

2.    The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer on the date set forth below.

JACOBS SOLUTIONS INC.
By:
	Name:	Justin Johnson
	Title:	Secretary
Dated:

2024 Proxy Statement |	A-1

ANNEX B

JEGI CHARTER AMENDMENT

*****

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

JACOBS ENGINGEERING GROUP INC.

JACOBS ENGINEERING GROUP INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of Delaware, does hereby certify as follows:

1.    The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to remove Article 14 in its entirety, which is of no further force or effect.

2.    The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer on the date set forth below.

JACOBS ENGINGEERING GROUP INC.
By:
	Name :	Justin Johnson
	Title:	Secretary
Dated:

2024 Proxy Statement |	B-1

Notice of 2024 Annual Meeting of Shareholders & Proxy Statement

1999 Bryan Street, Suite 3500

Dallas, Texas 75201 USA

+1.214.638.0145  |  jacobs.com

Jacobs JACOBS SOLUTIONS INC. 1999 BRYAN STREET SUITE 3500 DALLAS, TX 75201 SCAN TO VIEW MATERIALS & VOTE There are three ways to vote your proxy. Your telephone or Internet vote authorizes the proxies named on the reverse side to vote the shares held in this account in the same manner as if you marked, signed and returned your proxy card. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Tuesday, January 23, 2024 for shares held directly and by 11:59 p.m. Eastern Time on Friday, January 19, 2024 for shares held in the Jacobs Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/J2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Tuesday, January 23, 2024 for shares held directly and by 11:59 p.m. Eastern Time on Friday, January 19, 2024 for shares held in the Jacobs Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V26837-P00904 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY JACOBS SOLUTIONS INC. The Board of Directors recommends a vote FOR each Nominee for Director. 1. Election of Directors For Against Abstain Nominees: 1a. Steven J. Demetriou 1b. Christopher M.T. Thompson 1c. Priya Abani 1d. General Vincent K. Brooks 1e. General Ralph E. Eberhart 1f. Manny Fernandez 1g. Georgette D. Kiser 1h. Barbara L. Loughran 1i. Robert A. McNamara 1j. Louis V. Pinkham 1k. Robert V. Pragada For Against Abstain 1l. Peter J. Robertson 1m. Julie A. Sloat The Board of Directors recommends a vote FOR Items 2, 3, 4 and 5. For Against Abstain 2. Advisory vote to approve the Company’s executive compensation. 3. To approve the amendment of the Company’s Amended and Restated Certificate of Incorporation to provide for senior officer exculpation. 4. To approve the amendment of Jacobs Engineering Group Inc.’s Amended and Restated Certificate of Incorporation to remove the pass-through voting provision. 5. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. The Board of Directors recommends a vote AGAINST Item 6. For Against Abstain 6. Shareholder Proposal - Simple Majority Vote. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. Please sign as your name(s) appear(s) on this proxy. If held in joint tenancy, all holders must sign. Trustees, administrators, etc. should include their title and authority. Corporations should provide the full name of the corporation and of the authorized officer signing this proxy. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

JACOBS SOLUTIONS INC. ANNUAL MEETING OF SHAREHOLDERS Wednesday, January 24, 2024, at 9:00 a.m., Central Standard Time Attend online at www.virtualshareholdermeeting.com/J2024 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V26838-P00904 1999 Bryan Street, Suite 3500 proxy Dallas, Texas 75201 This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders on January 24, 2024. The shares of stock held in this account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted in accordance with the Board of Directors’ recommendations and in the discretion of the proxies named below with respect to any other matters that may properly come before the Annual Meeting and all adjournments and postponements thereof. By signing the proxy, you revoke all prior proxies and appoint Robert V. Pragada, Claudia Jaramillo and Justin C. Johnson, and each of them, as proxies, each with full power of substitution, to vote the shares held in this account on the matters shown on the reverse side and any other matters which may properly come before the Annual Meeting and all adjournments or postponements thereof. Retirement Savings Plan Participants. This card also constitutes voting instructions by the undersigned participant to the trustees of Jacobs 401(k) Plus Savings Plan; the Jacobs Union 401(k) Plus Savings Plan or the Jacobs Technology Inc. Employees’ Savings Plan (collectively referred to as the Jacobs 401(k) Plans) for all shares votable by the undersigned Plan participant. The undersigned on the reverse side of this card authorizes and instructs Vanguard, as trustee of the Jacobs 401(k) Plans (“Trustee”), to vote all shares of the common stock of Jacobs Solutions Inc. allocated to the undersigned’s account under any of the Jacobs 401(k) Plans (as shown on the reverse side) at the 2024 annual meeting of shareholders, or at any adjournment thereof, in accordance with the instructions on the reverse side. The Trustee will vote the shares credited to this account in accordance with your instructions, provided the Trustee determines it can do so in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”). Pursuant to ERISA, the Trustee would only be prevented from voting the shares credited to this account in accordance with your instructions if the independent fiduciary of the Plan, State Street Global Advisors (“SSGA”), deems that following the instructions would be a violation of the trustee’s fiduciary duties. Your voting instructions must be received by January 19, 2024 at 11:59 p.m. Eastern Time. If you do not provide voting instructions or if your instructions are not received in a timely manner, SSGA will direct the Trustee, in SSGA’s discretion, how to vote these shares. All voting instructions for shares held in the Plan shall be confidential. If you vote by Phone or Internet, please do not mail your Proxy Card. See reverse for voting instructions.